Filed pursuant to Rule 424(b)(5)

Registration No. 333-287751

2,388,750 Ordinary Shares

TRYHARD HOLDINGS LIMITED

This prospectus relates to the resale of 2,388,750 Ordinary Shares by Lucens Consultancy Pte. Ltd. (“Lucens”) (the “Resale Shareholder”). We will not receive any of the proceeds from the sale of Ordinary Shares by the Resale Shareholder. Neither the Resale Shareholder nor any of the natural person(s) who control the Resale Shareholder has held any position, office or had any material relationship with the Company or any of its subsidiaries predecessors or affiliates within the past three years from the date of the filing of the registration statement.

Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. No sales of the shares covered by this prospectus shall occur until the Ordinary Shares sold in our initial public offering begin trading on the Nasdaq Capital Market. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Resale Shareholder.

On August 27, 2025, a registration statement under the Securities Act with respect to our initial public offering of Ordinary Shares was declared effective by the Securities and Exchange Commission. We received approximately US$2.2 million in net proceeds from the offering after payment of underwriting discounts and commissions and estimated expenses of the offering. The prospectus statement used in connection with the initial public offering by us of 1,067,500 Ordinary Shares and certain selling shareholders named therein (and defined below) of 457,500 Ordinary Shares is referred to here as the “Public Offering Prospectus.”

Concurrent with our initial public offering, our Ordinary Shares were listed on the Nasdaq Capital Market under the symbol “THH.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

An investment in our Ordinary Shares involves significant risks. You should carefully consider the risk factors beginning on page 11 of this prospectus before you make your decision to invest in our Ordinary Shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 28, 2025

i

ii

About this Prospectus

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Ordinary Shares is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Our functional currency and reporting currency are the Japanese yen (“JPY” or “¥”), the legal currency of Japan. The terms “dollar” or “$” refer to U.S. dollars, the legal currency of the United States. Convenience translations included in this prospectus of Japanese yen into U.S. dollars have been made at the exchange rates of ¥160.88 = $1.00, which was the foreign exchange rate on June 30, 2024, as reported by the Board of Governors of the Federal Reserve System (the “U.S. Federal Reserve”) in its weekly release on June 30, 2025. Historical and current exchange rate information may be found at https://www.federalreserve.gov/releases/h10/.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Existing Shareholders” means the existing shareholders of TryHard being Rakuyo Otsuki; Yasushi Yuki; Takami Kondo; Yoichi Hiraoka; Yuji Kawahara; Hyangdae Lee; Katsuyasu Fujita; Kayoko Ueda; Ryoko Onishi; Harunaga Umeki; Japanselect Inc.; Hong Kong Orientsummit Co., Limited; Satoshi Okuda; Atsushi Yokoyama; Nobumichi Yoshida; Yusuke Sato; Ryoji Nishimura; Akio Ota, Toshiyoshi Kojima, Try Hard Dining Co., Ltd., Aikawa Yoshiyuki; Humo Co., Ltd, T&S Corporation Co., Ltd and Future Partner’s Co., Ltd;

●	“Independent Third Party” means a person or company who or which is independent of and is not a 5.0% owner of, does not control and is not controlled by or under common control with any 5.0% owner and is not the spouse or descendant (by birth or adoption) of any 5.0% owner of our Company;

●	“Mr. Otsuki” means Mr. Rakuyo Otsuki, an executive director, chairman and shareholder of our Company holding 41.75% of our Ordinary Shares and 100% of our Series A Preferred Shares;

●	“MUSIC CIRCUS” refers to a branded music event organized by Music Circus Co.;

●	“Music Circus Co.” means Music Circus Co., Ltd., a limited liability company organized under the laws of Japan and in which our Company holds a 40% interest. The remaining 60% interest is collectively held by NEXY2.Group Corporation, SBI Holdings Inc and Risenet Co., Ltd;

●	“Nasdaq” means the Nasdaq Stock Market LLC;

●	“Ordinary Shares” means the ordinary shares of TryHard Holdings, par value $0.00002 each;

●	“SEC” means the U.S. Securities and Exchange Commission;

●	“Selling Shareholders” means Comet Moment Limited, or Comet Moment, Legend One Capital Limited, or Legend One, Mr. Men Yihe and Mr. Bon Ween Foong;

●	“TryHard Creative” means Iroha Music Co., Ltd., a company organized under the laws of Japan and an indirect wholly-owned subsidiary of our Company;

●	“TryHard” means TryHard Japan Co., Ltd., a limited liability company organized under the laws of Japan and a wholly-owned subsidiary of our Company;

●	“TryHard Holdings” means TryHard Holdings Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands;

●	“TryHard Management” means TryHard Management Co., Ltd., a company organized under the laws of Japan and an indirect wholly-owned subsidiary of our Company;

●	“TryHard Technology” means TryHard Technology Co., Ltd., a company organized under the laws of Japan and an indirect wholly-owned subsidiary of our Company; and

●	“we,” “us,” “our Company,” the “Company” or the “Group” means one or more of TryHard Holdings and its operating subsidiaries, TryHard, TryHard Creative and TryHard Technology and to the extent the context requires, Music Circus Co. as relating to MUSIC CIRCUS events.

1

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Overview

As a lifestyle entertainment company in Japan, we aim to be on the cutting edge of the entertainment industry by introducing state-of-art technology, immersive storytelling, and bespoke experiences that are multi-sensory. Our mission is to create unique entertainment experiences that captivate audiences, foster memorable connections, and leave a lasting impact. Our principal businesses comprise (i) event curation, (ii) consultancy and management services; (iii) sub-leasing of entertainment venues; and (iv) ownership and operation of restaurants.

Our innovative approach focuses on delivering immersive event curation that typically combines art, music, and technology to create unforgettable experiences. We achieve this through our expertise in designing and producing highly-customized events, such as interactive exhibitions, music festivals, live concerts, and themed parties, as we strive to cater to diverse tastes and preferences.

In addition, our consultancy and management services leverage data-driven insights to optimize venue operations and enhance customer satisfaction, with the goal to drive revenue growth. Our team of experienced professionals provides comprehensive support, including strategic planning, operational management, and marketing solutions, to help entertainment venues and restaurants achieve their full potential.

We also offer unique sub-leasing opportunities for entertainment venues, complete with tailored programming and marketing support. This enables our partners to benefit from our expertise in creating engaging experiences, while also enjoying flexible and favorable leasing terms.

Furthermore, our exceptional dining experiences are displayed through our owned and operated restaurants, bars, and food and beverage outlets. Our culinary team crafts innovative cuisine and mixology, using fresh ingredients and innovative techniques, to create memorable dining experiences.

By merging creativity, technology and hospitality expertise, we strive to redefine the entertainment landscape in Japan and beyond. Our commitment to innovation, quality, and customer satisfaction drives us to continuously push boundaries and exceed expectations.

Competitive Strengths

While the nightclub and entertainment industry are highly fragmented and competitive, we believe that the following strengths have contributed to our success and differentiated us from our competitors which we believe enables us to navigate the complex entertainment landscape with agility and expertise.

Asset-Light Model - Our asset-light operating model is a significant competitive strength, as it enables us to minimize capital expenditures, maximize scalability, and reduce risk. By leveraging this model, we can focus on delivering high-quality events and projects without being encumbered by excessive capital expenditures.

Professional Expertise - Our professional team possesses extensive industry expertise and a deep understanding of the entertainment industry. This expertise allows us to develop innovative solutions, anticipate industry trends, and deliver exceptional experiences that meet the evolving needs of our clients.

Experience: We have extensive experience and a proven track record in delivering high-quality events and projects. Our experience has equipped us with the skills and knowledge necessary to navigate complex projects and deliver exceptional results.

Efficiency: We have established a robust supply chain ecosystem, fostering collaboration and efficiency with our partners and suppliers. This ecosystem enables us to streamline our operations, reduce costs, and improve the overall quality of our events and projects.

Brand Recognition: Our reputable brand in Japan is built on trust, loyalty, and a commitment to delivering exceptional experiences. We have cultivated a customer base by consistently delivering high-quality events and projects that exceed our clients’ expectations.

Strong Japanese Presence: Our domestic expansion strategy involves strengthening our presence in Japan through strategic partnerships and potentially acquisitions, with a focus on key cities such as Tokyo, Osaka, Kyoto and Sapporo.

Uniquely Japanese Content: We partner with local businesses and organizations to create event experiences that showcase Japanese culture and we are working to develop events that integrate traditional Japanese elements, such as tea ceremonies, calligraphy, and martial arts, to appeal to domestic and international audiences.

Optimized Marketing: Our marketing strategy involves creating tailored marketing campaigns that leverage social media, email marketing, and influencer partnerships to reach our desired audience. We will also develop strategic partnerships with brands and organizations that align with our values and target audience.

Sustainability: Our sustainability strategy involves implementing eco-friendly practices that are expected by our consumer, such as reducing energy consumption and waste, and to reduce our operational costs and environmental impact. We will also partner with sustainable suppliers and vendors to reduce our carbon footprint.

Future Opportunities

Technology: To drive digital transformation, we will leverage digital technologies, such as virtual and augmented reality, to enhance customer engagement and create immersive experiences. We will also implement digital marketing strategies, such as search engine optimization and pay-per-click advertising, to increase our online presence.

Expansion Beyond Japan: We are exploring on how to expand our global presence through establishing subsidiaries or partnerships in key international markets, such as the United States, China, and Southeast Asia. We will also expand our global presence through strategic collaborations, talent acquisitions, and knowledge sharing. We intend to develop a consistent identity through international marketing, social media, and branding efforts, and will develop a consistent brand message and visual identity across all markets and platforms.

2

Challenges

The landscape in which we operate is highly competitive, with many options for consumers to choose from. Nightclubs compete with other entertainment options, such as karaoke venues, live music venues, and theme parks, as well as local bars and restaurants. We face a number of additional challenges, including the following:

-	High rent costs, particularly in the larger cities like Tokyo and Osaka, where many of our events are held;
-	Providing relevant and cutting-edge events and spaces to attract customers and changing tastes;
-	Adhering to strict regulations regarding noise levels, operating hours, and alcohol service;
-	Attracting and retaining top talent such as DJs, performers, and other staff who are essential to delivering high-quality events and experiences;
-	Implementing effective marketing and promotional tools to reach our target audiences;
-	Managing logistics and operations, including coordinating with suppliers, managing inventory, and ensuring that events take place on time and to budget;
-	Ensuring the safety and security of customers and staff by managing risk, implementing safety protocols, and responding to emergencies; and
-	The costs associated with implementing sustainability measures to reduce waste, conserve energy, and promote environmentally friendly practices throughout their operations.

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Please find below a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Business and Industry

Risks and uncertainties related to our business include, but are not limited to, the following:

●	Unpredictable Event Demand: The demand for events, whether self-produced or subcontracted, can fluctuate significantly due to economic conditions, changes in consumer preferences, and competition. If consumer interest in events declines, our revenue from event production could suffer (see the section titled “Risk Factors” of this prospectus).

●	Event Cancellations: The company’s revenue projections for self-produced events may be disrupted by external factors such as weather, public health concerns (e.g., pandemics), or venue-related issues, leading to cancellations or reduced attendance (see page 11 under the section titled “Risk Factors” of this prospectus).

●	Changes in Regulations: The nightlife and club industry is subject to stringent regulations, including licensing requirements, noise restrictions, health and safety standards, and alcohol laws. Any changes or tightening of regulations could increase operating costs or limit the ability to operate clubs profitably (see page 11 under the section titled “Risk Factors of this prospectus).

●	Operational Liabilities: Running clubs involves inherent risks such as accidents, safety violations, or security issues. Legal or reputational risks related to incidents in the clubs could result in financial liabilities or damage to our brand image (see page 11 under the section titled “Risk Factors” of this prospectus).

●	Lease Agreement Risks: In the sub-leasing business, the company assumes the risk of securing long-term tenants. If we are unable to sub-lease venues to clubs at favorable rates or if tenant clubs default on their leases, the company may still be responsible for paying rent to landlords, putting pressure on margins (see page 11 under the section titled “Risk Factors” of this prospectus).

●	Real Estate Market Fluctuations: Changes in the real estate market, including rental prices and property values, could impact our sub-leasing operations. If rental rates increase, the company may have difficulty maintaining profitable sub-leasing arrangements (see page 11 under the section titled “Risk Factors” of this prospectus).

●	Operational Challenges in Restaurants: The restaurant industry is notoriously difficult due to high operating costs, changing consumer preferences, and fluctuations in food supply costs. Any issues in restaurant operations, such as food safety incidents, poor customer reviews, or operational inefficiencies, could negatively impact revenue and profitability (see page 12 under the section titled “Risk Factors” of this prospectus).

3

●	Economic Downturns: During economic downturns, consumers often reduce discretionary spending, particularly in entertainment and dining. This could negatively impact both our club and restaurant businesses, leading to reduced traffic and sales (see page 13 under the section titled “Risk Factors” of this prospectus).

●	Reliance on Talent: Our success in both event production and club management depends heavily on securing top entertainers and talent. If the company is unable to attract high-quality performers or loses relationships with key entertainers, it could affect its ability to draw audiences and maintain profitable operations (see page 12 under the section titled “Risk Factors” of this prospectus).

●	Management Team Risk: We may be highly reliant on its key management personnel for planning and executing events and operations. If we lose key personnel, it could experience disruption in its business operations or strategic initiatives (see page 12 of this prospectus).

●	Economic Volatility: Our business is tied to discretionary consumer spending, which is often sensitive to broader economic conditions. An economic slowdown or recession could result in fewer events, lower club attendance, and reduced demand for restaurant dining, negatively affecting all of the company’s revenue streams (see page 13 under the section titled “Risk Factors” of this prospectus).

●	Inflation and Rising Costs: Rising costs for materials, labor, utilities, and food ingredients could erode profit margins in event production, club operations, sub-leasing, and restaurant management(see page 13 under the section titled “Risk Factors” of this prospectus).

●	We are exposed to risk of accidents and injuries in the course of our business that could impose significant costs and liability exposure (see page 14 under the section titled “Risk Factors” of this prospectus).

●	Our current insurance coverage may not sufficiently protect us against all the risks we are exposed to and our insurance premiums may increase (see page 14 under the section titled “Risk Factors” of this prospectus).

●	We may need to raise additional capital required to grow our business, and we may be unable to raise capital on terms acceptable to us or at all (see page 15 under the section titled “Risk Factors” of this prospectus).

●	Our executive officers have no prior experience in operating a U.S. public company, and their inability to operate the public company aspects of our business could harm us. Further, planned increases to our executive officer compensation will raise our operating costs and our failure to generate commensurately higher revenue could result in negative impacts to our financial results (see page 15 under the section titled “Risk Factors” of this prospectus).

●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected (see page 18 under the section titled “Risk Factors” of this prospectus).

Risks Relating to this Offering and our Securities

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering and our securities, including, but not limited to, the following:

●	The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may be unable to sell your shares at or above the initial public offering price (see page 16 under the section titled “Risk Factors” of this prospectus).

●	Holders of our Series A Preferred Shares will continue to have significant influence over us after this offering, including decisions that require the approval of shareholders of our Ordinary Shares (see page 17 under the section titled “Risk Factors” of this prospectus).

4

●	There has been no public market for our Ordinary Shares prior to this offering, and you may be unable to sell our Ordinary Shares at or above the price you pay for them, or at all (see page 17 under the section titled “Risk Factors” of this prospectus).

●	We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition, or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares (see page 18 under the section titled “Risk Factors” of this prospectus).

●	You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased (see page 19 under the section titled “Risk Factors” of this prospectus).

●	We will incur substantial increased costs as a result of being a public company (see page 20 under the section titled “Risk Factors” of this prospectus).

●	Substantial future sales of our Ordinary Shares, including the Ordinary Shares that are being registered for resale in this resale prospectus, could cause the price of our Ordinary Shares to decline (see page 20 under the section titled “Risk Factors” of this prospectus).

●	If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline (see page 21 under the section titled “Risk Factors” of this prospectus).

●	Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares (see page 21 under the section titled “Risk Factors” of this prospectus).

●	If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer (see page 21 under the section titled “Risk Factors” of this prospectus).

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U. S. courts may be limited, because we are incorporated under Cayman Islands law (see page 21 under the section titled “Risk Factors” of this prospectus).

●	If we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them (see page 22 under the section titled “Risk Factors” of this prospectus).

●	We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies (see page 22 under the section titled “Risk Factors” of this prospectus).

5

●	Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares (see page 23 under the section titled “Risk Factors” of this prospectus).

●	As a “controlled company” under the Nasdaq Listing Rules, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders (see page 23 under the section titled “Risk Factors” of this prospectus).

●	The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States (see page 24 under the section titled “Risk Factors” of this prospectus).

●	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders (see page 24 under the section titled “Risk Factors” of this prospectus).

●	If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences (see page 24 under the section titled “Risk Factors” of this prospectus).

●	Certain existing shareholders will be able to sell their shares after the completion of this offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Ordinary Shares (see page 25 under the section titled “Risk Factors” of this prospectus).

Corporate Information

Our principal executive offices are located at 541-0056, 2 Chome 5−19, Kyutaromachi, Chuo Ward, Osaka, Japan, and our phone number is +81 06 4708 6470. Our registered office in the Cayman Islands is located at the offices of Conyers Trust Company (Cayman) Limited, whose physical address is Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. We maintain a corporate website at https://www.tryhard.me. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

6

Corporate Structure

We are a Cayman Islands exempted company incorporated with limited liability on September 12, 2024. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act (as amended) of the Cayman Islands (the “Cayman Companies Act”).

The following diagram illustrates our corporate structure before and upon completion of this offering based on a proposed number of 1,525,000 Ordinary Shares being offered. The percentages reflect the voting ownership interests and the equity interest held by each of our Shareholders. Each holder of Ordinary Shares is entitled to one vote per Ordinary Share and each holder of Series A Preferred Share is entitled to twenty-five (25) votes per one Series A Preferred Share. For more details on our corporate history, please refer to “Corporate History and Structure.”

Mr. Otsuki
Pre IPO: Voting 71.24% Equity 41.75%
Post-IPO: Voting 70.48% Equity 40.85%
Existing Shareholders (excluding Mr. Otsuki)
Pre IPO: Voting 18.00% Equity 36.45%
Post-IPO: Voting 17.80% Equity 35.67%
Comet Moment Limited (1)
Pre IPO: Voting 2.42% Equity 4.90%
Post-IPO: Voting 2.28% Equity 4.57%
Legend One Limited (2)
Pre IPO: Voting 2.42% Equity 4.90%
Post-IPO: Voting 2.28% Equity 4.57%
Lucens Consultancy Pte. Ltd (3)
Pre IPO: Voting 2.42% Equity 4.90%
Post-IPO: Voting 2.39% Equity 4.80%
Mr. Bon Ween Foong
Pre IPO: Voting 2.42% Equity 4.90%
Post-IPO: Voting 2.28% Equity 4.57%
Mr. Men Yihe
Pre IPO: Voting 1.09% Equity 2.20%
Post-IPO: Voting 0.96% Equity 1.92%
IPO Investors
Pre IPO: Voting 0% Equity 0%
Post-IPO: Voting 1.53% Equity 3.06%
The Company (Cayman Islands)
100%
TryHard (Japan)
40%
100%
100%
100%
Music Circus (4) (Japan)
TryHard Management (Japan)
TryHard Tech (Japan)
TryHard Creative (Japan)

Notes:	(1) Comet Moment Limited is wholly-owned by Lim Jia Li, an Independent Third Party.

(2) Legend One Capital Limited is wholly-owned by Yip Ka Ki Cherry, an Independent Third Party.

(3) Lucens Consultancy Pte. Ltd. is wholly-owned by Ong Sau Kang, an Independent Third Party. Lucens Consultancy Pte. Ltd. has provided services to the Company in connection with the offering including project coordination and management; assisting in developing the Company’s business development plan; identifying risks and potential pitfalls in the offering process and management and coordination of professional parties to ensure the offering meets the contemplated timetable.

(4) Music Circus Co. is owned as to 40% by TryHard. The remaining 60% interest is collectively held by NEXYZ.Group Corporation, SBI Holdings Inc and Risenet Co., Ltd., all of which are independent third parties.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

7

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Controlled Company

Upon completion of this offering, we will continue to be a “controlled company” as defined under Nasdaq Marketplace Rules 5615(c). This “controlled company” status is due to the fact that Mr. Otsuki is able to exercise approximately 70.48% of our voting power and is able to determine all matters requiring approval by our shareholders, immediately after the consummation of this offering. Mr. Otsuki will therefore be able to influence the election and removal of directors, amendments to our amended and restated articles of incorporation or amended and restated articles of association, and any approval of significant corporate transactions (including a sale of all or substantially all of our assets) and will have significant control over our business, affairs and policies, including appointment of our management, through his influence over the board. See page 17 for the risk factor beginning “Holders of our Series A Preferred Shares will continue to have significant influence over us after this offering, including control over decisions that require the approval of holders of our common share” for more information.

As a result, we are deemed a “controlled company” for the purpose of the Nasdaq Marketplace Rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements including:

●	the requirement that a majority of our board of directors must be independent directors;

8

●	the requirement that our director nominees must be selected or recommended to the board for determination, by either a Nominating Committee comprised solely of independent directors or by a majority of the independent directors;

●	the requirement that we have a formal written charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and

●	the requirement that compensation of the chief executive officer must be determined, or recommended to the board for determination, either by a Compensation Committee comprised of independent directors or by a majority of the independent directors on its board of directors and that compensation for all other officers must be determined, or recommended to the board for determination, either by such Compensation Committee or a majority of the independent directors on the company’s board of directors.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq Marketplace Rules even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Marketplace Rules.

Implications of Our Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

9

THE OFFERING

Ordinary Shares being offered	2,388,750 Ordinary Shares by Lucens

Ordinary Shares outstanding after this offering	50,046,250 Ordinary Shares, assuming the issuance and sale of 1,753,750 Ordinary Shares (from the issuance and sale of 1,525,000 Ordinary Shares and the issuance and sale of 228,750 Ordinary Shares assuming the exercise of the full over-allotment option by the Representative, pursuant to the Public Offering Prospectus filed contemporaneously herewith).

Use of proceeds	We will not receive any proceeds from the sale of Ordinary Shares held by the Resale Shareholder being registered in this prospectus.

Trading Symbol	THH

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

10

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not comprehensive. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

Our event curation business is exposed to significant risks related to unpredictable demand and potential event cancellations, both of which could adversely impact our revenue and profitability.

Unpredictable demand for events poses a major challenge to our business. Consumer interest in events, whether self-produced or subcontracted, can vary widely due to factors such as economic conditions, changing consumer preferences, and competition. A decline in consumer interest or attendance could result in reduced revenue from event curation, negatively affecting our financial performance. Furthermore, the production of self-organized events is inherently vulnerable to disruptions caused by external factors. Unforeseen circumstances such as adverse weather conditions, public health concerns (e.g., pandemics), or venue-related issues can lead to event cancellations or reduced attendance. These disruptions not only impact revenue projections but may also result in sunk costs and reputational damage, further affecting our business operations.

The operation of our club business is inherently subject to significant regulatory and operational risks.

Changes in regulations represent a major challenge for the nightlife and club industry in Japan. This sector is heavily regulated, with strict requirements related to licensing, noise restrictions, health and safety standards, and alcohol laws. Any amendments to these regulations, or a tightening of compliance requirements, could result in increased operating costs or impose restrictions that limit our ability to operate clubs profitably. In addition to regulatory challenges, operational liabilities pose another significant risk. The nature of club operations involves inherent risks such as accidents, safety violations, or security incidents. Any legal claims or reputational harm resulting from such incidents could lead to financial liabilities, loss of customer trust, and potential damage to our brand image. Managing these risks effectively is critical to sustaining our business and maintaining our market position.

Our sub-leasing business is subject to significant risks related to lease agreements and fluctuations in the real estate market.

We face risks associated with lease agreements, as we are responsible for securing long-term tenants for the properties we sub-lease. If we are unable to sub-lease venues to clubs at favorable rates, or if tenant clubs default on their lease obligations, we may still be obligated to pay rent to landlords under the original lease terms. This could result in significant pressure on our profit margins and negatively impact our financial performance. Additionally, fluctuations in the real estate market, including changes in rental prices and property values, pose another layer of risk to our sub-leasing operations. If rental rates increase or demand for leased venues decreases, we may encounter difficulties in maintaining profitable sub-leasing arrangements. Such changes in the market could lead to reduced profitability or even financial losses, adversely affecting our overall business performance.

11

We operate in a highly-competitive market and our failure to compete effectively could adversely affect our results of operations.

The restaurant and F&B industry is inherently challenging, characterized by high operating costs, evolving consumer preferences, and fluctuations in food supply costs. Any operational issues, such as food safety incidents, unfavorable customer reviews, or inefficiencies in management, could have a material adverse effect on our reputation, revenue, and profitability. Maintaining consistent quality and service across our restaurant locations is essential, and failure to do so could diminish customer trust and loyalty. Economic downturns or periods of financial uncertainty often result in reduced discretionary spending by consumers, particularly in areas like dining and entertainment. A significant portion of our revenue is derived from our club and restaurant operations, and a decline in consumer spending could lead to reduced customer traffic and lower sales volumes. Prolonged periods of economic instability could further compound these effects, impacting our financial condition and results of operations.

The failure to attract and retain key entertainers and highly skilled employees could prevent us from executing our business strategy.

To execute our business strategy, we must attract and retain key entertainers and highly skilled employees. In particular, high-quality performers are very important to our brand success and are difficult to replace. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and difficulty in retaining highly skilled employees. In particular, we have experienced a competitive hiring environment in Japan, where we are headquartered and will continue to experience a competitive hiring environment as we recruit for remote talent worldwide. Many of the companies with which we compete for experienced personnel may have greater resources than we do. In addition, in making employment decisions, job candidates often consider the value of the stock options or other equity incentives they are to receive in connection with their employment. If the price of our stock declines, or experiences significant volatility, our ability to attract or retain key employees will be adversely affected. If we fail to attract new personnel or fail to retain and motivate our current personnel, our growth prospects could be severely harmed.

Our success depends on the continuing efforts of our key employees, including our senior management members and other key personnel. If we fail to hire, retain and motivate our key employees, we could lose the innovation, collaboration and focus that contribute to our business.

We believe that our success depends substantially on the continued efforts of our key employees, including our senior management members and other qualified and key personnel. We rely on our executive officers, senior management and key employees to generate business and execute our initiatives successfully. Rakuyo Otsuki, our Chief Executive Officer, has a wealth of knowledge and business experience in the event produce, club management, sub-lease, and restaurant industry, the core business of our Group, as well as numerous personal and business relationships in this industry, and plays an extremely important role in the management of our Company. In addition, the relationships and reputation that members of our management and key employees have established and maintain with government personnel and other business partners contribute to our ability to maintain good relations and to identify new business opportunities. The loss of any key personnel or our failure to attract additional talent could reduce our employee retention, disrupt our research and development activities and operations, and impair our revenue growth and competitiveness. If one or more of our executive officers or key employees were unable or unwilling to continue their services with us, we might not be able to replace them easily, in a timely manner, or at all, and we might lose the innovation, collaboration and focus that contribute to our business.

12

We are vulnerable to changes in consumer preferences and economic conditions that could harm our business, financial condition, results of operations and cash flow.

Our businesses depend on discretionary consumer spending and are often affected by changes in consumer tastes, national, regional and local economic conditions, and demographic trends. Factors such as traffic patterns, weather, local demographics, and the type, number and locations of competitors may adversely affect the performance of individual locations. In addition, economic downturns, rapid inflation, tight labor market conditions and the resulting increase of general wage levels and increases in lease expenses could harm the industry in general and our locations in particular. Adverse changes in any of these factors could reduce consumer traffic or impose practical limits on pricing that could harm our business, financial condition, results of operations and cash flow. There can be no assurance that consumers will continue to regard our brand favorably or that we will be able to develop new services that appeal to consumer preferences. Our business, financial condition and results of operations depend in part on our ability to anticipate, identify and respond to changing consumer preferences and economic conditions. If we are unable to adapt to changes in consumer preferences and trends, we may lose customers and our revenues may decline.

Cyber-attacks and security vulnerabilities could result in serious harm to our reputation, business, and financial condition.

Threats to network and data security are constantly evolving and becoming increasingly diverse and sophisticated. Our products and services, as well as our servers and computer systems and those of third parties that we rely on, are subject to cybersecurity risks inherent to companies that process personal data. An increasing number of organizations have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks.

We were recently informed, in July of 2025, by the Representative (defined below) that it had suffered a cybersecurity incident and specifically a ransomware incident, which has resulted in unauthorized access to some of the Representative’s systems and data, and the exfiltration of certain data from the Representative’s systems as well. Based on information currently available to the underwriter regarding the incident, the Representative believes that confidential information regarding the Company that we had provided the Representative in connection with its due diligence for this offering was included in the data that was exfiltrated The Representative is still investigating the extent of this incident, and has also informed us that it does not have any evidence that this data has been publicly posted or otherwise misused by the threat actors at this time. The incident has not impacted our business operations and we do not expect the incident to impact our business operations in the future, as it did not involve unauthorized access to our systems or third party systems that we use in our business operations. While we believe that any material data regarding the Company that was exfiltrated is reflected in this prospectus and the registration statement of which this prospectus is a part, and therefore is publicly available, we could be subject to liability risks to the extent the data consists of sensitive information about our officers, directors, personnel, contractors, customers, suppliers or vendors. We believe that any such risk is manageable and can be absorbed and addressed by our existing cybersecurity policies, procedures, and controls.

To that end, we employ robust security to defend against intrusion and attack of our systems, to protect our data and to resolve and mitigate the impact of any incidents. We also regularly educate our employees on these risks, and provide training to them to learn how to identify and respond to the same.   Like most companies today, despite these efforts there is no way to fully remove the possibility of a cybersecurity incident from occurring and we, and third parties that we rely on, will likely experience cyber incidents in the future. Thus, in addition to the identified risk above, any additional future cyber incidents and resulting data breaches could result in substantial liability, regulatory actions, financial penalties, significant out of pocket costs, damage to our data and ability to do business, and reputational harm.

We and third parties that we rely on may experience cybersecurity incidents due to human error, malfeasance, system errors or vulnerabilities, or other issues. Actual or perceived cybersecurity incidents relating to our data or confidential information could subject us to regulatory investigations and orders, litigation, indemnity obligations, damages, penalties, fines and other costs in connection with actual and alleged contractual breaches, violations of applicable laws and regulations and other liabilities. Any such incident could also materially damage our reputation and harm our business, results of operations and financial condition. We do not maintain errors, omissions, and cyber liability insurance policies that cover security and privacy damages and hence have no insurance coverage in the event of liabilities actually incurred related to any such damages.

We are exposed to the risk of natural disasters, unusual weather conditions, pandemic outbreaks such as COVID-19, political events, war, terrorism, and unfavorable macroeconomic conditions such as inflation, which could disrupt business and limit our ability to grow our business and negatively affect our results of operations.

We and some of our suppliers, manufacturers, and customers are located in areas that have been or may be affected by natural disasters such as floods, typhoons, tsunamis, tornadoes, fires, earthquakes, volcanic eruptions, global pandemics such as COVID-19, war, and terrorism. Extreme weather events such as severe weather, resulting electrical or technological failures, or even a leak at a nuclear power plant could disrupt our operations and adversely affect our ability to sell our products and services. Any of these events could adversely affect our ability to sell our products and services and host events, and any of them could affect customer trends and purchasing, which in turn could adversely affect our revenues, assets or business.

In addition, our business may be affected by force majeure events, such as natural disasters. Temporary or prolonged disruptions in the transportation of goods, delays in our goods and supplies, disruptions in our technical support or information systems, fuel or power shortages or sharp increases in fuel or power prices could increase the cost of doing business. These events could also have indirect consequences, such as increased insurance or tax costs, if they result in a material loss of property or other insurable losses. Any one or a combination of these factors could have an adverse effect on our business and financial results.

Negative conditions in the general economy both in Japan and globally, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, inflation, recessions, international trade relations, pandemics (such as the COVID-19 pandemic), political turmoil, uncertain geopolitical conditions, natural catastrophes, warfare, and terrorist attacks could cause a decrease in business investments and consumer demand, and negatively affect the growth of our business. Additionally, inflation has accelerated in Japan and globally due in part to global supply chain issues, the Ukraine-Russia war, a rise in energy prices, and strong consumer demand as economies continue to reopen from restrictions related to the COVID-19 pandemic. An inflationary environment can increase our cost of labor, as well as our other operating costs, which may have a material adverse impact on our financial results. In addition, economic conditions could impact and reduce the number of customers who purchase our products or services as credit becomes more expensive or unavailable. Although interest rates have increased and are expected to increase further, inflation may continue. Further, increased interest rates could have a negative effect on the securities markets generally and increase the cost of capital to us, in particular, which may, in turn, have a material adverse effect on the market price of the shares.

13

We are exposed to risk of accidents and injuries in the course of our business.

We are in the business of managing and curating events, many of which hosts hundreds to thousands of participants, and there is an inherent risk that accidents and injuries may occur during such events notwithstanding we have security staff in attendance. Claims may be made against us for such accidents and/or fatalities on grounds such as negligence or any failure by us to properly manage the events. If we cannot successfully defend ourselves against such claims, we could incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

●	loss of revenue;

●	substantial monetary awards;

●	significant time and costs to defend the related litigation;

●	increased insurance costs; and

●	loss of reputation and significant negative publicity and media attention.

Any such outcomes could materially and adversely affect our business, financial condition, results of operations and growth prospects.

Our current insurance coverage may not sufficiently protect us against all the risks we are exposed to and our insurance premiums may increase.

There can be no assurance that our current insurance will cover all our risks or adequately protect us against all liabilities arising from claims and litigation against us. We will have to bear any losses, damages or liabilities in the course of our operations arising from events for which we do not have adequate insurance coverage. Further, our insurance premiums depend on various factors, including the scope and estimated contract sum set out in the service contracts with our customers and our insurance claim track record. There is no assurance that our insurance premiums will not increase or that our insurance coverage will not be reduced in the future. If we were held liable for uninsured losses, the amounts of claims for insured losses exceed the limits of our insurance coverage or the insurance premium payable by us increases significantly, our business, results of operations and financial condition may be materially and adversely affected.

14

We may need to raise additional capital required to grow our business, and we may be unable to raise capital on terms acceptable to us or at all.

Growing and operating our business may require significant cash outlay, capital expenditures and commitments. Although our current cash and cash equivalents, anticipated cash flows from operating activities and the proceeds from this offering are expected to be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for at least 12 months following this offering, there is a risk that we may need additional cash resources in the future to fund our growth plans or if we experience adverse changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for new investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we will need to seek additional capital, potentially through equity or debt financing, to fund our growth. Our ability to access the credit and capital markets in the future as a source of liquidity, and the borrowing costs associated with such financing, are dependent upon market conditions. We cannot provide any assurance that our assumptions used to estimate our liquidity requirements will remain accurate due to unseen factors such as the recurrence of the COVID-19 global pandemic, risks of war, regional conflicts and natural disasters. In the event of a sustained market deterioration, and continued declines in revenues, we may need additional liquidity, which would require us to evaluate available alternatives and take appropriate actions. We cannot provide any assurance that we will be able to obtain additional sources of financing or liquidity in amounts or on terms acceptable to us, or at all.

Our executive officers have no prior experience in operating a U.S. public company, and their inability to operate the public company aspects of our business could harm us. Further, planned increases to our Executive Officer compensation will raise our operating costs and our failure to generate commensurately higher revenue could result in negative impacts to our financial results.

Our executive officers have no experience in operating a U.S. public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and share price.

Further, we intend to raise the compensation of our executive officers after closing of this offering and will need to make commensurately higher revenue in order to maintain profitability. Our failure to perform at levels to generate enough revenue to pay these higher operating costs could negatively impact our financial results.

15

Risks Relating to this Offering and our Securities

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Ordinary Shares was determined through negotiations between the underwriters and us and may vary from the market price of our Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

16

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

There has been no public market for our Ordinary Shares prior to this offering, and you may be unable to sell our Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Ordinary Shares. We have been approved to list our Ordinary Shares on the Nasdaq Capital Market. An active public market for our Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Ordinary Shares will be materially and adversely affected.

Holders of our Series A Preferred Shares will continue to have significant influence over us after this offering, including control over decisions that require the approval of holders of our common share.

Upon consummation of this offering, Mr. Otsuki will hold our Series A Preferred Shares and will control, in the aggregate with the Ordinary Shares, approximately 70.48% of the voting power represented by all our outstanding shares of share capital. As a result, the holder(s) of our Series A Preferred Shares will continue to exercise significant influence over all matters on which holders of Ordinary Shares are entitled to vote, including the election and removal of directors, amendments to our amended and restated articles of incorporation or amended and restated articles of association, and any approval of significant corporate transactions (including a sale of all or substantially all of our assets), and will continue to have significant control over our business, affairs, and policies, including the appointment of our management, through their influence over the board composition. The directors, whom the holder(s) of our Series A Preferred Shares will have the ability to elect through their voting power, will have the authority to incur additional debt, issue or repurchase shares, declare dividends, and make other decisions that could be detrimental to shareholders.

We expect that Mr. Otsuki, our executive director, will continue to be a holder of our Series A Preferred Shares. The holder(s) of our Series A Preferred Shares can take actions that have the effect of delaying or preventing a change of control of us or discouraging others from making tender offers for our shares, which could prevent shareholders from receiving a premium for their shares. These actions may be taken even if other shareholders oppose them. The concentration of voting power with the holder(s) of our Series A Preferred Shares may have an adverse effect on the price of our Ordinary Shares. The holder(s) of our Series A Preferred Shares may have interests that are different from yours and may vote in a way with which you disagree and that may be adverse to your interests.

17

As a result, for so long as certain members of our board will continue to be holders of our Series A Preferred Shares own a controlling or significant voting power in our issued and outstanding share capital, they generally will be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including:

●	the election of directors;

●	determinations with respect to our business direction and policies, including the appointment and removal of officers;

●	determinations with respect to corporate transactions, such as mergers, business combinations, change in control transactions or the acquisition or the disposition of assets;

●	our financing and dividend policy;

●	determinations with respect to our tax returns; and

●	compensation and benefits programs and other human resources policy decisions.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition, or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-up, may be unrelated to our actual or expected operating performance, financial condition, or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may be unable to sell their shares at all.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our ordinary shares may be materially and adversely affected.

Prior to the completion of this offering, we have been a private company with limited accounting personnel. Furthermore, prior to the completion of this offering, our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

18

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our ordinary shares.

Upon the completion of this offering, we are now a public company in the United States subject to the Sarbanes- Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our ordinary shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq, to regulatory investigations and to civil or criminal sanctions.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

The initial public offering price of our Ordinary Shares is substantially higher than the net tangible book value per share of our Ordinary Shares. Consequently, when you purchase our Ordinary Shares in the offering, upon completion of the offering you will incur immediate dilution of $0.12 per share, assuming an initial public offering price of $4.00, which is the midpoint of the estimated range of the initial public offering price shown on the front cover of this prospectus. See “Dilution.”

19

We will incur substantial increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. We will incur additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Substantial future sales of our Ordinary Shares, including the Ordinary Shares that are being registered concurrently for resale in this prospectus, could cause the price of our Ordinary Shares to decline.

Sales of substantial amounts of our Ordinary Shares in the public market after this offering, including the potential resale of the 2,388,750 Ordinary Shares that are being offered for resale in this prospectus, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. The number of Ordinary Shares being offered for resale herein is more than the number of Ordinary Shares being sold by the Company in the initial public offering.

The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and Ordinary Shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 under the Securities Act and applicable lock-up agreements. In addition, the Ordinary Shares offered by the Resale Shareholder may introduce risks such as increased market volatility or downward pressure on your share price, because the Resale Shareholder may be willing to accept a lower sales price than the price investors pay in the Offering, particularly given the high number of Ordinary Shares being offered by the Resale Shareholder.

The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and Ordinary Shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 under the Securities Act and applicable lock-up agreements. An aggregate of 48,750,000 Ordinary Shares and 2,000,000 Series A Preferred Shares are outstanding before the consummation of this offering and 49,817,500 Ordinary Shares and 2,000,000 Series A Preferred Shares will be outstanding immediately after the consummation of this offering. Sales of these shares into the market could cause the market price of our Ordinary Shares to decline. We cannot predict what effect, market sales of securities held by the Resale Shareholder or any other shareholder or the availability of these securities for future sale will have on the market price of our Ordinary Shares.

Further, while our directors and officers named in the section “Management,” and certain shareholders have agreed not to sell any shares (excluding Ordinary Shares offered by the Selling Shareholder and the Resale Shareholder) until 180 days after the date our Ordinary Shares commence trading on the Nasdaq Capital Market without the prior written consent of the underwriter (subject to certain exceptions in the relevant lock-up agreements), the underwriter may release these securities from these restrictions at any time. In addition, because the securities held by the Resale Shareholder in the concurrent resale are not subject to similar lock-up restrictions, they may freely sell their Ordinary Shares in the open market. The availability of so many Ordinary Shares concurrently with this offering may cause downward pressure on your share price.

20

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

Any trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for (i) business development and marketing, (ii) strategic acquisitions and/or joint ventures and/or business cooperation, and (iii) working capital and general corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the market price of our Ordinary Shares.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. We will also be subject to the U.S. securities laws. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are governed by our amended memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands (as compared to the U.S. law) as well as from English common law. The decisions of the English courts are of highly persuasive authority, but are not binding on Cayman Islands courts (except for those decisions handed down from the Judicial Committee of the Privy Council to the extent that these have been appealed from the Cayman Islands courts). The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are broadly similar to those in other common law jurisdictions, but there may be differences in the statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, and provide significantly less protection to investors. In addition, if shareholders want to proceed against us outside of the Cayman Islands, they will need to demonstrate that they have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no guarantee that the courts of the Cayman Islands would automatically recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state. In addition, the courts of the Cayman Islands will not recognize and enforce a judgment predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are taxes, fines or penal in nature, or otherwise contrary to public policy, including punitive damages.

21

If we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market upon consummation of this offering. At this time, Nasdaq has not yet approved our application to list our Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may be unable to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Ordinary Shares are a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This will make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

22

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile. See “Implications of Our Being an ‘Emerging Growth Company.’”

As a “controlled company” under the Nasdaq Listing Rules, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

As of the date of this prospectus, Mr. Otsuki will beneficially own 2,000,000 Series A Preferred Shares (which are entitled to twenty-five (25) votes on any matter or which action of the shareholders of the Company is sought) and 20,351,565 Ordinary Shares and will be able to exercise over a majority of our voting power after the offering. Under the Nasdaq Marketplace Rules 5615(c), a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company”. A “controlled company” may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Marketplace Rules, the requirement that our director nominees must be selected or recommended to the board of directors for determination, by either a Nominating Committee comprised solely of independent directors or by a majority of the independent directors, the requirement that we have a formal written charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws, and the requirement that compensation of the chief executive officer must be determined, or recommended to the board of directors for determination, either by a Compensation Committee comprised of independent directors or by a majority of the independent directors on its board of directors and that compensation for all other officers must be determined, or recommended to the board of directors for determination, either by such Compensation Committee or a majority of the independent directors on the company’s board of directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Marketplace Rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Marketplace Rules corporate governance requirements. Our status as a controlled company could cause our common shares to look less attractive to certain investors or otherwise harm our trading price.

23

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, by the Cayman Companies Act and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders, and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors, or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association allow our shareholders holding shares which carry in aggregate not less than one-tenth of all votes attaching to all of our issued and outstanding shares, to requisition an extraordinary general meeting of our shareholders, in which case our board of directors is obliged to call such meeting. Advance notice of at least ten (10) clear days is required for the convening of any general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least two shareholders, present in person or by proxy, holding shares which carry in aggregate in excess of 50% of all votes attaching to all of our shares in issue and entitled to vote at such meeting.

If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

●	at least 75% of our gross income for the year is passive income; or

●	the average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

24

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2023 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse U.S. federal income tax consequences for U.S. taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Material Income Tax Consideration — United States Federal Income Taxation — PFIC.”

Certain existing shareholders will be able to sell their shares after the completion of this offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Ordinary Shares.

48,750,000 of our Ordinary Shares and 2,000,000 Series A Preferred Shares are issued and outstanding as of the date of this prospectus. All of our directors and officers have agreed, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of 180 days after the date of this prospectus. Certain existing shareholders may be able to sell their Ordinary Shares under Rule 144 after the completion of this offering and following the expiration of any lock-up period applicable to them. See “Shares Eligible for Future Sale” below. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their Ordinary Shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price, which could impact the trading price of our Ordinary Shares following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before such shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 pending the closing of this offering.

25

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract clients and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	the COVID-19 pandemic; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus may contain market data and industry forecasts and projections, which were obtained or derived from publicly available information, reports of governmental agencies, market research reports, and industry publications and surveys. These sources generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe such information to be accurate, we have not independently verified the data from these sources. However, we acknowledge our responsibility for all disclosures in this prospectus. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties and risks regarding the other forward- looking statements in this prospectus due to a variety of factors, including those described in this section, the section entitled “Risk Factors,” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the forecasts and estimates.

26

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company limited by shares. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

All of our assets are located in Japan. In addition, all of our directors and officers are nationals or residents of Japan and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Conyers Dill & Pearman (“Conyers”), our counsel with respect to the laws of the Cayman Islands, and City-Yuwa Law Offices (“City-Yuwa”), our counsel with respect to Japanese law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or Japan would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or Japan against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Conyers that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands may recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and may give a judgment based thereon, provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under the civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

In addition, City-Yuwa has advised the Company that it is uncertain whether the Japanese courts will (i) recognize or enforce judgments of United States courts obtained against the Company or any of its directors or officers under the civil liability provisions of the securities laws of the United States or any state of the United States or (ii) accept the original action brought in Japan against the Company or any of its directors or officers under the securities laws of the United States. Japan’s Civil Execution Act (Act No. 4 of 1979, as amended) and Code of Civil Procedure (Act No. 109 of 1996, as amended) require Japanese courts to deny requests for the enforcement of judgments of foreign courts where foreign judgments does not meet the requirements set forth in the Civil Execution Act and the Code of Civil Procedure, including the following:

●	the jurisdiction of the foreign court shall be recognized under laws, regulations, treaties, or conventions;

●	the defeated defendant has been served (excluding service by publication or other similar service) with the summons or order for the commencement of litigation, or that he/she did not receive such summons or order, but did respond to the summons or order;

●	the content of the judgment and the litigation proceedings are not contrary to public policy or good morals in Japan; and

●	there exists a guarantee of reciprocity as to the recognition by a court of the relevant foreign jurisdiction of a final judgment of a Japanese court.

Reciprocity is defined as the recognition in a foreign country of the validity of a judgment of a Japanese court of the same kind as that of a foreign court in that country under conditions not different in material respects from those in Japan, just as Japan recognizes the judgment of a foreign court, and the Japanese courts will determine the existence of reciprocity on a case-by-case basis for each judgment rendered by a foreign court

For example, Japanese courts recognize reciprocity for judgments of courts in the states of Hawaii, New York, California, and Nevada (mainly for monetary claims), but there is no guarantee that reciprocity will be recognized for judgments in other states or for different types of U.S. judgments. Therefore, U.S. court judgments for civil liability premised on U.S. federal and state securities laws may not be enforceable in Japan.

27

USE OF PROCEEDS

The Resale Shareholder will receive all of the proceeds from any sales of the Ordinary Shares offered hereby. However, we will incur expenses in connection with the registration of our Ordinary Shares offered hereby.

28

DIVIDEND POLICY

We have not previously declared or paid cash dividends and we have no intention to declare or pay any dividend in the near future on the ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors will take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of directors may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our Shareholders, the Companies Act, our amended and restated articles of association and our memorandum of association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profits, retained earnings, or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. If our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our ordinary shares.

29

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

In connection with this offering, we have undertaken a reorganization of our corporate structure (the “Reorganization”) in the following steps:

●	on September 12, 2024, we incorporated TryHard Holdings as an exempted company limited by shares under the laws of the Cayman Islands;

●	on December 19, 2024, all of the Existing Shareholders of TryHard (including Mr. Otsuki) subscribed for Ordinary Shares so as to reflect the same percentage shareholding they held in TryHard;

●	on December 30, 2024, Comet Moment subscribed for 4.90% of our issued share capital for consideration of $500,000;

●	on December 30 , 2024, Legend One subscribed for 4.90% of our issued share capital for consideration of $500,000;

●	on December 30, 2024, Lucens subscribed for 4.90% of our issued share capital for consideration of $500,000;

●	on December 30, 2024, Mr. Bon Ween Foong subscribed for 4.90% of our issued share capital for cash at par per Ordinary Share;

●	on December 30, 2024, Mr. Men Yihe subscribed for 2.20% of our issued share capital for a consideration at par;

●	on April 30, 2025, all of the Existing Shareholders (including Mr. Otsuki) transferred their entire shareholding interest in TryHard to our Company in the consideration of our Company allotting and issuing 1 Ordinary Share to each of them credited as fully paid;

●	on May 31, 2025, for purposes of recapitalization in anticipation of the initial public offering, the Company undertook a 1:50 share sub-division (a “forward stock split”) of each of its authorised and issued shares, such that following such sub-division the Company’s authorized share capital was US$500,000 divided into 22,500,000,000 Ordinary Shares, par value of US$0.00002 each and 2,500,000,000 Series A Preferred Shares of par value US$0.00002 each. Concurrently with such sub-division, Mr. Otsuki, the Existing Shareholders, Comet Moment Limited, Legend One Capital Limited, Lucens Consultancy Pte. Ltd., Mr. Bon Ween Foong and Mr. Men Yihe surrendered 521,835, 455,665, 61,250, 61,250, 61,250, 61,250, and 27,500 Ordinary Shares to the Company, respectively.; and

●	on May 31, 2025, we allotted and issued 2,000,000 Series A Preferred Shares to Mr. Otsuki for cash at par.

30

Our Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus and upon completion of this offering based on a proposed number of 1,525,000 Ordinary Shares being offered. The percentages reflected the voting ownership interests and the equity interests held by each of our shareholders. Each holder of Ordinary Shares is entitled to one vote per Ordinary Share and each holder of Series A Preferred Share is entitled to twenty-five (25) votes per one Series A Preferred Share.

Note:	(1)	Comet Moment Limited is wholly-owned by Lim Jia Li, an Independent Third Party.

	(2)	Legend One Capital Limited is wholly-owned by Yip Ka Ki Cherry, an Independent Third Party.

	(3)	Lucens Consultancy Pte. Ltd. is wholly-owned by Ong Sau Kang, an Independent Third Party. Lucens Consultancy Pte. Ltd. has provided services to the Company in connection with the offering including project coordination and management; assisting in developing the Company’s business development plan; identifying risks and potential pitfalls in the offering process and management and coordination of professional parties to ensure the offering meets the contemplated timetable.

	(4)	Music Circus Co. is owned as to 40% by TryHard. The remaining 60% interest is collectively held by NEXYZ.Group Corporation, SBI Holdings Inc and Risenet Co., Ltd.

For details of our principal shareholders’ ownership, please refer to the beneficial ownership table in the section captioned “Principal Shareholders” in this prospectus.

31

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Our historical results are not necessarily indicative of the results that may be expected for any period in the future.

Business Overview

We are an entertainment company that operates in Japan, offering a diverse range of services across the entertainment and hospitality sectors. We have established four key revenue streams: Consultancy and management, Event curation, Sub-Leasing, and Restaurants, positioning ourselves as a comprehensive service provider in the nightlife and event industries.

In our Consultancy and management segment, we deliver a wide array of management and operational services to clubs. These services encompass everything from club planning and day-to-day operations to accounting support, event management, entertainer bookings, and organizing periodic events to ensure consistent audience engagement. This ongoing involvement allows us to maintain a strong presence in Japan’s entertainment scene while generating stable, recurring revenue from club partnerships.

Through our Event curation segment, we generate revenue in two distinct ways. First, we organize and produce our own events. This involves internal teams developing creative concepts, followed by a detailed financial projection to estimate expected revenue before the event is executed. Second, we serve as a subcontractor for external clients. In this capacity, we provide a full suite of services, including event planning, construction, entertainment booking, event operation, and ticket sales. For subcontracted events, revenue is derived from a combination of fixed fees and a revenue-sharing model with the client.

Through our Sub-Leasing segment, we act as an intermediary between landlords and clubs. We lease venues directly from property owners and subsequently sub-lease these spaces to clubs. This provides an additional revenue stream for us, while enabling clubs to access prime locations without negotiating directly with landlords.

Lastly, under the Restaurants segment, we operate several restaurants, further diversifying our portfolio within the hospitality industry. These restaurants complement our core entertainment offerings, creating additional synergies between our event and club activities.

This diversified business model allows us to tap into multiple revenue opportunities while leveraging our industry expertise to deliver high-quality services across different sectors within the entertainment and hospitality space. Our total revenues increased by JPY449.6 million, or 14.9%, to JPY3,461.2 million (US$22.0 million) for the year ended June 30, 2024, compared to JPY3,011.6 million for the year ended June 30, 2023. Our total revenues amounted to JPY1,943.0 million and JPY1,687.5 million (US$10.7 million) for the six months ended December 31, 2023 and 2024, respectively. Meanwhile, our profit before income tax expenses increased by JPY180.4 million, or 352.3%, to JPY231.6 million (US$1.5 million) for the year ended June 30, 2024, compared to JPY51.2 million for the year ended June 30, 2023. Our profit before income tax expenses increased by JPY2.2 million, or 7.0%, to JPY33.7 million (US$0.2 million) for the six months ended December 31, 2024, compared to JPY31.5 million for the six months ended December 31, 2023. We’re dedicated to improving operational efficiency and streamlining our cost structure. These strategic measures are designed to enhance our net profit margins, ensuring the company’s long-term financial stability and profitability. As we move forward, we’re confident in our ability to capture new opportunities and drive sustainable growth within the entertainment and hospitality sectors.

Key Factors Affecting Our Results of Operation

Club Operation and Regulatory Risk

●	Changes in Regulations: The nightlife and club industry is subject to stringent regulations, including licensing requirements, noise restrictions, health and safety standards, and alcohol laws. Any changes or tightening of regulations could increase operating costs or limit the ability to operate clubs profitably.
●	Operational Liabilities: Running clubs involves inherent risks such as accidents, safety violations, or security issues. Legal or reputational risks related to incidents in the clubs could result in financial liabilities or damage to our brand image.

Event curation Risk

●	Unpredictable Event Demand: The demand for events, whether self-produced or subcontracted, can fluctuate significantly due to economic conditions, changes in consumer preferences, and competition. If consumer interest in events declines, our revenue from event curation could suffer.
●	Event Cancellations: Our revenue projections for self-produced events may be disrupted by external factors such as weather, public health concerns (e.g., pandemics), or venue-related issues, leading to cancellations or reduced attendance.

Sub-Leasing Risk

●	Lease Agreement Risks: In the sub-leasing business, we assume the risk of securing long-term tenants. If we are unable to sub-lease venues to clubs at favorable rates or if tenant clubs default on their leases, we may still be responsible for paying rent to landlords, putting pressure on margins.
●	Real Estate Market Fluctuations: Changes in the real estate market, including rental prices and property values, could impact our sub-leasing operations. If rental rates increase, we may have difficulty maintaining profitable sub-leasing arrangements.

32

Restaurants Risk

●	Operational Challenges in Restaurants: The restaurant industry is notoriously difficult due to high operating costs, changing consumer preferences, and fluctuations in food supply costs. Any issues in restaurant operations, such as food safety incidents, poor customer reviews, or operational inefficiencies, could negatively impact revenue and profitability.
●	Economic Downturns: During economic downturns, consumers often reduce discretionary spending, particularly in entertainment and dining. This could negatively impact both our club and restaurant businesses, leading to reduced traffic and sales.

Depending risk on Key Personnel and Entertainers

●	Reliance on Talent: Our success in both event curation and consultancy and management depends heavily on securing top entertainers and talent. If we are unable to attract high-quality performers or loses relationships with key entertainers, it could affect our ability to draw audiences and maintain profitable operations.
●	Management Team Risk: We may be highly reliant on our key management personnel for planning and executing events and operations. If we lose key personnel, it could experience disruption in our business operations or strategic initiatives.

Macroeconomic and Market Risk

●	Economic Volatility: Our business is tied to discretionary consumer spending, which is often sensitive to broader economic conditions. An economic slowdown or recession could result in fewer events, lower club attendance, and reduced demand for restaurant dining, negatively affecting all of our revenue streams.
●	Inflation and Rising Costs: Rising costs for materials, labor, utilities, and food ingredients could erode profit margins in event curation, consultancy and management, sub-leasing and restaurants.

Grow Strategies

Expand Consultancy and management through Strategic Collaborations with Advertising Companies

●	Partnering with Advertising Companies for Club Expansion: Collaborating with advertising companies can provide us with the marketing expertise and resources necessary to expand our consultancy and management services. These partnerships can help promote our club-related services to a broader audience, attract new club clients, and reach potential investors looking to open or enhance club venues.
●	Creating Tailored Marketing Campaigns: By working with advertising agencies, we can develop tailored campaigns that resonate with specific club-going demographics. These agencies can help position us as a leader in club operations by highlighting our comprehensive services in planning, operations, accounting, entertainer booking, and event management. Customized campaigns could emphasize the unique experiences that clubs partnering with we provide, helping to differentiate them from competitors.
●	Leverage Advertising Agencies’ Networks: Collaborating with advertising agencies also provides access to a broader network of venues and clubs that may be interested in our services. These agencies often have established relationships with venue owners, promoters, and investors, offering a gateway to expand our consultancy and management portfolio quickly and efficiently.
●	Brand Synergies and Co-Marketing: Collaborating with advertising companies also opens opportunities for co-marketing initiatives. For instance, new club openings or exclusive events can be promoted alongside self-produced events, leveraging both networks to drive attendance and engagement across our offerings.
●	Geographical Expansion: With advertising companies’ help, we can target new geographic markets within Japan or even internationally. By identifying regions with growing demand for nightlife and club entertainment, we can strategically expand our consultancy and management services to new cities or entertainment districts.

33

Increase Self-Produced Events to Maximize Revenue

●	Control Over Revenue Streams: By focusing on more self-produced events, we can maintain full control over event planning, ticket sales, and operational execution. This allows us to capture a larger share of the revenue compared to subcontracted events, where revenue is shared with external parties. The self-produced model enables higher profit margins as we do not need to split earnings with a third-party client.
●	Leveraging Brand Strength: With an increase in self-produced events, we can build our brand as a premier event producer. By curating unique and high-quality events, we can create a loyal customer base that associates the “TryHard” name with exciting and well-organized entertainment. This can lead to repeat attendees, strong word-of-mouth marketing, and higher ticket sales, all contributing to greater revenue growth.
●	Diversification of Event Types: Another way to scale self-produced events is by diversifying the types of events offered. We can experiment with different genres of music, themes, and entertainment formats to appeal to a broader audience. This strategy can also mitigate the risk of over-reliance on one particular type of event, ensuring steady revenue even if specific genres or trends fluctuate in popularity.
●	Cross-Promotional Opportunities: By linking self-produced events with other parts of the business, such as club operations or restaurant ventures, we can create integrated entertainment experiences. For example, club-goers or restaurant patrons can receive special offers or early access to tickets for events, encouraging more engagement across our service lines.

Combined Growth Potential

These two growth strategies, expanding consultancy and management and scaling self-produced events—complement each other and create synergies. More self-produced events not only increase revenue but also enhance our brand visibility, which can be leveraged when negotiating new consultancy and management contracts. Meanwhile, an increased number of clubs provides additional venues for hosting these self-produced events, creating a virtuous cycle of growth.

Expanding partnerships with advertising agencies can amplify both strategies, ensuring that our events and club services reach a larger and more wide audience base, thereby maximizing the potential for long-term growth and market leadership in Japan’s entertainment sector.

Forward-Looking Statement

We plan to expand our consultancy and management segment by collaborating with leading advertising companies, which will allow us to reach new markets and secure long-term partnerships with club owners. This strategic collaboration is expected to accelerate the growth of our consultancy and management division, leading to a broader footprint in the nightlife and entertainment industry. Additionally, we anticipate significant growth in the coming years through the expansion of our self-produced events, which are expected to generate higher revenue and enhance brand recognition. By leveraging our event curation expertise and diversifying our event offerings, we aim to increase both attendance and profitability in this segment.

As we continue to explore opportunities to enhance our sub-leasing segment and restaurants segment, we remain committed to optimizing our revenue streams and driving operational efficiencies. This includes exploring potential geographic expansion, investing in technology to enhance customer experiences, and improving internal processes to support sustainable growth.

While we are optimistic about our future prospects, we acknowledge that our success is contingent on several factors, including market demand for entertainment services, regulatory changes, competition, and broader economic conditions. We will continue to monitor these risks closely and adjust our strategies as needed to maintain strong financial performance.

Management remains focused on delivering long-term value to our stakeholders and is confident in our ability to adapt to evolving market conditions while capitalizing on growth opportunities.

34

Key Component of Results of Operations

Revenues

Our revenues are derived from providing consultancy and management, event curation, sub-leasing services and restaurants. The following table sets forth the components of our revenue in amounts and percentages of the total revenue for the periods presented:

	For the years ended June 30,					For the six months ended December 31,
	2023		2024			2023		2024
	JPY’000%		JPY’000	US$’000%		JPY’000%		JPY’000	US$’000%
						(Unaudited)
Revenues:
Consultancy and management	2,013,747	66.9	2,170,765	13,794	62.7	1,155,791	59.4	999,052	6,348	59.1
Event curation	594,443	19.7	894,643	5,685	25.8	574,364	29.6	502,116	3,190	29.8
Sub-leasing	289,948	9.6	283,119	1,799	8.2	144,863	7.5	137,632	875	8.2
Restaurants	113,500	3.8	112,708	716	3.3	67,932	3.5	48,719	310	2.9
Total revenues	3,011,638	100.0	3,461,235	21,994	100.0	1,942,950	100.0	1,687,519	10,723	100.0

Consultancy and management

Revenues from consultancy and management focus on the operation and management of entertainment venues and nightclubs. We provide a whole comprehensive range of services such as venue management, artist production and management, security, food and beverage, ticketing, accounting, visual designs, VIP packages, photography, logo design, marketing etc. Consultancy and management revenue consists of base management fees and inventive management fees. Base management fees are fixed-monthly fee agreed with the customer. Incentive management fee is variable consideration equal to 1% to 5% of each night club’s monthly gross revenues. Consultancy and management revenue is recognized over time as services are provided to the customer.

Event curation

Revenue from entertainment event management services includes revenue generated from managing concerts, tour, and outdoor events. We provide a range of services to the customers, including planning, designing, managing and producing all aspects of an event.

Sub-leasing

Revenue from sub-leasing includes income from renting out real estate and club to third parties.

Restaurants

Revenue from restaurant operation generates revenue from the operation of restaurants which provide food and beverage to customers.

35

Cost of Revenues

Cost of revenues represent costs directly related to revenue-generating activities, including event setup and performance fee, salaries and other compensation-related expenses for operating personnel, rental expenses for equipment used for events, depreciation expenses of right-of-use assets, property and equipment for operations, foods, beverage and supplies and other costs directly attributable to the business.

Operating expenses

The following table sets forth the component of our operating expenses by amounts and percentages of total operating expenses for the periods presented.

	For the years ended June 30,					For the six months ended December 31,
	2023		2024			2023		2024
	JPY’000%		JPY’000	US$’000%		JPY’000%		JPY’000	US$’000%
	(Unaudited)					(Unaudited)
Operating expenses
Selling and marketing expenses	212,120	40.9	228,100	1,449	36.1	124,492	37.1	132,355	841	36.6
General and administrative expenses	306,474	59.1	404,228	2,569	63.9	211,348	62.9	228,846	1,454	63.4
Operating expenses	518,594	100.0	632,328	4,018	100.0	335,840	100.0	361,201	2,295	100.0

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	For the years ended June 30,					For the six months ended December 31,
	2023		2024			2023		2024
	JPY’000%		JPY’000	US$’000%		JPY’000%		JPY’000	US$’000%
						(Unaudited)
Revenue	3,011,638	100.0	3,461,235	21,994	100.0	1,942,950	100.0	1,687,519	10,723	100.0
Cost of revenue	(2,429,833)	(80.7)	(2,680,673)	(17,034)	(77.4)	(1,569,227)	(80.8)	(1,300,431)	(8,264)	(77.1)
Gross profit	581,805	19.3	780,562	4,960	22.6	373,723	19.2	387,088	2,459	22.9

Operating expenses
Selling and marketing expenses	(212,120)	(7.0)	(228,100)	(1,449)	(6.6)	(124,492)	(6.4)	(132,355)	(841)	(7.8)
General and administrative expenses	(306,474)	(10.2)	(404,228)	(2,569)	(11.7)	(211,348)	(10.9)	(228,846)	(1,454)	(13.6)
Total operating expenses	(518,594)	(17.2)	(632,328)	(4,018)	(18.3)	(335,840)	(17.3)	(361,201)	(2,295)	(21.4)
Operating income	63,211	2.1	148,234	942	4.3	37,883	1.9	25,887	164	1.5

Other income (expenses)
Other income	25,663	0.9	16,448	105	0.5	6,370	0.3	11,694	74	0.7
Other expenses	(16,513)	(0.5)	(4,412)	(28)	(0.1)	(2,029)	(0.1)	(229)	(1)	—
Total other income, net	9,150	0.4	12,036	77	0.4	4,341	0.2	11,465	73	0.7
Operating profit
Share of income of investments in an associate	—	—	(1,061)	(7)	—	—	—	6,158	39	0.4
Gain on disposal of a subsidiary	—	—	94,000	597	2.7	—	—	—	—	—
Finance costs	(21,140)	(0.7)	(21,607)	(137)	(0.6)	(10,764)	(0.5)	(9,842)	(63)	(0.6)
Profit before income tax expenses	51,221	1.8	231,602	1,472	6.8	31,460	1.6	33,668	213	2.0
Income tax expenses	(18,268)	(0.6)	(94,192)	(599)	(2.7)	(28,523)	(1.5)	(37,177)	(236)	(2.2)
Net profit (loss) for the period and total comprehensive income (loss)	32,953	1.2	137,410	873	4.1	2,937	0.1	(3,509)	(23)	(0.2)

36

Segment Results of Operation

Our business is divided into four main segments: Consultancy and management, Event curation, Sub-leasing, and Restaurants. Each segment contributed differently to our overall financial performance. The following table sets forth the segment results of operation for the periods indicated.

		For the years ended June 30,					For the six months ended December 31,
		2023	2024	2024	Flux		2023	2024	2024	Flux
		JPY’000	JPY’000	US$’000	JPY’000%		JPY’000	JPY’000	US$’000	JPY’000%
							(Unaudited)
Consultancy and management	Revenue	2,013,747	2,170,765	13,794	157,018	7.8	1,155,791	999,052	6,348	(156,739)	(13.6)
	Cost of revenue	1,475,496	1,571,866	9,988	96,370	6.5	838,612	744,111	4,729	(94,501)	(11.3)
	Gross profit	538,251	598,899	3,806	60,648	11.3	317,179	254,941	1,619	(62,238)	(19.6)
	Gross margin	26.7%	27.6%	27.6%	0.9%	3.4	27.4%	25.5%	25.5%	(1.9)%	(6.9)
Event curation	Revenue	594,443	894,643	5,685	300,200	50.5	574,364	502,116	3,190	(72,248)	(12.6)
	Cost of revenue	625,710	800,902	5,089	175,192	28.0	571,169	426,119	2,708	(145,050)	(25.4)
	Gross profit	(31,267)	93,741	596	125,008	(399.8)	3,195	75,997	482	72,802	2,278.6
	Gross margin	(5.3)%	10.5%	10.5%	15.8%	(298.1)	0.6%	15.1%	15.1%	14.5%	2,416.7
Sub-leasing	Revenue	289,948	283,119	1,799	(6,829)	(2.4)	144,863	137,632	875	(7,231)	(5.0)
	Cost of revenue	132,405	129,592	823	(2,813)	(2.1)	68,068	71,962	457	3,894	5.7
	Gross profit	157,543	153,527	976	(4,016)	(2.5)	76,795	65,670	418	(11,125)	(14.5)
	Gross margin	54.3%	54.2%	54.2%	(0.1)%	(0.2)	53.0%	47.7%	47.7%	(5.3)%	(10.0)
Restaurants	Revenue	113,500	112,708	716	(792)	(0.7)	67,932	48,719	310	(19,213)	(28.3)
	Cost of revenue	196,222	178,313	1,133	(17,909)	(9.1)	91,378	58,239	370	(33,139)	(36.3)
	Gross profit	(82,722)	(65,605)	(417)	17,117	(20.7)	(23,446)	(9,520)	(60)	13,926	(59.4)
	Gross margin	(72.9)%	(58.2)%	(58.2)%	14.7%	(20.2)	(34.5)%	(19.5)%	(19.5)%	15.0%	(43.5)
Consolidated	Revenue	3,011,638	3,461,235	21,994	449,597	14.9	1,942,950	1,687,519	10,723	(255,431)	(13.1)
	Cost of revenue	2,429,833	2,680,673	17,033	250,840	10.3	1,569,227	1,300,431	8,264	(268,796)	(17.1)
	Gross profit	581,805	780,562	4,961	198,757	34.2	373,723	387,088	2,459	13,365	3.6
	Gross margin	19.3%	22.6%	22.6%	3.3%	17.1	19.2%	22.9%	22.9%	3.74%	19.3

Six months ended December 31, 2023 compared to six months ended December 31, 2024

Revenues

Revenue decreased from JPY1,943.0 million for the six months ended December 31, 2023 to JPY1,687.5 million (US$10.7 million) for the six months ended December 31, 2024, representing a decrease of 13.1%, which was primarily due to the reduced revenue in two segments, consultancy and management and event curation.

Revenue in consultancy and management segment decreased from JPY1,155.8 million for the six months ended December 31, 2023 to JPY999.1 million for the six months ended December 31, 2024, reflecting a decrease of 13.6%, primarily attributed to a change in the settlement method with nightclubs. The adjustment in the settlement approach was a strategic decision aimed at fostering long-term collaboration with these nightclub partners. By modifying the settlement terms, we sought to create a more mutually beneficial and sustainable business relationship, which we believe will yield positive results in the long run, despite the short-term impact on revenue.

37

Revenue in event curation segment decreased JPY72.3 million, from JPY574.4 million for the six months ended December 31, 2023 to JPY502.1 million for the six months ended December 31, 2024, reflecting a decrease of 12.6%. The decline revenue of this segment is primarily attributed to the postponement of Music Circus 2024. Despite this setback, the event curation segment is primed for substantial growth in the future. On March 20, 2025, Music Circus 2024 was held successfully, generating revenues in the range of approximately JPY50.0 million to JPY70.0 million. This single event is expected to not only recoup the revenue decline from the previous six-months but also drive additional growth, given the high-profile nature of the event and the large-scale sponsorships we’ve secured.

The sub-leasing segment, which involves the leasing of real estate properties, experienced a decline in performance for the six months ended December 31, 2024. Revenue decreased from JPY144.9 million for the six months ended December 31, 2023 to JPY137.6 million for the six months ended December 31, 2024, representing a 5.0% decrease. Revenue in restaurants segment, which served as a supplement to other types of revenues, decreased from JPY67.9 million for the six months ended December 31, 2023 to JPY48.7 million for the six months ended December 31, 2024. The reduction in the above two segments was part of a strategic shift by us to focus more on our core business of consultancy and management and event curation.

Cost of revenue

Cost of revenue decreased from JPY1,569.2 million for the six months ended December 31, 2023 to JPY1,300.4 million (US$8.3 million) for the six months ended December 31, 2024, representing a decrease of 17.1%. This decrease was in line with the decrease in revenue.

Cost of revenue for consultancy and management segment also decrease from JPY838.5 million for the six months ended December 31, 2023 to JPY744.1 million for the six months ended December 31, 2024, primarily due to the reduction in the cost of event setup and performance fee, as well as the purchase of equipment and facilities for club-based events.

Cost of revenue in event curation segment decreased from JPY571.2 million for the six months ended December 31, 2023 to JPY426.1 million for the six months ended December 31, 2024. This reduction can be primarily attributed to the postponement of Music Circus 2024, which led to a decrease in various operational costs. These include expenses related to event setup and performance fees, as well as costs associated with equipment, staff, and outsourced event curation services.

Cost of revenue in sub-leasing segment increased slightly from JPY68.1 million for the six months ended December 31, 2023 to JPY72.0 million for the six months ended December 31, 2024, which was mainly due to the liquidated damages arising from the termination of a lease.

Cost of revenue in restaurants segment also decreased, from JPY91.4 million for the six months ended December 31, 2023 to JPY58.2 million for the six months ended December 31, 2024, which was mainly due to the closing of a restaurant.

Gross profit

Gross profit increased from JPY373.7 million for the six months ended December 31, 2023 to JPY387.1 million (US$2.5 million) for the six months ended December 31, 2024, reflecting a 3.6% increase. Our gross margin was 19.2% and 22.9% for the six months ended December 31, 2023 and 2024, respectively, through careful cost management and operational efficiency.

Gross margin for consultancy and management segment was 27.4% and 25.5% for the six months ended December 31, 2023 and 2024, respectively, which remained relatively stable. The segment maintained our profitability through effective cost management and by offering premium services that commanded higher prices.

Gross margin for event curation segment was 0.6% and 15.1% for the six months ended December 31, 2023 and 2024, respectively, with the significant increase primarily driven by hosting more events that generated higher gross profits. Other potential contributing factors may include improved event pricing strategies, cost optimization, and economies of scale from increased event volume reducing unit costs. Over time, we believe we have established ourselves as a premier event curator, delivering exceptional experiences that captivate audiences and foster memorable connections.

The sub-leasing segment maintained a high gross margin, achieving 53.0% and 47.7% for the six months ended December 31, 2023 and 2024, respectively. The reduction in the gross profit margin in 2024 was mainly due to liquidated damages from an early lease termination.

The restaurants segment, which serves as a supplement to other types of revenues, continued to operate at a negative gross margin. The negative margins were 34.5% for the six months ended December 31, 2023, and improved to 19.5% for the six months ended December 31, 2024. We are proactively taking steps to optimize restaurant operations. Our focus lies on implementing strategies to reduce the share of fixed costs in the total cost structure, thereby boosting the segment’s profitability. This strategic approach has effectively led to a 15.0% reduction in the negative margin.

38

Operating expenses

Our operating expenses increased by 7.6% from JPY335.8 million for the six months ended December 31, 2023 to JPY361.2 million (US$2.3 million) for the six months ended December 31, 2024.

Selling and marketing expenses Our selling and marketing expenses increased by 6.3%, from JPY124.5 million for the six months ended December 31, 2023 to JPY132.4 million (US$0.8 million) for the six months ended December 31, 2024. This increase was primarily driven by the higher advertising and marketing expenses, as well as increased staff-related costs, which align with our business expansion.

General and administrative expenses Our general and administrative expenses increased by JPY17.5 million, or 8.3% from JPY211.3 million for the six months ended December 31, 2023 to JPY228.8 million (US$1.5 million) for the six months ended December 31, 2024, which was primarily attributable to (i) the allowance of credit losses of JPY4.7 million the six months ended December 31, 2024, compared to the reversal of expected credit losses of JPY8.1 million the six months ended December 31, 2023; (ii) an increase of JPY3.8 million, JPY2.6 million, JPY3.2 million, JPY4.6 million in staff-related costs, travel and transportation expenses, office expenses and insurance and service fees as a result of business expansion; partially offset by (i) a decrease of JPY1.7 million in director fees, which was mainly due to the decreased directors personnel; (ii) a decrease of JPY4.1 million in legal and professional fee, which was primarily attributable to the absence of a one-time consulting fee for event curation that was incurred in 2023; and (iii) a decrease of JPY1.7 million in depreciation and amortization of right-of-use assets due to the termination of a lease.

Other income and expenses

Other income increased by JPY5.3 million, from JPY6.4 million for the six months ended December 31, 2023 to JPY11.7 million (US$0.1 million) for the six months ended December 31, 2024, which was primarily attributable to an increase of JPY10.1 million in gain on lease termination as a result of the termination of a lease; and partially offset by a decrease of JPY1.3 million in government subsidies as the subsidy received in 2023 was a one-off grant.

Other expenses decreased by JPY1.8 million, from JPY2.0 million for the six months ended December 31, 2023 to JPY0.2 million (US$1.0 thousand) for the six months ended December 31, 2024, which was primarily attributable to a decrease of JPY1.5 million in loss on disposal of fixed assets.

Financial costs

Financial costs decreased from JPY10.8 million for the six months ended December 31, 2023 to JPY9.8 million (US$0.1 million) for the six months ended December 31, 2024. The above slight decrease was primarily attributable to a decrease of JPY2.8 million in interest expenses on lease liabilities; and partially offset by an increase of JPY2.0 million in interest expenses on bank and other borrowings.

Income tax expenses

Income tax expenses increased by JPY8.7 million, from JPY28.5 million for the six months ended December 31, 2023 to JPY37.2 million (US$0.2 million) for the six months ended December 31, 2024. This increase was primarily attributable to the decrease in net income for the six months ended December 31, 2024.

39

Net income (loss)

As a result of the foregoing, we incurred net loss of JPY3.5 million (US$0.02 million) for the six months ended December 31, 2024, compared to net income of JPY2.9 million for the six months ended December 31, 2023.

Year ended June 30, 2023 compared to year ended June 30, 2024

Revenues

Revenue increased from JPY3,011.6 million for the year ended June 30, 2023 to JPY3,461.2 million (US$22.0 million) for the year ended June 30, 2024, representing a year-over-year growth of 14.9%. This growth was primarily driven by higher demand in consultancy and management and event curation, with both segments benefiting from an increase in events and enhanced customer experiences at venues.

Revenue in consultancy and management segment increased from JPY2,013.7 million for the year ended June 30, 2023 to JPY2,170.8 million for the year ended June 30, 2024, reflecting a growth rate of 7.8%. This growth was driven by the introduction of new entertainment offerings, improved customer engagement, and higher patronage across our venues. The segment benefited from increased consumer spending on entertainment as economic conditions improved.

Revenue in event curation segment increased significantly, from JPY594.4 million for the year ended June 30, 2023 to JPY894.6 million for the year ended June 30, 2024, reflecting a 50.5% growth year-over-year. This strong performance was driven by an increase in the number of events held, particularly in the music and entertainment sectors. Our ability to attract larger audiences and secure more sponsorship deals contributed to this growth.

The sub-leasing segment, which involves the leasing of real estate properties, experienced a slightly decline in performance for the year ended June 30, 2024. Revenue decreased from JPY289.9 million for the year ended June 30, 2023 to JPY283.1 million for the year ended June 30, 2024, representing a 2.4% decrease. This reduction was part of a strategic shift by us to focus more on our core business of consultancy and management and event curation, with less emphasis on real estate sub-leasing activities.

Revenue in restaurants segment, which served as a supplement to other types of revenues, decreased slightly from JPY113.5 million for the year ended June 30, 2023 to JPY112.7 million for the year ended June 30, 2024.

Cost of revenue

Cost of revenue increased from JPY2,429.8 million for the year ended June 30, 2023 to JPY2,680.7 million (US$17.0 million) for the year ended June 30, 2024, representing a year-over-year growth of 10.3%. This growth was in line with the growth in revenue.

Cost of revenue for consultancy and management segment also grew from JPY1,475.5 million for the year ended June 30, 2023 to JPY1,571.9 million for the year ended June 30, 2024, primarily due to higher staff costs, venue maintenance, and the cost of providing enhanced customer experiences.

Cost of revenue in event curation segment increased from JPY625.7 million for the year ended June 30, 2023 to JPY800.9 million for the year ended June 30, 2024. This rise is attributed to higher operational costs, such as event setup and performance fee, equipment, staff costs, logistics, and outsourced event curation services, as the scale and complexity of events grew.

Cost of revenue in sub-leasing segment declined from JPY132.4 million for the year ended June 30, 2023 to JPY129.6 million for the year ended June 30, 2024, as fewer resources were allocated to this segment.

Cost of revenue in restaurants segment also decreased, from JPY196.2 million for the year ended June 30, 2023 to JPY178.3 million for the year ended June 30, 2024, which was mainly due to the closing of a restaurant.

Gross profit

Gross profit increased from JPY581.8 million for the year ended June 30, 2023 to JPY780.6 million (US$5.0 million) for the year ended June 30, 2024, reflecting a 34.2% year-over-year growth. Despite rising costs, we maintained a relatively stable gross margin of 19.3% and 22.6% for the years ended June 30, 2023 and 2024, respectively through careful cost management and operational efficiency.

Gross margin for consultancy and management segment was 26.7% and 27.6% for the years ended June 30, 2023 and 2024, respectively, which remained stable. The segment maintained our profitability through effective cost management and by offering premium services that commanded higher prices.

The event curation segment experienced a negative margin of 5.3% for the year ended June 30, 2023, which significantly improved to a gross margin of 10.5% for the year ended June 30, 2024. The negative gross margin in 2023 was primarily due to the discontinuation of one event with significant cost incurred.

The sub-leasing segment maintained a high and stable gross margin, achieving 54.3% and 54.2% for the year ended June 30, 2023 and 2024.

The restaurants segment, which serves as a supplement to other types of revenues, continued to operate at a negative gross margin. The negative margins were 72.9% for the year ended June 30, 2023, and improved to 58.2% for the year ended June 30, 2024. The negative margins were mainly attributed to high fixed costs including staff costs and amortization costs of right-of-use assets associated with the leased restaurants. We are actively working on improving restaurant operations, focusing on strategies to reduce the proportion of fixed costs relative to total costs, thereby aiming to enhance profitability in this segment.

40

Operating expenses

Our operating expenses increased by 21.9% from JPY518.6 million for the year ended June 30, 2023 to JPY632.3 million (US$4.0 million) for the year ended June 30, 2024.

Selling and marketing expenses Our selling and marketing expenses increased by 7.5%, from JPY212.1 million for the year ended June 30, 2023 to JPY228.1 million (US$1.4 million) for the year ended June 30, 2024. This increase was primarily driven by the increase of marketing and promotion expenses due to our increased promotional efforts for market expansion.

General and administrative expenses Our general and administrative expenses increased by JPY97.8 million, or 31.9% from JPY306.5 million for the year ended June 30, 2023 to JPY404.2 million (US$2.6 million) for the year ended June 30, 2024, which was primarily attributable to (i) an increase of JPY20.9 million and JPY12.4 million in travel and transportation and office expense due to the increased of travel and meetings as a result of business expansion; (ii) an increase of JPY21.1 million in legal and professional fees, which was primarily due to the engagements of audit, legal, and consulting services, making our operation more standardized; (iii) an increase of JPY18.7 million in depreciation and amortization of property and equipment, as well as right-of-use assets; and (iv) a decrease of JPY21.8 million in reversal of expected credit losses; partially offset by (i) a decreased of JPY10.5 million in director fees, which was mainly due to the decreased directors personnel.

Other income and expenses

Other income decreased by JPY9.2 million, from JPY25.7 million for the year ended June 30, 2023 to JPY16.4 million (US$0.1 million) for the year ended June 30, 2024, which was primarily attributable to (i) a decrease of JPY4.1 million in gain on derecognized of right-of-use assets as a result of fewer subleases recognized as finance leases; and (ii) a decrease of JPY9.1 million in government subsidies as the changes of government policy with the end of the COVID-19 pandemic.

Other expenses decreased by JPY12.1 million, from JPY16.5 million for the year ended June 30, 2023 to JPY4.4 million (US$28.0 thousand) for the year ended June 30, 2024, which was primarily attributable to a decrease of JPY12.0 million in loss on disposal of fixed assets.

Gain on disposal of a subsidiary

We recorded a loss control of the subsidiary and recognition of associate with gain of JPY94.0 million (US$0.6 million) for the year ended June 30, 2024 as a result of disposal 60% shares of Music Circus Co., Ltd. to a third party.

Financial costs

Financial costs increased from JPY21.1 million for the year ended June 30, 2023 to JPY21.6 million (US$0.1 million) for the year ended June 30, 2024. The above slight increase was primarily attributable to a slight increase of (i) interest expenses on bank and other borrowings; and (ii) interest expenses on lease liabilities.

Income tax expenses

Income tax expenses increased by JPY75.9 million, from JPY18.3 million for the year ended June 30, 2023 to JPY94.2 million (US$0.6 million) for the year ended June 30, 2024. This increase was primarily attributable to the growth of net income for the year ended June 30, 2024.

41

Net Income

As a result of the foregoing, net income increased by JPY104.5 million, or 317.0%, from JPY33.0 million for the year ended June 30, 2023 to JPY137.4 million (US$0.9 million) for the year ended June 30, 2024. This result still underscores our success in expanding our operations while maintaining solid financial discipline.

Liquidity and Capital Resources

The primary source of liquidity historically has been cash generated from our business operations, equity contributions from our shareholders and borrowings, which have historically been sufficient to meet our working capital and capital expenditure requirements. As of June 30, 2024 and as of December 31, 2024, our cash and cash equivalents were JPY94.1 million and JPY39.8 million (US$0.3 million), respectively. Our cash and cash equivalents consist of cash at bank and cash in hand.

We believe that the existing cash and cash equivalents, anticipated cash raised from financings, and anticipated cash flow from operations, together with the net proceeds from this offering of the Public Offering Ordinary Shares, will be sufficient to meet our anticipated cash needs for at least the next 12 months from the date of this prospectus. We also believe that the existing cash and cash equivalents will be sufficient to support our planned operations for the next year and that the existing cash and cash equivalents, together with anticipated cash flow from our sales projects, will be sufficient to meet our operating needs for the next few years. However, the exact amount of proceeds we use for our operations and expansion plans will depend on the amount of cash generated from the operations and any strategic decisions we may make that could alter our expansion plans and the amount of cash necessary to fund these plans. We may, however, decide to enhance our liquidity position or increase our cash reserve for future investments through additional capital and finance funding. We may need additional cash resources in the future if we experience changes in business conditions or other developments, or if we find and wish to pursue opportunities for investments, acquisitions, capital expenditure or similar actions. If we determine that the cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Our ability to manage the working capital, including receivables and other assets and liabilities and accrued liabilities, may materially affect our financial condition and results of operations.

Cash flows for the six months ended December 31, 2023 and 2024

The following table provides a summary of our cash flows for the six months ended December 31, 2023 and 2024.

	For the six months ended December 31,			Change
	2023	2024	2024	Amount	%
	JPY’000		US$’000	JPY’000
	(Unaudited)
Net cash generated from operating activities	104,334	159,461	1,013	55,127	52.8%
Net cash (used in) generated from investing activities	(7,885)	66,758	424	74,643	(946.6)%
Net cash used in financing activities	(129,313)	(280,520)	(1,782)	(151,207)	116.9%
Net decrease in cash and cash equivalents	(32,864)	(54,301)	(345)	(21,437)	65.2%
Cash and cash equivalents at the beginning of the period	69,465	94,054	598	24,589	35.4%
Cash and cash equivalents at the end of the period	36,601	39,753	253	3,152	8.6%

42

Operating Activities

Net cash provided by operating activities was JPY159.5 million (US$1.0 million) for the six months ended December 31, 2024, which primarily reflected our net income of JPY33.7 million as mainly adjusted by (i) certain non-cash items, primarily comprising (a) depreciation expense of property and equipment of JPY30.9 million, (b) depreciation expense of right-of-use assets of JPY85.1 million, (c) gain on termination of lease of JPY10.2 million, (d) share of income of investments in an associate of JPY6.2 million, (e) allowance for expected credit losses of JPY4.7 million; and (ii) changes in working capital, primarily comprising (a) a decrease in accounts receivables of JPY84.0 million as a result of the postponement of Music Circus 2024, (b) an increase in accounts and other payables of JPY24.2 million,

(c) an increase in inventories of JPY12.5 million, (d) an increase in other current assets of JPY88.4 million.

Net cash provided by operating activities was JPY104.3 million for the six months ended December 31, 2023, which primarily reflected our net income of JPY31.5 million as mainly adjusted by (i) certain non-cash items, primarily comprising (a) depreciation expense of property and equipment of JPY29.6 million, (b) depreciation expense of right-of-use assets of JPY94.8 million, (c) reversal of allowance for expected credit losses of JPY8.1 million; and (ii) changes in working capital, primarily comprising (a) an increase in accounts and other payables of JPY72.1 million, (b) an increase in accounts receivables of JPY43.3 million, (c) an increase in other current assets of JPY14.1 million, (d) a decrease in contact liabilities of JPY50.4 million.

Investing Activities

For the six months ended December 31, 2024, our net cash generated from investing activities was JPY66.8 million (US$0.4 million), which was primarily attributable to receipt of the principal portion of net investments in subleases of JPY70.5 million; and was mainly offset by purchase of property and equipment of JPY3.7 million.

For the six months ended December 31, 2023, our net cash used in investing activities was JPY7.9 million, which was primarily attributable to purchase of property and equipment of JPY64.0 million; and was mainly offset by receipt of the principal portion of net investments in subleases of JPY56.1 million.

Financing Activities

For the six months ended December 31, 2024, net cash used in financing activities was JPY280.5 million (US$1.8 million), which was primarily attributable to (i) repayments of bank and other borrowings of JPY289.9 million; (ii) principal elements of operating and finance lease payments of JPY146.6 million; (iii) payment for deferred offering cost of JPY88.1 million; and was mainly offset by proceeds from bank and other borrowings of JPY244.0 million.

For the six months ended December 31, 2023, net cash used in financing activities was JPY129.3 million, which was primarily attributable to (i) repayments of bank and other borrowings of JPY109.7 million; (ii) principal elements of operating and financing lease payments of JPY139.6 million; and was mainly offset by proceeds from bank and other borrowings of JPY120.0 million.

Cash flows for the years ended June 30, 2023 and 2024

The following table provides a summary of our cash flows for the years ended June 30, 2023 and 2024.

	For the years ended June 30,			Change
	2023	2024	2024	Amount	%
	JPY’000		US$’000	JPY’000
Net cash generated from operating activities	313,339	142,915	910	(170,424)	(54.4)%
Net cash (used in) generated from investing activities	(15,923)	114,878	729	130,801	(821.5)%
Net cash used in financing activities	(280,921)	(233,204)	(1,482)	47,717	(17.0)%
Net increase in cash and cash equivalents	16,495	24,589	157	8,094	49.1%
Cash and cash equivalents at the beginning of the year	52,970	69,465	441	16,495	31.1%
Cash and cash equivalents at the end of the year	69,465	94,054	598	24,589	35.4%

43

Operating Activities

Net cash provided by operating activities was JPY142.9 million (US$0.9 million) for the year ended June 30, 2024, which primarily reflected our net income of JPY231.6 million as mainly adjusted by (i) certain non-cash items, primarily comprising (a) depreciation expense of property and equipment of JPY66.6 million, (b) depreciation expense of right-of-use assets of JPY192.7 million, (c) gain on disposal of a subsidiary of JPY94.0 million, (d) gain on derecognized of right-of-use assets of JPY8.2 million; and (ii) changes in working capital, primarily comprising (a) an increase in accounts receivables of JPY187.4 million as a result of surge increased revenue, (b) an increase in accounts and other payables of JPY24.4 million, (c) a decrease in contact liabilities of JPY50.2 million.

Net cash provided by operating activities was JPY313.3 million for the year ended June 30, 2023, which primarily reflected our net income of JPY51.2 million as mainly adjusted by (i) certain non-cash items, primarily comprising (a) depreciation expense of property and equipment of JPY56.2 million, (b) depreciation expense of right-of-use assets of JPY171.7 million, (c) gain on derecognized of right-of-use assets of JPY12.4 million, (d) loss on disposal of property and equipment of JPY13.3 million, (d) reversal of provision for expected credit losses of JPY22.7 million; and (ii) changes in working capital, primarily comprising (a) a decrease in accounts receivables of JPY116.8 million, (b) an increase in other current assets of JPY63.7 million, (c) a decrease in accounts and other payables of JPY25.5 million, (d) an increase in contact liabilities of JPY49.6 million.

Investing Activities

For the year ended June 30, 2024, our net cash generated from investing activities was JPY114.9 million (US$0.7 million), which was primarily attributable to (i) receipt of the principal portion of net investments in subleases of JPY113.4 million; (ii) proceeds from disposal of a subsidiary of JPY100.0 million; and was mainly offset by (i) purchase of property and equipment of JPY98.5 million.

For the year ended June 30, 2023, our net cash used in investing activities was JPY15.9 million, which was primarily attributable to receipt of the principal portion of net investments in subleases of JPY76.9 million; and was mainly offset by purchase of property and equipment of JPY92.8 million.

Financing Activities

For the year ended June 30, 2024, net cash used in financing activities was JPY233.2 million (US$1.5 million), which was primarily attributable to (i) repayments of bank and other borrowings of JPY170.9 million; (ii) principal elements of operating and finance lease payments of JPY283.7 million; and was mainly offset by (i) proceeds from bank and other borrowings of JPY191.4 million; (ii) capital contribution from the shareholder of JPY30.0 million.

For the year ended June 30, 2023, net cash used in financing activities was JPY280.9 million, which was primarily attributable to (i) repayments of bank and other borrowings of JPY118.7 million; (ii) principal elements of operating and financing lease payments of JPY224.2 million; and was mainly offset by (i) proceeds from bank and other borrowings of JPY62.0 million.

Contractual Obligations and Commitments

The following table sets forth our contractual obligations as of December 31, 2024.

	Lease liabilities	Borrowings	Long-term payables
Payment due by period	JPY’000	JPY’000	JPY’000
2025	255,306	106,011	-
2026	180,100	96,856	4,775
2027	118,363	92,870	3,335
2028	47,036	85,200	947
2029	23,579	75,413	947
Thereafter	25,200	407,774	7,578
Total	649,584	864,124	17,582

Except for those disclosed above, we did not have any significant capital or other commitments, long-term obligation, or guarantees as of December 31, 2024.

Off-balance sheet commitments and arrangements

We did not any off-balance sheet arrangements as of December 31, 2024.

Trend information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our revenue, profitability, liquidity, or capital resources, or that would cause reported financial information to be not necessarily indicative of future operating results or financial condition.

44

Critical Accounting Policies and Estimate

The consolidated financial statements are prepared in accordance with the International Financial Reporting Standards, or IFRS, issued by the International Accounting Standards Board, or IASB, and the interpretations issued by the IASB’s International Financial Reporting Interpretation Committee. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experiences and various other assumptions that it believes to be reasonable under the circumstances. We believe that the estimates, assumptions and judgments involved in the accounting policies described below have the greatest potential impact on our financial statements and, therefore, we consider these to be our critical accounting policies.

Key source of estimation uncertainty

The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period are discussed below. The Company based its assumptions and estimates on parameters available when the consolidated financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising beyond the control of the Company. Such changes are reflected in the assumptions when they occur.

Allowance for ECL of accounts receivable

The Company has applied the simplified approach in IFRS 9 and use provision matrix to measure the ECL for accounts receivable. The ECL rates are based on the Company’s historical loss experience of the customers, geographical locations, product types and internal ratings, adjusted for forward-looking factors specific to the debtors and the economic environment which could affect the ability of the debtors to settle the accounts receivable. In considering the impact of the economic environment on the expected credit losses rates, the Company assesses, for example, the country default risk. The Company adjusts the allowance matrix at each reporting date. Such estimation of the expected credit losses rates may not be representative of the actual default in the future.

Recent Accounting Pronouncements

New accounting guidance that we have recently adopted, as well as accounting guidance that has been recently issued but not yet adopted by us, is included in Note 2, “Summary of Significant Accounting Policies” to our audited consolidated financial statements included elsewhere in this prospectus.

Internal Control over Financial Reporting

In connection with the preparation of our consolidated financial statements, we identified a material weakness in our over financial reporting. The material weakness identified relates to the lack of sufficient competent financial reporting and accounting personnel with appropriate understanding of IFRS and SEC rules and regulations to address complex technical accounting issues and SEC reporting requirements. See “Risk Factors—Risks Related to this Offering and our Securities — If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our ordinary shares may be materially and adversely affected.” We are in the process of implementing measures designed to improve our over financial reporting and remediate the material weakness. This includes implementing additional review procedures within our accounting and finance department, and hiring additional staff and engaging external accounting experts to support improving our accounting processes.

45

BUSINESS

Vision

Foster an inclusive and equitable work environment, free from industry biases and discrimination, where diverse individuals can thrive and contribute their best throughout their careers, promoting a culture of belonging, safety, and lifelong growth and development.

Mission

Delighting audiences worldwide through our music, culture and entertainment offerings, we aim to become a leading global lifestyle entertainment company. We seek to deliver unforgettable experiences to enrich lives and foster vibrant communities and promote a healthy and sustainable lifestyle entertainment economy.

Company Overview

We are a lifestyle entertainment company that operates in Japan offering a diverse range of services across the entertainment and hospitality sectors. Our aspiration is to be a pre-eminent player in the entertainment industry by providing innovative solutions, exceptional experiences, and unparalleled service. Our principal businesses are (i)event curation ; (ii) consultancy and management services; (iii) sub-leasing of entertainment venues; and (iv) ownership and operation of restaurants.

We started our journey in 2013 and have sought to be at the forefront of Japan’s evolving entertainment landscape. During this transformative decade, we witnessed a significant shift in consumer preferences, driven by the rise of social media, changing demographics, and a growing desire for immersive experiences.

Embracing Change, Driving Innovation

In response to the evolving landscape, we adapted and innovated, capitalizing on emerging trends and demands. Our strategic focus areas include curating immersive experiences through unique events and festivals that blend music, art, fashion, and cuisine, as well as diversified entertainment options to cater to diverse tastes and preferences. Additionally, we introduce global talent and collaborations, bringing international perspectives and creativity to the Japanese market, and leverage social media and online platforms for digital engagement to connect with our audience and promote events and artists.

By embracing these shifts, we believe we have established ourselves as a prominent player in Japan’s lifestyle entertainment industry, delivering exceptional experiences that inspire, entertain, and unite. We believe that our commitment to innovation has fostered brand recognition and a reputation for quality that has allowed us to thrive in Japan’s lifestyle entertainment scene. With a commitment to innovation, cultural exchange, and building community through shared events, we seek to play a vital role in promoting Japan’s entertainment industry and tourism sector, while celebrating the boundless power of music, entertainment and shared experiences to unite people in Japan and beyond.

Our principal businesses are (i) event curation; (ii) consultancy and management; (iii) sub-leasing of entertainment venues, and (iv) ownership and operation of restaurants. Each are discussed in more detail below.

EVENT CURATION

We provide multi-genre event curation services to our customers based on our experience gained over the years. We plan, produce, manage, design and coordinate all aspects of an event or stage set. Depending on the needs of a customer, we provide a comprehensive range of services from conceptualizing an event or function, designing and creating a theme for a stage or event, provision of public announcement sound systems, lighting, disc jockey (“DJ”) and video jockey (“VJ”) technicians, provision of security services, graphics/web design, music video production and enhancement and ticketing.

Upon the request for our services from a customer, our sales team will engage with the customer for a sit down or virtual meeting to understand the requirements of the customer. Once the customers’ ideas and needs are visualized, our sales team will arrange a brainstorming session with our design and event planning team to come up with a concept and design befitting for the customer. Criteria that our team will consider range from the size of the event, the capacity of the crowd anticipated, the location of the event (ie, indoor or outdoor), the seasonality of event (ie winter or summer), any specific requirements of the artist/DJ/VJ etc. In addition, we will provide the customer with a costing proposal. Based on this, we will prepare design boards and sketches based on our customer’s specifications and based on our team’s experience for similar events. Preliminary designs are shown to the customer for discussion following which, modification and refining may be necessary based on their feedback. We generally go through several rounds of design and concept amendments before a final proposal is accepted by the customer.

Once the final proposal is accepted by the customer, our team will proceed to the procurement stage whereby we source the required products, materials, equipment, venue, ticketing, food etc from such service providers. To the extent necessary, we subcontract certain parts of an event to third parties such as construction companies. Our quality control team will engage at all stages of the curation process to ensure that only quality products, as well as where applicable, environmental and sustainability standards, are used/adhered to.

Prior to handover of an event, numerous checks are made by the customer and our team running through every aspect of the event from sound, visual, equipment, safety, security, ticketing etc. As we are generally also engaged to manage the operation of the event and not just the curation, we would see the entire event throughout its course. We pay special attention to health and safety, as we must ensure that each event has sufficient security staff for crowd control purposes as well as enough exit routes in case of emergency so as to have an orderly and efficient exiting of a venue.

Over time, we believe we have established ourselves as a premier event curator, delivering exceptional experiences that captivate audiences and foster memorable connections. Our event curation vertical has successfully launched over 30 events in the past three years, showcasing our expertise in creating immersive and engaging experiences that cater to diverse tastes and preferences.

46

Showcase Events:

Our portfolio includes several events that showcase our capabilities and creativity, including the following:

1. MUSIC CIRCUS: A flagship festival that has attracted 626,500 people over 10 years, featuring over 100 groups and 1,000 artists from Japan and abroad – more than a music festival, MUSIC CIRCUS presents an array of artists, including dancers, fashion shows as well as a variety of hip hop, electronic and pop performers. This project has not only demonstrated our ability to curate large-scale events but also our commitment to promoting Japanese culture and music to a globally-diverse crowd. By joining forces with NEXYZ.Group Corporation, we have expanded our reach and capabilities, enabling us to launch new regional revitalization projects that combine music, travel, and local culture.

2. Senshu Dream Fireworks: A large-scale fireworks festival held in Sennan, Osaka, renowned for its stunning backdrop overlooking the Kansai International Airport and Southern Beach. This event has become a popular tourist attraction in the Osaka region, featuring additional festivities like food stalls, live performances, and traditional dancing alongside the fireworks show. Our expertise in event curation has enabled us to create an immersive experience that combines entertainment, culture, and community engagement.

3. Osaka Night Fusion: A live entertainment show primarily directed at foreign visitors, showcasing Japanese culture, dance music, and performers, including elements of sword play and Kabuki lion dancers. Held every Friday at Pivot BASE Café & Bar in Dotonbori, Osaka, this event has become a hub for cultural exchange and creativity, featuring a unique blend of traditional and modern Japanese elements. Our ability to curate innovative events has enabled us to attract a diverse audience and create a new type of nightlife experience in Osaka.

4. Aso Culture Night: An interactive night event that featured sky lantern releases, lighting, gourmet food, and night markets. Held at Aso Central Park, in Kumamoto, this event was a platform for community engagement and cultural exchange, showcasing the natural beauty and rich cultural heritage of the Mt. Aso region. Our expertise in event curation has enabled us to create an experience that combined entertainment, education, and community building that highlighted the unique culture and natural beauty of Japan.

5. Seaside Park Camp: A popular camping venue with a variety of activities, including a campsite, handmade craft market, and food trucks. Held seasonally at Shiomi Park in Izumiotsu City, Osaka, this event has become a hub for outdoor enthusiasts and families, offering a unique blend of nature, entertainment, and community engagement. This family-friendly event attracts a diverse audience and offers a new type of outdoor experience in Osaka.

Below are recent events hosted by TryHard:

Cultural Events

These events demonstrate our expertise in hosting a varied array of events. We want to continue pushing the boundaries of innovation and creativity by creating new and exciting experiences that captivate audiences and foster memorable connections.

Revenue in event curation segment increased from JPY594.4 million for the year ended June 30, 2023, to JPY894.6 million for the year ended June 30, 2024, reflecting a 50.5% growth year-over-year. This performance was driven by an increase in the number of events held, particularly in the music and entertainment sectors and our ability to attract larger audiences and secure more sponsorship deals.

47

Event curation – Music Festivals (Images)

DJs performing at MUSIC CIRCUS organized by TryHard at Tarui Southern Beach, Rinku Minamihama Sennan City in Osaka Japan

DJ Steve Aoki performing at MUSIC CIRCUS organized by TryHard at Kobe International Exhibition Hall in Hyogo, Japan

48

DJ Nicky Romero performing at MUSIC CIRCUS organized by TryHard at Tarui Southern Beach (Rinku Minamihama, Sennan City, Osaka Japan)

DJ performing at MUSIC CIRCUS organized by TryHard at Tarui Southern Beach (Rinku Minamihama, Sennan City, Osaka Japan)

49

Concert at MUSIC CIRCUS FUKUOKA, the music festival co-held by TryHard and SoftBank HAWKS in June 2024

Event curation – Family and cultural events (Images)

From the Kishiwada Danjiri Festival in September 2024 organized by TryHard in Kishiwada city, Osaka Japan

50

The crowd releasing lanterns at Ogmachi Lantern Festival 2024 organized by TryHard at Ogimachi Park Multipurpose Plaza in Osaka Japan

From the Senshu Beach Lantern Festival 2023 organized by TryHard at SENNAN LONG PARK in Sennan city, Osaka Japan

51

Firework show from Senshu Yume Hanabi (Senshu Dream Fireworks), organized by TryHard in August 2024

CONSULTANCY AND MANAGEMENT

As part of the provision of our comprehensive services to customers in the entertainment industry, we also provide management and consulting services. Our customers may have clubs, functions and events of their own but lack the experience, manpower, etc to manage such projects. In this regard, we engage with customers offering our management and consulting services which comprises our in-depth knowledge of how to successfully and safely operate an entertainment venue/event. Under this aspect of our business, we may provide a whole comprehensive range of services such as venue management, artist production and management, security, food and beverage, ticketing, accounting, visual designs, VIP packages, photography, logo design, marketing etc. We have a vast database of reputable and renowned artists, DJs, VJs, MCs, dancers, entertainers both locally and internationally that we can readily source to match the requirements of an event or club. We negotiate all the terms of an engagement with the artists, DJs, VJs, MCs, dancers, entertainers or their agents directly before we sign off on a management contract with our customers. We will generally ensure a backup replacement artist/DJ for events in the unlikely scenario any of them backing out or are unable to perform for any reason. We also have collaborations with influencers for marketing purposes. As at the date of this prospectus, we provide comprehensive management and consultancy services to a portfolio of 16 clubs across Japan. Our services encompass various aspects of club management, including:

Venue Management : We provide oversight of day-to-day club operations to ensure smooth and efficient management. Our team handles maintenance and repairs of club facilities to maintain a safe and welcoming environment for customers. We also manage club staff and personnel, including recruitment, training, and performance evaluation.

Artist Production: Our team books and manages local and international artists to perform at our clubs, ensuring a diverse and exciting lineup of events. We organize live performances and events, handling logistics, marketing, and promotion. We also liaison with artists, managers, and agents to negotiate contracts and ensure successful events.

Management: We provide strategic planning and direction for club operations, setting goals and objectives to drive growth and profitability. Our team handles financial management and accounting, including budgeting, forecasting, and financial reporting. We also develop and implement marketing and promotional activities to attract customers and drive revenue.

Security: Our team provides security personnel for club events, ensuring a safe and secure environment for customers. We develop and implement security protocols, including risk management and emergency response planning. Our security team is trained to handle incidents and ensure compliance with relevant laws and regulations.

Food and Beverage: We manage bar and kitchen operations, including menu development, inventory management, and supply chain management. Our team develops and implements menus and drink offerings, ensuring a high-quality and diverse range of options for customers. We also provide exceptional customer service and support to ensure a positive experience for all customers.

Ticketing: Our team manages ticket sales and revenue, including ticketing system development and implementation. We provide customer service and support for ticketing-related inquiries and issues. Our team also analyzes ticket sales data to inform marketing and promotional strategies.

52

Accounting: We provide financial reporting and analysis, including budgeting and forecasting. Our team ensures compliance with financial regulations and laws, including tax compliance and financial reporting requirements. We also provide financial planning and advisory services to support business growth and development.

Visual Design: Our team develops visual branding and identity for our clubs, including logos, signage, and marketing materials. We design and develop marketing materials and promotional items, including flyers, posters, and social media graphics. Our team also creates digital content and graphics for use on social media, websites, and other digital platforms.

VIP Packages: We develop and sell VIP packages and experiences, including exclusive access to events, priority entry, and personalized service. Our team manages VIP guest services and amenities, including VIP areas, bottle service, and personalized concierge services. We also liaison with VIP clients and guests to ensure an exceptional experience.

Photography: Our team provides photography services for club events, capturing high-quality images for use on social media, marketing materials, and other promotional channels. We develop visual content for marketing and promotional purposes, including photo shoots, video production, and graphic design. Our team also manages photography staff and equipment, ensuring high-quality results.

Logo Design: We develop logos and branding materials for our clubs, including design concepts, revisions, and final delivery. Our team designs and develops marketing materials and promotional items, including business cards, letterheads, and other branded materials. We also create digital content and graphics for use on social media, websites, and other digital platforms.

Marketing: Our team develops and implements marketing strategies to attract customers and drive revenue. We manage social media and online presence, including content creation, posting, and engagement. Our team also organizes promotional events and activities, including parties, concerts, and other events to drive foot traffic and revenue.

Our Club Portfolios:

Below is a list of the 16 clubs under our management:

1.	WARP SHINJUKU

Address: B1, No2 Toa Kaikan Building, 1-21-1 Kabukicho, Shinjuku-ku, Tokyo, Japan

2.	SPACE KUMAMOTO

Address: 2F, 11-2 Hanabatacho, Chuo-ku, Kumamoto City, Kumamoto Prefecture, Japan

3.	OWL OSAKA

Address: B1, Umeda Rakutenchi Building, 5-1 Kakudacho, Kita-ku, Osaka City, Osaka Prefecture, Japan

4.	G2 SHIZUOKA

Address: 6F, Don Quijote Building, 12-1 Koyamachi, Aoi-ku, Shizuoka City, Shizuoka Prefecture, Japan

5.	BAMBI

Address: B1, Park 10 Building, 1-18-27 Higashishinsaibashi, Chuo-ku, Osaka City, Osaka Prefecture, Japan

6.	ORCA NAGOYA

Address: 1F/12F, Sakae Nanairo, 3-17-15 Nishiki, Naka-ku, Nagoya City, Aichi Prefecture, Japan

7.	KITSUNE KYOTO

Address: 3F/4F, F・S Kiyamachi Building, 179 Zaimokucho, Kiyamachi Sanjo-sagaru, Nakagyo-ku, Kyoto City, Kyoto Prefecture, Japan

53

8.	ANCHOR

Address: B1, New Koyo Building, 1-5-1 Kitanozaka-dori, Chuo-ku, Kobe City, Hyogo Prefecture, Japan

9.	L2 HIROSHIMA

Address: 4F, Shirabishi Dai 5 Building, 7-6 Nagarekawacho, Naka-ku, Hiroshima City, Hiroshima Prefecture, Japan

10.	AMMONANA

Address: 1F, Tamahachi Building, 2-3-22 Higashishinsaibashi, Chuo-ku, Osaka City, Osaka Prefecture, Japan

11.	TOP TREE OKINAWA

Address: 7F, Don Quijote Kokusai Dori Store, 2-8-19 Matsuo, Naha City, Okinawa Prefecture, Japan

12.	G2 OSAKA

Address: B1/B2, Build Up Nagahoribashi Building, 1-18-8 Shimanouchi, Chuo-ku, Osaka City, Osaka Prefecture, Japan

13.	CLUB SANGO

Address: 2F, Minex 88 Building, 3-18-12 Nishiki, Naka-ku, Nagoya City, Aichi Prefecture, Japan

14.	CLUB STAR

Address: B1, Arc Building, 3-22-7 Nishiki, Naka-ku, Nagoya City, Aichi Prefecture, Japan

15.	WHIZZ KYOTO

Address: 2F, F・S Kiyamachi Building, 179 Zaimokucho, Kiyamachi Sanjo-sagaru, Nakagyo-ku, Kyoto City, Kyoto Prefecture, Japan

16.	CRAZYLAND BY CHEVAL

Address: B1, The Atrium, 1-5-30 Shinsaibashisuji, Chuo-ku, Osaka City, Osaka Prefecture, Japan

Strategic Partnerships and Collaborations within our consultancy and management business:

At TryHard, we believe that strategic partnerships and collaborations are essential to driving growth, innovation, and excellence in the event production industry. Our partnerships enable us to leverage the expertise, resources, and networks of our partners, enhancing our capabilities and delivering exceptional value to our clients. We have established a diverse range of collaborations and partnerships with various government entities and organizations across Japan. These partnerships have enabled us to expand our business operations, enhance our service offerings, and drive revenue growth. An overview of the types of partnerships we have entered into to date are as follows:

1.	Music Circus Co. Collaboration

We host MUSIC CIRCUS events through Music Circus Co., an entity in which we hold a 40% interest with the remaining 60% held by three Japanese companies: NEXYZ.Group Corporation, an entertainment and media conglomerate; SBI Holdings Inc, a financial services company with a focus on innovation and technology; and Risenet Co., Ltd, a specialized event production and management company.

The Music Circus Co. partnership was established to leverage the collective strengths and expertise of its shareholders to host large-scale music festivals in Japan branded as MUSIC CIRCUS. Our primary objective for this partnership is to deliver high-quality events, expand our brand’s reach and presence in the Japanese event production industry. Since its establishment in 2014, Music Circus Co. has achieved demonstrable success in organizing and executing multiple large-scale music festivals that have attracted thousands of attendees.

54

We are optimistic about the prospects of the Music Circus Co. partnership, with plans to expand our event portfolio to include new and diverse events, further linking our brand to a premier event organizer in Japan. We also plan to enhance our brand presence and recognition, both domestically and internationally, and continue to drive revenue growth through the successful execution of music festivals and events.

2.	Government Agency Collaborations

We have collaborated with government agencies to promote tourism and regional revitalization. Specifically:

•	Japan Tourism Agency: received a subsidy to create signboard products to showcase unique regional tourism resources (granted in November 2023).

•	Kobe Convention & Tourism Bureau: approved to use the Kobe city name for Kobe Culture Night that we hosted in July 2022.

•	Sennan City Hall: partnered with Sennan City Hall to promote the Sennan City Expo and regional revitalization projects from October 2023 to March 2024, and from April 2024 to March 2025.

•	Izumiotsu City Hall: received a grant in connection with a revitalization project of Minato Harbor in Izumiotsu City.

•	Kyoto Kameoka Balloon Festival Executive Committee: received subsidies for the Kameoka City event management of the balloon festival in February 2024

3.	Event Sponsorship Partnerships

Examples of our sponsored events include:

•	MUSIC CIRCUS: partnered with Asahi Breweries, Ltd. to sponsor a 3-day MUSIC CIRCUS event in August 2023.

•	Kameoka City Night Event: managed the Kameoka City Night Event celebrating cultural heritage in Kyoto.

•	Kyoto Kameoka Balloon Festival: received subsidies from the Kyoto Kameoka Balloon Festival Executive Committee to assist in hosting the event.

4.	Beverage and Hospitality Partnerships

We have partnered with several beverage and hospitality companies, including entering into the following agreements to promote specific beverages at our managed locations or events:

•	Asahi Breweries, Ltd. to promote Asahi products in certain stores from July 2023 to March 2024, and from July 2023 to June 2026.

•	Kirin Brewery Co., Ltd.: to promote Kirin products, and specifically Smirnoff vodka, from July2024, to June 2025.

•	Suntory Beverage Solutions Ltd.: to promote their products at CROSS ROPPONGI (a large Tokyo nightclub) from December 2024 to November 2027, and to exclusively offer their products at the TOP TREE club in Okinawa from July 2023 to June 2026.

•	Suntory Spirits Ltd.: to promote Jägermeister from December 2022 to November 2023.

•	Bacardi Japan K.K.: Bacardi sponsored a 3-day MUSIC CIRCUS event in August 2023.

•	Proximo Japan Co., Ltd.: Master Distribution Agreement from April 2024 to March 2025 regarding the distribution of Proximo products in certain of our clubs.

•	Red Bull Japan K.K.: cooperation agreement from March 2022 to December 2024, and a contract to provide Red Bull products at MUSIC CIRCUS in August 2022.

•	ANGEL Japan: to partner with ANGEL Japan, a champagne brand , at the Senshu Dream Fireworks in Sennan, Japan in August 2023.

•	Coca-Cola Bottlers Japan Co., Ltd.: Coca-Cola Bottlers Japan Co., Ltd. sponsored MUSIC CIRCUS Osaka in August 2023.

55

5.	Corporate Partnerships

Other corporate partnerships include the following:

•	ANA Akindo Co., Ltd.: a business consignment agreement for the “ANA Air Work Experience,” a project to create gallery display panels for All Nippon Airline (ANA) in Kansai International Airport starting on March 31, 2022.

•	JTB Global Marketing & Travel: to promote their products, specifically for the operation of the area tourism center, from September 2022 to January 2024, and for Sennan City’s regional revitalization project through customer attraction collaboration.

•	Trip.com Japan Co., Ltd.: an individual travel product transaction agreement from February 2023 to January 2024.

•	Kansai Television Broadcasting Co., Ltd.: a notice of permission attribution starting on September 24, 2022.

•	Leverages Inc.: Leverages Inc. sponsored MUSIC CIRCUS Osaka in August 2023.

Our team of seasoned experts delivers comprehensive management and consultancy services to each venue, as we work to provide seamless operations, exceptional customer service, and optimal profitability. With expertise spanning all aspects of club management, our portfolio boasts a diverse range of establishments across major Japanese cities, including Tokyo, Osaka, Nagoya, Kyoto, Hiroshima, and Okinawa. This geographic footprint enables us to leverage vibrant local markets, capitalize on tourism, and establish a robust national presence. Our portfolio includes large-scale clubs, intimate lounges, and trendy bars, each offering a unique atmosphere and entertainment experience that caters to a broad clientele, from locals to tourists.

Through our comprehensive management and consultancy services, we seek to consistently deliver exceptional club experiences, drive revenue growth, and maintain unwavering operational standards, and strive to be a leading player in Japan’s dynamic nightlife industry. Overall, revenue generated in consultancy and management segment increased from JPY2,013.7 million for the year ended June 30, 2023 to JPY2,170.8 million for the year ended June 30, 2024, reflecting a growth rate of 7.8%. This growth was driven by the introduction of new entertainment offerings, improved customer engagement, and higher patronage across our venues. The segment benefited from increased consumer spending on entertainment as economic conditions improved.

Images of typical crowds at our managed night clubs:

A Saturday night at Warp Shinjuku club in Tokyo, Japan managed by TryHard

56

A typical weekend night at Space club managed by TryHard in Kumamoto city, Japan

A typical weekday night at Owl club managed by TryHard in Osaka, Japan

57

Locals and international tourists enjoying a Friday night at G2 club managed by TryHard in Shizuoka city, Japan

DJ interacting with the crowd at Bambi club managed by TryHard in Osaka, Japan

58

A typical Friday night at Orca club in Nagoya, Japan managed by TryHard

Crowd enjoying a weekday night at Kitsune club managed by TryHard in Kyoto, Japan

59

A Sunday night at Anchor club managed by TryHard in Kobe city, Japan

DJ performing at L2 club managed by TryHard in Hiroshima city, Japan

60

A typical weekday night at Ammona club managed by TryHard in Osaka, Japan

Local artists giving a Japanese cultural performance to the tourists at Top Tree club managed by TryHard in Okinawa city, Japan

61

SUB-LEASING

Our sub-leasing business vertical is a strategic expansion of our lifestyle entertainment offerings, leveraging on our expertise in venue management, event curation, and hospitality to provide unique and flexible sub-leasing solutions to entertainment venue owners and operators.

The concept and strategy behind our sub-leasing business involve partnering with entertainment venue owners and operators to sub-lease their properties on a short-term or long-term basis. This strategy enables us to identify opportunities for venue revitalization and provide a steady stream of revenue to venue owners and operators.

Our sub-leasing business focuses on finding entertainment venues that are underutilized or require revitalization and partnering with their owners or operators to sub-lease the properties. We invest in revitalizing these venues, enhancing their amenities, and improving their overall appeal to attract new customers.

In addition, we program a diverse range of events and activities at the sub-leased venues, including concerts, festivals, fashion shows, and corporate events. We share revenue with the venue owners or operators, providing them with a steady stream of income while minimizing their operational risks.

Our sub-leasing business vertical offers several benefits to entertainment venue owners and operators. The sub-leasing model provides venue owners and operators with a steady stream of revenue, helping to offset their operational costs. By partnering with us, venue owners and operators can minimize their operational risks, as we assume responsibility for programming and managing the venues.

Furthermore, our investment in revitalizing the sub-leased venues enhances their appeal and attractiveness to new customers, increasing their long-term value. Our expertise in venue management, event curation, and hospitality is also made available to venue owners and operators, helping them to improve their operational efficiency and effectiveness.

Our sub-leasing business vertical benefits from synergies with our other business verticals. Our expertise in event curation and management enables it to program a diverse range of events and activities at the sub-leased venues. Our consultancy and management services can also be leveraged to support the operations of the sub-leased venues.

Additionally, our restaurant business vertical can be integrated with the sub-leasing business, providing customers with a comprehensive entertainment and dining experience. By leveraging these synergies and focusing on providing unique and flexible sub-leasing solutions, our sub-leasing business vertical is well positioned for growth and success.

As part of the consultancy and management services we offer, some clients request a one-stop solution including the selection and securing of the venue for the nightclubs. As of the date of this prospectus, of the 16 clubs we manage the following five club portfolios are on the sub-leasing model with us.

1.	WARP WARP SHINJUKU

Address: B1, No2 Toa Kaikan Building, 1-21-1 Kabukicho, Shinjuku-ku, Tokyo, Japan

2.	SPACE SPACE KUMAMOTO

Address: 2F, 11-2 Hanabatacho, Chuo-ku, Kumamoto City, Kumamoto Prefecture, Japan

3.	G2 SHIZUOKA

Address: 6F, Don Quijote Building, 12-1 Koyamachi, Aoi-ku, Shizuoka City, Shizuoka Prefecture, Japan

4.	CLUB STAR

Address: B1, Arc Building, 3-22-7 Nishiki, Naka-ku, Nagoya City, Aichi Prefecture, Japan

5.	CRAZYLAND BY CHEVAL

Address: B1, The Atrium, 1-5-30 Shinsaibashisuji, Chuo-ku, Osaka City, Osaka Prefecture, Japan

RESTAURANTS

Our restaurants business vertical represents a strategic expansion of our lifestyle entertainment offerings, leveraging on our expertise in creating immersive experiences to combine high-quality dining, often with entertainment elements.

The concept and strategy behind our restaurants business focuses on developing and operating unique dining concepts that cater to diverse tastes and preferences. This involves seeking to create immersive dining experiences that integrate exceptional cuisine with entertainment options. We also operate upscale dining restaurants where we seek to showcase excellent cuisine and exceptional service, as well as casual dining outlets that offer high-quality, affordable dining options including collaborations with local chefs.

Furthermore, we strive to create sophisticated settings for our bars and lounges by providing premium beverages and light bites in a refined setting. Our restaurants business vertical benefit from synergies with other business verticals, including event curation and management, allowing us to develop immersive dining experiences.

Our consultancy and management services also support the operations of our restaurants and food and beverage (“F&B”) outlets, while our sub-leasing business provides opportunities to operate restaurants and F&B outlets within entertainment venues. By leveraging these synergies and focusing on quality, innovation, and customer experience, we believe that our restaurants’ business vertical is well-positioned for growth and success.

Restaurant Portfolio

We operate a diverse portfolio of restaurants, offering a range of cuisines and dining experiences to cater to various tastes and preferences.

-	Directly Managed Restaurants

62

We directly own and manage two restaurants:

1.	BEACH GRILL HOUSE

Located at 3-201 Rinku Minamihama, Sennan-shi, Osaka, Beach Grill House  . This Western-style restaurant is designed to transport diners to a beachside coastal paradise.

-	Ocean Views: As guests step into Beach Grill House, they are greeted by the vistas of Osaka Bay. The restaurant’s carefully designed layout ensures that every table offers an unobstructed view of the ocean, creating a dining experience that seeks to connect diners with the natural beauty of the surroundings. The interior of Beach Grill House is crafted to evoke the warmth and coziness of a beachside retreat. The décor features natural materials, such as reclaimed wood and stone, which are balanced with modern accents to create a sophisticated yet relaxed atmosphere.

-	Unique Features: What sets Beach Grill House apart is its unique blend of natural beauty, sophisticated ambiance, and exceptional cuisine. Some of the standout features include:

•	A private beach area where guests can relax and enjoy the sunset

•	A carefully curated selection of wines and cocktails that complement the menu

•	Live music performances that add to the relaxed, beachside atmosphere

•	A special “Chef’s Table” experience that offers a behind-the-scenes look at the culinary process

2.	SUN９COFFEE

Located at 2-5-19 Kyutaro-cho, Chuo-ku, Osaka, SUN 9 Coffee is a charming cafe that offers a warm and inviting atmosphere for relaxing and socializing. This operational cafe serves specialty coffee, alongside a selection of delicious light meals and pastries.

-	Unique Features: What sets SUN９Coffee apart is its pet-friendly policy, welcoming customers with their furry companions. Moreover, the cafe boasts a celebrity mascot, Sunkichi, a French bulldog. Sunkichi has become a recognized local symbol of the café and created connection with customers. As the beloved mascot of SUN９Coffee, Sunkichi has become a local icon.

TryHard
JAPAN

社員証

SUN9 カフェ看板犬

サン吉

株式会社TryHard Japan
〒541-0056 大阪市中央区久太郎町２丁目 5-19 トライハードビル
06-4708-6470　FAX 06-4708-6471　https://tryhard.me

-	Restaurant under management:

We also provide management and consultancy of the following restaurant:

1.	LE SALON 2100:

Located in the heart of Osaka, at 1-8-11 Higashi-Shinsaibashi, Chuo-ku, Osaka-shi, Le Salon 2100 is a Western bistro and cigar bar that seeks to embody a blend of architectural sophistication and gastronomic excellence. Le Salon 2100’s building was designed by the renowned Japanese architect, Tadao Ando, who is famous for his minimalist and modernist designs. Ando’s design philosophy, which emphasizes the importance of natural light, space, and materials, is reflected in Le Salon 2100’s sleek and sophisticated architecture.

-	Unique Features: Le Salon 2100 is a premium bistro and cigar bar that seeks to offer an upscale dining experience that is unmatched in Osaka. The menu features a range of international dishes, prepared using high quality ingredients with a focus on stylish presentation. The bar offers an extensive selection of fine wines, premium spirits, and handcrafted cocktails. Le Salon 2100’s cigar bar offers a curated selection of premium cigars and a sophisticated atmosphere in which to enjoy them. The bar’s expert staff are on hand to offer guidance and recommendations.

-	Central Location: Located in the heart of Osaka, Le Salon 2100 is well-located destination for business entertainment and recreational gatherings. Its proximity to major transportation hubs and popular attractions makes it easily accessible. We strive to provide upscale ambiance and exceptional service to make every visit a special occasion.

-	A Premium Dining Experience: Le Salon 2100 is a dining destination that seeks to offer a memorable culinary experience in an architecturally significant locale.

63

Revenue Model:

As described in detail in the Business section, our revenue model for our four principal operations as:

Event Curation

Our event curation and production services deliver unique experiences, generating revenue through (a) project-based fees for event conceptualization and execution; and (b) revenue from sponsors.

Club Management and Consultancy

Our generates revenue through its club management and consultancy services by charging a fixed or monthly retainer fee. Additionally, we earn a percentage-based commission on club revenue, reflecting its successful management and consultancy efforts.

Sub-Leasing

Our sub-leasing services generate revenue through strategic leasing agreements. Pursuant to these leasing agreements, a fixed monthly fee is payable by the customer to us.

Restaurants

Our restaurant vertical segment generate revenue primarily through food and beverage sales, catering and events and partnerships.

Market Opportunity:

We believe that the lifestyle entertainment industry is poised for significant growth, driven by increasing demand for experiential events and nightlife experiences. Japan’s tourism industry is expected to grow at a CAGR of 3.8% from 210 billion in 2024 to 245 billion in 2028, with a growing middle class seeking unique experiences.1 This trend presents a compelling opportunity for us to expand its domestic market presence.

Globally, the lifestyle entertainment market is projected to grow at a CAGR of 7% from 2.71 trillion in 2024 to 3.55 trillion in 2028,2 with the Asia Pacific region leading the charge at 7.5% CAGR from 740 billion in 2024 to 1 trillion in 2028.3 The increasing popularity of experiential events and festivals worldwide, coupled with growing demand for Japanese culture and entertainment, positions TryHard for significant potential global market expansion.

The tourism industry of Japan will have a CAGR of 5% increase from 50 billion in 2023 to 70.2 billion in 2030. The event industry globally has a CAGR of 8.2% from 1.1 trillion in 2023 to 1.9 trillion in 2030; and a CAGR of 9.5% from 400 billion in 2023 to 750 billion in 2030 for Asia Pacific. And for the event industry in Japan, there’= is an increase in CAGR of 6.8% from 90 billion in 2023 to 140 billion in 2030. The night club industry in APAC will be having growth of CAGR of 9.1%, from 35 billion in 2023 to 60 billion in 2030. Southeast Asia is also expected to have an increase of 10.5% CAGR with 8 billion in 2023 and 16 billion in 2030. And as for Japan, there will also be a growth in CAGR of 5.2% from 12 billion in 2023 to 16 billion in 2030.

The tourism, event, and nightlife industries are expected to experience significant growth, driven by increasing demand for experiential events and unique experiences. The Asia-Pacific region, particularly Japan, is poised to drive this growth, presenting opportunities for businesses to expand and capitalize on these trends. With its existing service offerings, TryHard is well-positioned and in line with the market trends to take advantage of these opportunities and drive growth.4

TryHard’s existing expertise in event curation, nightclub management, and tourism-related services makes it an ideal candidate to capitalize on the growing demand for experiential events and nightlife experiences. By expanding its service offerings and entering new markets, TryHard can leverage its existing strengths to drive growth and establish itself as a leading lifestyle entertainment company in the Asia-Pacific region.

1 Japan National Tourism Organization (JNTO) data and reports OECD Tourism Trends and Policies (Japan-specific)

2 World Travel & Tourism Council (WTTC) - Global Economic Impact & Trends reports OECD Tourism Trends and Policies publications & United Nations World Tourism Organization (UNWTO) Tourism Highlights report

3 UNWTO Tourism Towards 2030: Asia and the Pacific, McKinsey & Company reports on Asian travel and tourism & Deloitte Global Powers of Luxury Goods reports

4 Additional reference Sources:

World Travel & Tourism Council (WTTC) “Global Economic Impact & Trends 2023”

Euromonitor International “Travel 2023”

PATA (Pacific Asia Travel Association) “Asia Pacific Visitor Forecasts 2023-2025”

McKinsey & Company “The future of Asia: Asian flows and networks are defining the next phase of globalization”

ASEAN (Association of Southeast Asian Nations) Tourism Strategic Plan 2016-2025

Statista “Tourism industry in Southeast Asia - statistics & facts”

Japan National Tourism Organization (JNTO) “Japan Tourism Statistics”

OECD “OECD Tourism Trends and Policies 2020”

Precedence Research “Events Industry Market Size, Share, Trends, Opportunity Analysis Report, 2023-2030”

Grand View Research “Events Industry Market Size, Share & Trends Analysis Report, 2023 - 2030”

MICE (Meetings, Incentives, Conferences, and Exhibitions) Industry Association of India “APAC Events Industry Outlook 2023-2030”

Frost & Sullivan “Asia-Pacific Events Industry Trends and Forecasts”

ASEAN (Association of Southeast Asian Nations) “ASEAN Meetings, Incentives, Conferences, and Exhibitions (MICE) Strategic Plan 2021-2025”

Colliers International “Southeast Asia Events Industry Report 2023”

Japan Convention Bureau “Japan MICE Industry Overview and Forecast 2023-2030

Nikkei Asia “Japan’s events industry rebounds, driven by pent-up demand”

Statista “Global nightclub industry revenue 2023-2030”

Allied Market Research “Nightclub Market by Type, Revenue Stream, and Business Model: Global Opportunity Analysis and Industry Forecast, 2023-2030”

ResearchAndMarkets.com “Asia-Pacific Nightclub Market - Growth, Trends, COVID-19 Impact, and Forecasts (2023-2028)”

GlobalData “Asia-Pacific Nightclub Market Size, Trends and Forecasts 2023-2030”

Euromonitor International “Nightlife and Bars in Southeast Asia”

ASEAN Briefing “The Nightlife and Entertainment Industry in Southeast Asia”

Japan Entertainment Industry Association “Japan Nightclub Market Trends and Forecasts 2023-2030”

64

Growth Strategy

Our growth strategy is powered by several key drivers that position us for sustained success:

-	Rising Demand for Experiential Events and Nightlife Experiences

The increasing popularity of unique and immersive experiences is expected to drive demand for our events and nightlife services. As consumers prioritize memorable experiences over material possessions, TryHard’s expertise in curating exceptional events places us in a strong position for growth.

-	Expanding Middle Class with Disposable Income

Japan’s growing middle class, with increasing disposable income for leisure activities, presents a significant opportunity for our entertainment and hospitality offerings. Our targeted marketing strategies and premium services are tailored to this demographic, aiming to enhance customer engagement and revenue.

-	Strategic Partnerships and Collaborations

We intend to collaborate with international brands, event organizers, and innovative startups to enhance our reputation, expand our network, and create new business opportunities. These partnerships will help us stay at the forefront of industry trends and solidify our market position.

-	Targeted Market Expansion

Strategic expansion into new markets, both domestically and globally, will allow us to capitalize on emerging opportunities and diversify our revenue streams. By successfully adapting our business model to new regions, we can increase growth potential and establish a strong presence in the global entertainment industry.

-	Leveraging Digital Technologies

We will enhance customer engagement and operations through user-friendly mobile apps for event ticketing and information, while utilizing data insights to optimize our operations and marketing efforts. Exploring the integration of cutting-edge technologies, such as Augmented Reality/Virtual Reality and AI, will enrich event experiences and broaden our audience.

-	Commitment to Sustainability

Implementing eco-friendly practices will reduce operational costs and environmental impact. We aim to invest in renewable energy solutions and host events that promote social responsibility and brand loyalty.

By leveraging these key growth drivers and executing our comprehensive growth strategies, we believe we are well-positioned for significant market expansion, both in Japan and internationally. Our focus on experiential events, premium services, and strategic partnerships is expected to drive revenue growth and enhance our status as a premier lifestyle entertainment company.

Competitive Landscape

The nightclub and event production industry in Japan is highly competitive with a number of experienced providers in the same space as us. There are a diverse range of nightclubs and bars catering to different demographics, from high-end lounges to dance clubs and niche-themed bars. Major players must constantly innovate with unique concepts, celebrity DJs, and maintain exclusivity while still being accessible in order to stand out in large cities such as Tokyo and Osaka that are known in particular, to have an ever-evolving entertainment culture. Further, given the high amount of turnover, the barriers to entry are relatively low for competitors who are willing to take over empty spaces and quickly provide a new alternative to existing clubs and bar.

65

Challenges of Nightclub Operations and Event Production Companies in Japan

Japan’s nightlife and the event production industry face numerous challenges that can impact operations, profitability, and sustainability. Here are some key challenges:

-	Rising Rent Costs

Nightclub operators in Japan face increasing rent costs, which can strain their budgets and limit investment in other areas. This challenge is particularly significant in major cities like Tokyo and Osaka, where rent costs are already high.

-	Changing Consumer Preferences

Japanese consumers are known for their love of new and exciting experiences. As a result, nightclubs must continually reinvent themselves to stay relevant and attract customers. This can be a significant challenge, particularly for smaller nightclubs with limited resources.

-	Strict Regulations

Japan has strict regulations regarding noise levels, operating hours, and alcohol service. Nightclub operators must navigate these complex regulations to avoid fines, penalties, and reputational damage.

-	Competition from Other Entertainment Options

Japan’s entertainment landscape is highly competitive, with many options for consumers to choose from. Nightclubs compete with other entertainment options, such as karaoke venues, live music venues, and theme parks, as well as local bars and restaurants.

-	Talent Acquisition and Retention

Attracting and retaining top talent is a significant challenge for nightclubs and event production companies in Japan. This includes DJs, performers, and other staff who are essential to delivering high-quality events and experiences.

-	Marketing and Promotion

Effective marketing and promotion are critical for nightclubs and event production companies in Japan. However, reaching and engaging with target audiences can be a significant challenge, particularly in a crowded and competitive market.

-	Logistics and Operations

Managing logistics and operations is a significant challenge for nightclubs and event production companies in Japan. This includes coordinating with suppliers, managing inventory, and ensuring that events are delivered on time and to budget.

-	Safety and Security

Ensuring the safety and security of customers and staff is a top priority for nightclubs and event production companies in Japan. This includes managing risk, implementing safety protocols, and responding to emergencies. In addition, since COVID-19, there is an increased emphasis on health and hygiene practices implemented at our venue.

-	Sustainability and Eco-Friendliness

Finally, nightclubs and event production companies in Japan face growing pressure to prioritize sustainability and eco-friendliness. This includes reducing waste, conserving energy, and promoting environmentally friendly practices throughout their operations.

Competitive Strengths

We believe that our blend of an asset-light operating model, professional team, and extensive experience in the entertainment industry positions us for sustainable growth and profitability.

Asset-light Operating Model

Our asset-light operating model helps us to minimize capital expenditures, maximize scalability, and reduce risk. By not owning physical assets, we can allocate resources efficiently, focusing on core business activities that drive revenue growth. This agile and scalable model allows us to respond swiftly to market trends, capitalize on new opportunities, and drive growth.

Benefits of the asset-light operating model are as follows:

-	Reduced Capital Expenditures

By not owning assets, nightclub operators can avoid significant upfront costs, such as purchasing or leasing a property, equipment, and furniture.

66

-	Lower Fixed Costs

With an asset-light model, fixed costs like rent, utilities, equipment maintenance, and property taxes are significantly reduced

-	Increased Flexibility

Nightclub operators can more quickly adapt to changes in the market, consumer demand, or trends without being tied to specific assets.

-	Reduced Risk of Asset Obsolescence

By not owning assets, nightclub operators do not bear the risk of assets becoming outdated or obsolete.

-	Improved Profitability

By reducing capital expenditures, fixed costs, and asset-related risks, nightclub operators can improve their profitability.

Strategies for implementing an asset-light operating model include the following five key aspects that we emphasize to our clients and focus on ourselves in order to provide one-stop solutions to our customers to help them to more efficiently manage their clubs:

1.	Partner with Suppliers and Contractors: Collaborate with suppliers and contractors to provide equipment, furniture, and services, thereby reducing asset ownership needs.

2.	Lease or Rent Assets: Lease or rent assets instead of purchasing, providing flexibility and reducing upfront costs.

3.	Outsource Non-Core Functions: Outsource non-core functions like marketing, accounting, or security to specialized providers, reducing costs and improving efficiency.

4.	Focus on Experiential Offerings: Focus on creating unique experiences for customers, rather than investing in physical assets.

5.	Develop a Strong Supply Chain and Ecosystem : Build a strong supply chain ecosystem that encompasses operations from venue design and construction to day-to-day operations and talent procurement, enabling us to provide venues that attract customers and grow revenue

Professional Team

TryHard’s expert team seeks to guide our clients through the implementation process, providing personalized support and one-stop solutions to help achieve business goals. We believe that the expertise and innovative spirit of our professional team are critical competitive strengths. With extensive industry expertise, our team possesses a deep understanding of the entertainment industry, enabling us to deliver high-quality services and drive innovation   by leveraging technology to create innovative sensory experiences. They have established strong relationships with key stakeholders, including artists, venues, and suppliers, facilitating collaboration and business growth. We believe that our team possesses adaptability and an innovative spirit to help ensure that we remain competitive.

Industry Experience

We have a track record of success in delivering high-quality events and projects that we believe is possible due to our extensive experience . We have a strong network and partnerships with key stakeholders that provides access to exclusive opportunities and resources, which we see as the result of having established ourselves as a trusted and reputable player in the industry. Our experience and track record provide a solid foundation that we intend to build upon for future growth to drive business expansion.

We have established a robust supply chain network, fostering collaboration and efficiency with our partners and suppliers. These relationships enable us to access exclusive resources and opportunities, drive cost efficiencies and improve operational effectiveness, and enhance the quality and consistency of our services. We believe that our supply chain network allows us to efficiently and effectively deliver exceptional experiences, thereby driving growth, and allowing us to remain competitive in a crowded market.

Our brand in Japan is built on trust, loyalty, and a commitment to delivering exceptional experiences. We believe that our brand reputation enables us to attract and retain top talent in the industry, drive business growth through referrals and word-of-mouth marketing, and establish strategic partnerships and collaborations with key stakeholders.

67

Sales and Marketing

We employ a multi-channel approach to drive its sales and marketing efforts. Our strategy focuses on building a strong brand, raising awareness, and leveraging both online and offline marketing channels.

In terms of online marketing channels, we utilize Instagram, TikTok, and Meta to reach our target audience. These platforms enable the company to create engaging content, promote events, and build brand awareness. Additionally, we collaborate with social media influencers and content creators to amplify its brand message and attract new customers.

We also employ offline marketing channels to promote our brand and attract new customers. Word of mouth is a key driver of business for our Group, with customers encouraged to refer friends and family to our nightclubs and events. We also host and participate in various events, such as MUSIC CIRCUS, to promote our brand and attract new customers. Furthermore, we engage in strategic partnerships with other businesses, organizations, and artists to expand its reach and credibility.

Our marketing strategy is designed to build brand awareness, drive customer acquisition, and increase customer retention. To achieve these goals, we focus on delivering exceptional customer experiences at our nightclubs and events. By building a strong brand and fostering loyalty among our customers, we aim to maintain our position as a leading lifestyle entertainment company in Japan.

In terms of performance metrics, we measure the success of our sales and marketing efforts through customer flow, social media engagement, and event attendance. Our Group generates approximately 3 million customer visits across our nightclubs and events annually, and track engagement metrics such as followers, likes, and shares to gauge the effectiveness of its online marketing efforts. By monitoring these metrics, TryHard can refine its marketing strategy and make data-driven decisions to drive business growth.

68

Properties

As of the date of this prospectus, we owned the property situated at 541-0056, 2 Chome 5−19 Kyutaromachi, Chuo Ward, Osaka, Japan, which is our head office.

As of the date of this prospectus, we have leased the following properties, all of which are located in Japan:

No.	Location	Approximate Gross Area (sq m)	Lessor	Usage	Lease Expiration Date

1	1-5-30 Shinsaibashisuji, Chuo-ku, Osaka (The Atrium Building, 1st basement floor store)		T.N. Plan Co., Ltd.	Subleasing	28 February 2025

2	1-5-30 Shinsaibashisuji, Chuo-ku, Osaka (The Atrium, 4th floor, north section)	42	The Atrium Co., Ltd.	Subleasing	28 February 2027

3	3-22-7 Nishiki, Naka-ku, Nagoya, Aichi (2nd basement floor)	65	Ark Securities Co., Ltd.	Subleasing	31 January 2027

4	3-22-7 Nishiki, Naka-ku, Nagoya, Aichi Prefecture (1st basement floor)	276	Ark Securities Co., Ltd.	Subleasing	31 January 2027

5	12-1 Konyacho, Aoi Ward, Shizuoka City, Shizuoka Prefecture (Don Quijote Shizuoka Ryogaimachi Store)	584.66	Don Quijote Co., Ltd.	Subleasing	21 April 2026

6	1-19-15 Shimanouchi, Chuo-ku, Osaka (3rd floor, Takayoshi Sakaisuji Building)	71.39	Vredu Co., Ltd.	Self-use	31 March 2025

7	2nd Toa Kaikan, 1-21-1 Kabukicho, Shinjuku-ku, Tokyo (1st basement floor)	189.32	Maruhan Co., Ltd.	Subleasing	31 July 2031

	Tokyo Second Toa Kaikan B2 Co., Ltd.	754	Universal City Campa Co., Ltd.	Subleasing	31 August 2024

	Tokyo Second Toa Kaikan B2 Co., Ltd.	754	DhanaRealEstate Co., Ltd.	Subleasing	31 August 2027

8	1-8-11-605 Higashi-Shinsaibashi, Chuo-ku, Osaka (Alglad The Tower Shinsaibashi 6th floor Room 605)	52.58	Hanshin Estate Co., Ltd.	Office/ Warehouse	30 July 2025

69

9	1-8-11-2201 Higashi-Shinsaibashi, Chuo-ku, Osaka (Alglad The Tower Shinsaibashi 22nd floor. Room 2201)	52.35	Hanshin Estate Co., Ltd.	Subleasing	14 May 2025

10	1-8-11-2100 Higashi-Shinsaibashi, Chuo-ku, Osaka	309.9	Hanshin Estate Co., xx Ltd.	Restaurant	31 December 2025

11	11-2 Hanabatake-cho, Chuo-ku, Kumamoto City (Kumamoto Morikawa Kanko Building 2, 3rd floor all rooms)	905.66	Kumamoto Morikawa Tourism Co., Ltd.	Subleasing	31 August 2026

12	2-201,3 Minamihama Rinku, Sennan City, Osaka Prefecture201,32-201,3 Minamihama Rinku, Sennan City, Osaka Prefecture201,3	107,800	Tsuta Ltd.	Subleasing	2 July 2029

13	8-20 Nagarekawa-cho, Naka-ku, Hiroshima City	764.94	Tsuta Ltd.	Subleasing	30 September 2028

14	5-18 Tomoda-cho, Wakayama City, Wakayama Prefecture (North Building 5th Floor, No. 512)	315.65	Wakayama Station Building Co., Ltd.	Restaurant	30 June 2026

15	4-2-90 Minamidaira, Hino-shi, Tokyo (Motoyoshi residence rental house)	103.28	Hiroshi Motoyoshi	Office	28 October 2025

16	2-12-22 Nishi-Shinsaibashi, Chuo-ku, Osaka-shi, Osaka (Asahi Plaza Shinsaibashi Room 0708)	36.81	Huang Keiba	Subleasing	31 August 2025

17	4-2-20 Sangenya Higashi, Taisho-ku, Osaka (Sekiguchi Warehouse)	49.58	Tetsu Sekiguchi	Warehouse	31 March 2026

70

18	2-17-13 Nakamichi, Higashinari-ku, Osaka (Nissori Osaka Castle Building)	491.92	Nissei Co., Ltd.	Warehouse	28 February 2026

19	1-14-6 Minamisenba, Chuo-ku, Osaka-shi, Osaka (Relay Building)	209.96	Relay Co., Ltd.	Subleasing	30 November 2025

20	160-1 Hiranocho, Nishiwaki City, Hyogo Prefecture (Tokita)	1,220	Tokita Textile Co., Ltd.	Warehouse	22 September 2026

21	Kamitoba Tower/93-5 Mori Higashimakocho, Minami-ku, Kyoto City, Kyoto Prefecture (Kamitoba Tenant)	134	Ayako Taya	Warehouse	31 May 2027

22	1-20-35 Kanda, Sumiyoshi-ku, Osaka (Kanda Warehouse, Sumiyoshi-ku)	653.02	Yamabun LLC	Warehouse	31 August 2026

23	2-19-5 Kabukicho, Shinjuku-ku, Tokyo (Duo Scala Shinjuku II Room 701)	30.02	Good Realtor Co., Ltd.	Employee dormitory(1)	6 February 2025

24	352 Miyoshi-cho, 2-chome Yamato-oji Higashiiri, Chion-in Furumonzen, Higashiyama-ku, Kyoto (Royal Palace Gion Room 407)	42.82	Yasuhisa Hayashi	Employee dormitory(1)	28 February 2026

71

25	4-144 Kyomachi, Fushimi-ku, Kyoto City, Kyoto Prefecture (Dormy Momoyama Mausoleum 0402 0405 0409 Room 3)	18.6~20.8	Kyoritsu Maintenance Co., Ltd.	Employee dormitory(1)	31 May 2026

26	2-5-15 Minamikuhoji-cho, Chuo-ku, Osaka-shi, Osaka (Estem Court Shinsaibashi Central Room 601)	22.14	ESTEM Planning Co., Ltd.v	Employee dormitory(1)	30 November 2025

27	2-5-15 Minamikuhoji-cho, Chuo-ku, Osaka-shi, Osaka (Estem Court Shinsaibashi Central Room 1103)	22.14	ESTEM Planning Co., Ltd.	Employee dormitory(1)	30 November 2025

Note:

(1)	We lease properties for our employees’ dormitory as this can enhance our operational efficiency and employee satisfaction as this can be viewed as a positive benefit to employees in Japan. The leased properties are strategically located near the workplace, reducing commuting time and improving employee work-life balance. This convenience can lead to higher job satisfaction and productivity and thus supports employee welfare and retention.

Intellectual Property

Currently, our business and profitability are not materially dependent on any intellectual property such as patents, patent rights, licenses and processes or other intellectual property rights. Except as disclosed below, we have not paid or received royalties for any license or use of an intellectual property, nor do we use or own any other registered patents, trademarks or intellectual property which are material to our business.

Trademarks

As of the date of this prospectus, we have registered the following trademarks in Japan.

72

As of the date of this prospectus, we have registered the domain name https://tryhard.me/.

As of the date of this prospectus, we were not involved in any proceedings with regard to, and we have no received notice of any claims of infringement of, any intellectual property rights that may be threatened or pending, in which we may be involved either as a claimant or respondent.

Employees

We had 110 full-time employees as of the date of this prospectus. The following table sets forth the numbers of our full-time employees, categorized by function, as of the same date:

Number of Employees

Management	34
Sales and marketing	20
Administration	4
Finance and accounting	9
Operations	26
Quality and safety	5
Human resources	12
Total	110

Licenses, Permits, Registrations and Approvals

Our principal business activities are located in Japan and are subject to regulation by applicable laws, regulations and government agencies in Japan.

73

As of the date of this prospectus we have obtained the following material licenses and permits for our business operations:

Name	Location	Business	Validity
Beach Grill House (f/k/a FUYOEN Rinku Park Store)	3-201 Rinku Minamihama, Sennan-shi, Osaka, Japan	Restaurant	June 19, 2020 - June 30, 2026

TryHard 3 (pop-up stall during events)	All over Osaka, Japan (excluding ordinance-designated cities and core cities)	Restaurant	September 30, 2020 - September 30, 2025

Sun9 coffee	1F TryHard Bldg., 2-5-19 Kyutaromachi, Chuo-ku, Osaka, Japan	Restaurant	April 13, 2021 - April 30, 2027

Sun9 coffee	1F TryHard Bldg., 2-5-19 Kyutaromachi, Chuo-ku, Osaka, Japan	Confectionery	April 13, 2021 - April 30, 2027

Le Salon 2100	21F Algrad the Tower Shinsaibashi, 1-8-11, Higashi-Shinsaibashi, Chuo-ku, Osaka, Japan	Restaurant	April 23, 2021 - April 30, 2027

WHALE (pop-up stall during events)	All over Osaka, Japan (excluding ordinance-designated cities and core cities)	Restaurant	July 21, 2021 - July 31, 2026

SOMECK & FUYOEN	No. 512, 5F Wakayama Mio North Bldg., 5-61 Misono-cho, Wakayama-shi, Wakayama, Japan	Restaurant	June 21, 2022 - June 30, 2028

Corporate Social Responsibility

We recognize our responsibilities to our employees, shareholders, business partners and the community as a whole, and are committed to achieving long term mutually sustainable relationships with our stakeholders.

We are constantly searching for means to contribute to the community and we intend to set aside funds to be used for our corporate social responsibility activities every year.

Insurance

We maintain public liability insurance policies in accordance with customary industry practice. We carry occupational accident, comprehensive property, business, construction compensation, comprehensive compensation, business interruption, fire and trust liability insurance for our employees in compliance with applicable regulations. We do not carry general business interruption or “key person” insurance. We will continue to review and assess our risk portfolio and make necessary and appropriate adjustments to our insurance practices to align with our needs and with industry practice in Japan.

Legal Proceedings

As at the date hereof, we are not party to any significant proceedings.

74

REGULATIONS

This section sets forth a summary of applicable laws, rules, regulations, government and industry policies and requirements that have a significant impact on our business in Japan. This summary does not purport to be a complete description of all the laws and regulations that apply to our business. Investors should note that the following summary is based on relevant laws and regulations in force as of the date of this prospectus, which may be subject to change.

Company Laws

The formation, organization, operation and management of companies are governed by the Companies Act (Act No. 86 of July 26, 2005, as amended) and other related laws. Our Company is categorized as “Company with a Board of Company Auditors” provided by this Act.

According to our Japanese legal counsel, as of the date of this prospectus, we comply with these laws and regulations.

Intellectual Property Protection Laws

There are various intellectual property laws in Japan, including the Patent Act (Act No. 121 of April 13, 1959, as amended), the Utility Model Act (Act No. 123 of April 13, 1959, as amended), the Design Act (Act No. 125 of April 13, 1959, as amended), the Trademark Act (Act No. 127 of April 13,1959, as amended), the Copyright Act (Act No. 48 of May 6, 1970). The Patent Act provides patent right and regulates protection and utilization of inventions. The Utility Model Act provides utility model right and regulates protection and utilization of devices. The Design Act provides design rights. The Trademark Act provides trademark rights. The Copyright Act provides provide for authors’ rights and neighboring rights. The aforementioned regulations apply to our intellectual property rights in Japan, and accordingly we are subject to complying with such regulations. According to our Japanese legal counsel, as of the date of this prospectus, TryHard and MUSIC CIRCUS have registered 6 and 4 trademarks in Japan respectively.

Labor Laws

There are various labor-related laws in Japan, including the Labor Standards Act (Act No. 49 of April 7, 1947, as amended), the Industrial Safety and Health Act (Act No. 57 of June 8, 1972, as amended), and the Labor Contracts Act (Act No. 128 of December 5, 2007). The Labor Standards Act regulates, among others, minimum standards for working conditions such as working hours, leave period, and leave days. The Industrial Safety and Health Act requires, among others, the implementation of measures to secure employee safety and protect the health of workers in the workplace. The Labor Contracts Act regulates, among others, the change of terms of employment contracts and working rules, and dismissal and disciplinary action. A portion of our personnel are paid at rates related to the applicable minimum wage and further increases in the minimum wage or other changes in these laws could increase our labor costs. Our ability to respond to minimum wage increases by increasing service and product prices will depend on the responses of our competitors and patients. We may also be subject to lawsuits from our employees, Labor Standards Inspection Office, or others alleging violations of laws regarding workplace and employment matters, discrimination and similar matters. According to our Japanese legal counsel, as of the date of this prospectus, we comply with these laws and regulations.

Regulations on Lease Agreements

Our lease agreements are generally subject to the Civil Code (Act No. 89 of April 27, 1896, as amended) and Act on Land and Building Leases (Act No. 90 of October 4, 1991, as amended). A failure to comply with the Act may harm our brand and directly result in a reduction of the Company’s revenue. According to our Japanese legal counsel, as of the date of this prospectus, the terms and conditions of our lease agreements are consistent with these laws and are valid and enforceable as provided for in these agreements.

75

Regulations on Privacy Protection

The Act on the Protection of Personal Information (Act No. 57 of May 30, 2003, as amended) aims to protect an individual’s rights and interests and establishes obligations that a personal information handling business operator shall fulfill. According to our Japanese legal counsel, as of the date of this prospectus, we comply with these laws and regulations. Additionally, the European Commission has adopted the adequacy decision on the basis of article 45 of Regulation (EU) 2016/679 (GDPR) on Japan on 23 January, 2019. Based on this decision and related mutual agreement, transfer of personal data between Japan and the EU is allowed without the adequate safeguards required by GDPR.

Regulations on Whistleblower Protection

The Whistleblower Protection Act No. 122 of June 18, 2004 (Act No. 122 of June 18, 2004, as amended) provides prohibition of disadvantageous treatment of whistleblowers on the grounds of whistleblowing and the measures that a business operator and administrative organ should take concerning whistleblowing to protect whistleblowers. A failure to comply with the Act may harm our brand and directly result in a reduction of the Company’s revenue. According to our Japanese legal counsel, as of the date of this prospectus, we comply with these laws and regulations.

Taxation Regulations

The taxes levied in Japan on income generated by the activities of a corporation include corporate tax (national tax), local corporate tax (national tax), corporate inhabitant tax (local tax), enterprise tax (local tax), and special local corporate tax (a national tax). According to tax-related laws and regulations, including the Corporation Tax Act (Act No. 34 of March 31, 1965, as amended) and the Local Corporation Tax Act (Act No.11 of March 31,2014, as amended), the scope of income subject to the taxes is determined and the taxable income is calculated. Corporate inhabitant taxes are levied on income and a per capita basis using the corporation’s capital and the number of its employees as the tax base. Business transaction is levied consumption tax which is a type of value-added tax. According to our Japanese legal counsel, as of the date of this prospectus, we comply with these laws and regulations.

Foreign Exchange Regulations

The Foreign Exchange and Foreign Trade Act (Act No. 228 of December 1, 1949, as amended) (the “FEFTA”) and related cabinet orders administerial ordinances, which we refer to collectively as the Foreign Exchange Regulations, govern certain aspects relating to the acquisition and holding of shares by “exchange non-residents” and by “foreign investors” (as these terms are defined below). In general, the Foreign Exchange Regulations currently in effect do not affect transactions between exchange non-residents to purchase or sell Ordinary Shares outside Japan using currencies other than Japanese yen.

Exchange residents are defined in the Foreign Exchange Regulations as:

●	individuals who reside within Japan; or

●	corporations whose principal offices are located within Japan.

Exchange non-residents are defined in the Foreign Exchange Regulations as:

●	individuals who do not reside in Japan; or

●	corporations whose principal offices are located outside Japan.

76

Generally, branches and other offices of non-resident corporations located within Japan are regarded as exchange residents. Conversely, branches and other offices of Japanese corporations located outside Japan are regarded as exchange non-residents.

Foreign investors are defined in the Foreign Exchange Regulations as:

●	individuals who are exchange non-residents;

●	corporations or other entities organized under the laws of foreign countries or whose principal offices are located outside Japan;

●	corporations of which 50% or more of the total voting rights are held, directly or indirectly, by individuals and/or corporations falling within(i) and/or (ii) above;

●	investment partnerships and limited liability partnerships for investment, etc. (including foreign partnerships) in which the ratio of capital contribution from exchange non-residents is 50% or more of the total amount of capital contribution by all partners, or in which a majority of the managing partners are exchange non-residents; or

●	corporations or other entities having a majority of either (A) directors or other persons equivalent thereto or (B) directors or other persons equivalent thereto having the power of representation who are non-resident individuals.

Acquisition of Shares

Acquisition by a foreign investor of shares of a Japanese corporation from a non-foreign investor requires pre or post facto reporting by the foreign investor through an exchange resident to the Minister of Finance of Japan through the Bank of Japan. No such reporting requirement is imposed, however, if:

●	shares are acquired due to the occurrence of an event of inheritance, bequest, gratis allotment of shares, or acquisition of shares with a call provision; or

●	both the investment ratio and the voting right ratio (total of closely related parties) of all shares held after the share acquisition are less than 10% (provided that the nationality of the foreign investor is that of the listed country or Japan, and the business purpose of the issuing company under its articles of incorporation falls under the category of post facto reporting industry); or

●	the acquisition falls under any other case prescribed in Article of the FEFTA, Article 3.1 of the Cabinet Order on Inward Direct Investment, etc., and Articles 3.2 and 3.3 of the Order on Inward Direct Investment, etc.

Our counsel to Japanese law confirmed that the transfer of Tryhard to the Company was done in accordance to Japanese Law.

Dividends and Proceeds of Sale

Under the Foreign Exchange Regulations, dividends paid on, and the proceeds from sales in Japan of, shares held by exchange non-residents of Japan may generally be converted into any foreign currency and repatriated abroad.

Under the Foreign Exchange and Foreign Trade Act and related regulations, a Non-Resident of Japan who acquires shares from a resident of Japan is generally not subject to any prior filing requirement, although the Foreign Exchange and Foreign Trade Act and related regulations require such Non-Resident of Japan to obtain prior approval for any such acquisition from the Minister of Finance of Japan in certain limited circumstances. While such prior approval is not required in general, in each case where a resident of Japan receives a single payment of more than JPY30,000,000 from a Non-Resident of Japan for a transfer of shares in a Japanese company, such resident of Japan is required to report each receipt of payment to the Minister of Finance of Japan.

77

Laws and Regulations Specific to Our Business

Our current and planned business activities are subject to a variety of laws and regulations. Since many of these laws regulations include penalty provisions, if we violate these provisions, we may receive guidance or punishment from the regulatory authorities.

(1)	Event Produce

●	Casting

In order to engage in a fee-charging employment placement business (i.e., receiving offers for posting job offerings and offers for registering as a job seeker and extending services to establish employment relationships between job offerors and job seekers with receiving commissions or other compensation), a license must be obtained from the Minister of Health, Labor and Welfare under the Employment Security Act (Act No. 141 of November 30, 1947, as amended). We have received such license as of August 1, 2017, and received a current certificate (valid from August 1, 2020 to July 31, 2025) as of February 8, 2022.

When carrying out a worker dispatching business (i.e., having a worker employed by one person so as to be engaged in work for another person under the instructions of the latter, while maintaining the worker’s employment relationship with the former), it is necessary to obtain a license from the Minister of Health, Labour and Welfare under the Act on Securing the Proper Operation of Worker Dispatching Businesses and Protecting Dispatched Workers (Act No. 88 of July 5, 1985 as amended). We have received such license as of August 1, 2017, and received a current certificate (valid from August 1, 2020 to July 31, 2025) as of April 7, 2021.

●	Design, production and construction

A person who operates a construction business, except for the operator who only undertake simple construction work (i.e., work for which the contract price is less than JPY15 million or wooden housing work with a total floor space of less than 150m2 (for a complete building construction) or work for which the contract price is less than JPY5 million (for construction work other than a complete building construction)), must obtain a license from the Minister of Land, Infrastructure, Transport and Tourism or the prefectural governor under the Construction Business Act (Act No. 100 of May 24, 1949, as amended). We are not engaged in any construction business that requires a construction business license.

The design and construction of events and stores, as well as the sale and installation of audio, lighting, and visual equipment, must meet building and disaster prevention standards for the venue’s capacity, fire prevention equipment, evacuation plan, etc. in accordance with the Building Standards Act and the Fire Service Act (Act No. 186 of July 24, 1948, as amended). In particular, when selling audio, lighting, and visual equipment, it is necessary to comply with safety standards based on the Electrical Appliance and Material Safety Act (Act No. 234 of November 16, 1961, as amended) and other product safety laws and regulations. In addition, when installing audio, lighting, and visual equipment, we may be required to be qualified as an electrician under the Electrician Act (Act No. 139, August 1, 1960, as amended). According to our Japanese legal counsel, as of the date of this prospectus, we comply with these laws and regulations.

78

●	Security

To engage in security services, a company must be certified by the Prefectural Public Safety Commission in accordance with the Security Services Act (Act No. 117 of July 5, 1972, as amended). In addition, security guards are required to have certain qualifications and education. According to our Japanese legal counsel, as of the date of this prospectus, we comply with these laws and regulations.

●	Personnel arrangement and advertisement

When arranging event companions, dancers, staff, etc. for events, regulations under the Employment Security Act and the Act on Securing the Proper Operation of Worker Dispatching Businesses and Protecting Dispatched Workers are relevant. In addition, the Act against Unjustifiable Premiums and Misleading Representations (Act No. 134 of May 15, 1962, as amended) requires that advertisements for sales promotions and prizes at events do not constitute unfair labeling or excessive premiums. With regard to influencer marketing, stealth marketing is regulated under the Act against Unjustifiable Premiums and Misleading Representations (Act No. 134 of May 15, 1962, as amended). According to our Japanese legal counsel, as of the date of this prospectus, we comply with these laws and regulations.

●	Music, images, and design

The use of copyrighted works such as music, images and designs in events requires appropriate rights processing based on the Copyright Act. Copyright and other intellectual property laws are relevant to video production and advertising design.

(2)	Club Produce

Those who intend to operate a “specified amusement-providing and food and drink-serving business” (i.e., a business which runs nightclubs or other facilities and serves the customers food and drink while entertaining them (limited to businesses which provide alcoholic beverage to customers), excluding businesses which only operate in the period starting after 6 a.m. and ending before 0 a.m. of the following day (excluding those falling under amusement business) (Article 2.11 of the Act on Control and Improvement of Amusement Business (Act No. 122 of July 10, 1948, as amended))) must obtain the following two licenses.

(i)	restaurant business license from the prefectural governor (Article 55.1 of the Food Sanitation Act (Act No. 233 of December 24, 1947, as amended))

(ii)	specified amusement-providing and food and drink-serving business to be obtained for each business location from the public safety commission that has jurisdiction over the business location (Article 31-22 of the Act on Control and Improvement of Amusement Business)

All of the clubs produced by us have obtained licenses for restaurant business and specified amusement-providing and food and drink-serving business.

In the design and operation of stores, building and disaster prevention standards must be met in accordance with the Building Standards Act (Act No. 201 of May 24, 1950, as amended) and the Fire Service Act .

79

(3)	Sub-Lease

When subleasing, the lessor’s consent is required (Article 612.1 of the Civil Code (Act No. 89 of April 27, 1896, as amended)). In addition, the Act on Land and Building Leases (Act No. 90 of October 4, 1991) applies to the sub-lease business.

(4)	Restaurants

Restaurants, etc. are required to obtain an approval from the prefectural governor in accordance with the Food Sanitation Act (Act No. 233 of December 24, 1947, as amended). The procedure for applying for the approval is as follows.

(i)	Consultation

Prior to commencing construction, a restaurant operator must consult with the food hygiene department of the public health center that has jurisdiction over the business (the “Authority”) and submit the design plans of the facility.

(ii)	Submission of Application Form

The restaurant operator must submit an application form etc., to the Authority approximately 10 days prior to the scheduled completion date of the facility construction. The application form must include that: (a) the structure and equipment of the facility conform to the Food Sanitation Act etc., (b) a food sanitation manager has been appointed, and (c) there have been no violations of the Food Sanitation Act in the past two years.

At that time, the restaurant operator is required to discuss with the Authority how to keep in touch about the progress of the construction and the inspection date etc.

(iii)	Confirmation Inspection of Facility Completion

The inspection will be conducted in the presence of the restaurant operator.

(iv)	Issuance of Approval

Upon confirmation of compliance with the facility standards, an approval is issued.

80

MANAGEMENT

Set forth below is information concerning our directors and executive officers.

The following individuals are our executive management and members of the board of directors.

Name	Age	Position(s)

Executive Directors and Executive Officers

Rakuyo Otsuki	47	Director, Chief Executive Officer, and Chairperson

Yoichi Hiraoka	38	Director and Chief Operating Officer

Kwok Ho Yin	37	Chief Financial Officer

Independent Director Nominees

Hirohiko Masugi 真杉裕彥	60	Independent Director

Kawabe Tetsuya 河邊徹也	63	Independent Director

Yusei Hatakeyama畠山祐聖	48	Independent Director

The following is a brief biography of each of our executive officers and directors:

Directors and Executive Officers

Rakuyo Otsuki (“Mr. Otsuki”)

Mr. Otsuki is our executive director. He is responsible for the development and execution of our Group’s business strategies and plans as well as oversees our Group’s financial performance, investments and other business ventures.

Mr. Otsuki has over 20 years of work experience in the entertainment industry. From 2002 to 2013, he operated 株式会社 幸栄豊商事 (Koeiho Shoji Co., Ltd.)#, being a chain of nightclubs where he honed his expertise in hospitality, event management, and customer experience by implementing innovative marketing strategies, curating memorable events, training staff to deliver exceptional service, and leveraging customer feedback to enhance offerings. In 2013, Mr. Otsuki founded TryHard, a leading lifestyle entertainment company in Japan. Since 2013, he has been instrumental in conceptualizing and executing several flagship events at TryHard as Chief Operating Officer, including MUSIC CIRCUS, which has become a benchmark for music festivals in Japan. His strategic partnerships with esteemed organizations, such as SoftBank. Mr. Otsuki has also been appointed as a consultant to the Osaka Tourism Bureau in 2017 and founded the Japan Night-Club Entertainment Association in 2014 and the Japan Club Association in 2013.

Mr. Otsuki graduated with a Bachelor’s degree of business and marketing with distinction from Osaka Sangyo University in 2001.

# Note: English name for identification purpose only

81

Yoichi Hiraoka (“Mr. Hiraoka”)

Mr. Hiraoka is our executive director. He is responsible for formulating and executing the overall direction, strategy, and operations of our Group. He is also responsible for organizing and developing human resources system, risk management and compliance, and operation management of our Group.

Mr. Hiraoka founded TryHard in October 2013 and has since served as the chief operating officer of the Group. Mr. Hiraoka has over 10 years of work experience in music-related entertainment industry.

In 2014, he organized the inaugural MUSIC CIRCUS at the Kobe World Memorial Hall. Since 2018, he has been at the forefront of a collaboration with Fukuoka SoftBank Hawks Corporation, co-hosting five events, including the MUSIC CIRCUS. Mr. Hiraoka initiated a community-oriented integrated fireworks festival in Sensu, Japan. Additionally, he has been involved in nightclub business development and operations, leading to the establishment of over 22 nightclub venues across Japan during this period.

Mr. Hiraoka graduated from Sasebo Minami High School in 2005.

Key Personnel:

Mr. Kwok Ho Yin (“Mr. Kwok”) is our Chief Financial Officer. Mr. Kwok is responsible for the following matters relating to our Group:

●	financial reporting of our Company, including managing accounting operations, statutory financial audit reporting and coordinating corporate tax submissions;

●	preparation of budget and financial forecasts and

●	development and implementation of financial policies and procedures in business process.

Mr. Kwok has over 10 years of work experience in auditing, accounting, corporate finance and financial management function. From October 2011 to September 2014, Mr. Kwok worked at PricewaterhouseCoopers- Hong Kong in relation to audit and assurance with his last position as a senior associate. From October 2013 to September 2014, he was promoted to be senior associate. From October 2014 to March 2015, Mr. Kwok worked as a senior of financial services assurance of Ernst and Young Hong Kong. From March 2015 to January 2016, he was the executive of the financial advisory department of Quam Capital Limited based in Hong Kong where he was primarily responsible for leading his team members in corporate finance matters and led initial public offering projects. From January 2016 to May 2017, he was the senior associate of Essence Corporate Finance (Hong Kong) Limited, a firm that provides financial advisory services in the Hong Kong capital market, and from May 2017 to May 2019, he was the senior associate of China Everbright Capital Limited where he led the initial and public offering projects.

82

In July 2020 to October 2020, Mr. Kwok worked as the assistant to the founder and the CEO of Lekarka Co., Limited based in Tokyo, Japan. The principal business of the company is cosmetic clinics operations and own-branded cosmetic products trading. He provided strategic advice to the company for its stem-cell cosmetic products from Japan to enter into various overseas markets and implemented strategic and digital marketing initiatives to enhance brand visibility in Japan and overseas distribution pipeline development. In August 2022 to February 2024, Mr. Kwok worked as the finance and operations lead of Zetl Limited in both Hong Kong and Singapore. Mr. Kwok oversaw financial controllership, compliance, and credit risk management while serving as the money laundering reporting officer in Hong Kong. He also collaborated with auditors and creditors, developed strategic initiatives for growth, and built a high-performing team, as well as managed a remote team in APAC. Since October 2024, Mr. Kwok joined our Group as the chief financial officer.

Mr. Kwok obtained a degree of Bachelor of Arts in Finance, American Studies from the University of Hong Kong in August 2011 and a degree of Master of Business Administration in Waseda University, Japan in September 2021. He was admitted by the Guam Board of Accountancy in 2014 as a certified public accountant and admitted by the American Institute of Certified Public Accountants (AICPA) in 2016. Mr. Kwok is also a Financial Modelling and Valuation Analyst in Canada since 2021. He has also obtained the Google Project Management Professional Certificate and the Google Date Analytics Professional Certificate in the United States in 2021.

Independent Directors

Hirohiko Masugi, Mr. Masugi, aged 60, became a director of the Company effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 that was filed in connection with this prospectus is a part. Mr. Masugi is the chairman of the audit committee and a member of the nomination committee and compensation committee.

Mr. Masugi has over 30 years of experience in corporate management, in particular, the sales department of companies. In 1986, he joined Midosuji Branch of Daiwa Bank (which is now renamed as Resona Bank). He worked in Daiwa Bank until 2007 and his last position was First Sales Manager of Migashi-Osaka Area. Mr. Masugi then left Resona Bank and joined Kinki Osaka Bank as the branch manager of the general sales department of Hanshin Area during the period from 2009 to 2011. In May 2011, Mr. Masugi rejoined Resona Bank as the branch manager. His last position was the Kosaka, Fuseguchi, Nagase Area General Manager where he was transferred externally to Telenishi in April 2017. In April 2018, Mr. Masugi seconded to DFL Lease (which is now renamed as Resona Lease). He then transferred to act as an executive officer in October 2018 until February 2020. In February 2020, Mr. Masugi was appointed as the director of Takei Dream Cross Co., Ltd.

Mr. Masugi obtained his Bachelor of Commerce degree in 1986 from Kwansei Gakuin University, Japan and has obtain the qualification of Nissho Bookeeping Level since June 1986, and FP Technician Level 2 in December 2005. He also obtained the qualification of moneylending business supervisor in January 2020.

Kawabe Tetsuya, or Mr. Tetsuya, aged 63, became a director of the Company effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 that was filed in connection with.

83

Mr. Tetsuya is the chairman of the nomination committee and a member of the audit committee and compensation committee. Mr. Tetsuya has more than 38 years of experience in the vehicle industry. Mr. Tetsuya worked in the Finance Department of Toyota Motor Corporation as a fund manager since 1986 where he was responsible for the factory expansion, business planning and negotiation with local government officials for managing the overseas business project in countries such as Turkey, Indonesia and Russia. During the stay in Toyota Motor Corporation, Mr. Tetsuya has various exposure including stationing in Rome, Italy as a director and assistant to the chairman of Toyota Italy and managed the brand building of “LEXUS” and implement advertising projects. He has been responsible for managing the sale, marketing and implementing advertising projects. In August 2019, Mr. Tetsuya left Toyota Motor Corporation and joined Haneda Future Research Institute Co., Ltd., a wholly owned subsidiary of Japan Airport Building Co., Ltd. (“JAT”) as a senior managing director executive officer and advises the business development of Haneda Future Research Institute Co., Ltd. His last position at JAT was the sales and promotion director where he is responsible for the overall business development of JAT’s airport business, and report directly to the president.

Mr. Tetsuya obtained a Bachelor’s degree in Economics from the Keio University, Japan in 1986.

Yusei Hatakeyama, or Ms. Hatakeyama, aged 48, became a director of the Company effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 that was filed in connection with this prospectus. Ms. Hatakeyama is the chairman of the compensation committee and a member of the audit committee and nomination committee.

Ms. Hatakeyama has over 16 years of experience in management role for various sectors including the machinery and power industry, the media industry and the consulting industry. Since April 1999, Ms. Hatakeyama joined Sumitomo Corporation. She worked in the machinery and power sector, developed switching systems for telecommunications operators and internet-related products, and engaged in sales and import/export operations, as well as planning and development of internet services until 2005. From 2005 to 2006, she worked in the Visual Media Division where he mainly managed film-investment related work and the company’s subsidiary. From 2006 to 2008, she seconded to the Sky Perfect JSAT Corporation to manage the company’s subsidiary and business investment work.

In January 2008, Ms. Hatakeyama joined Skill Up Japan Co., Ltd. as the director of its consulting division and resigned from such position in 2010. In May 2010, he established AATJ Co., Ltd., a company that engages in event planning and management and was appointed as the representative director. She was further appointed as an advisor after the stock transfer in January 2017 and resigned from such position in 2018. In February 2016, she was appointed as the president and representative director of Wise Investment Co., Ltd.; In February 2017, she was appointed as the president and representative director of Lohas Beans Co., Ltd., a company that engages in food import and wholesale business.In November 2018, she was appointed as representative director of Manrakuan Co., Ltd., a company that engages in finance and real estates investment.

Ms. Hatakeyama obtained her Bachelor of Economics from Chuo University, Japan in 1995.

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

84

Committees of the Board of Directors

Our board of directors consists of five directors, consisting of two executive directors and three independent directors. A director may vote with respect to any contract, proposed contract, or arrangement in which he is materially interested, provided that (a) such director, if his/her interest in such contract or arrangement is material, has declared the nature of his/her interest at the earliest meeting of the board at which it is practicable for him/her to do so, either specifically or by way of a general notice and (b) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee. Nasdaq corporate governance rules require that a majority of an issuer’s board of directors must consist of independent directors. However, as a Cayman Islands company listed on the Nasdaq, we are a foreign private issuer and are permitted to follow the home country practice with respect to certain corporate governance matters. Cayman Islands law does not require a majority of a publicly traded company’s board of directors to be comprised of independent directors. We will not rely on this home country practice exception and will have a majority of independent directors serving on our board of directors.

Our board of directors may exercise all the powers of our Company to borrow money, mortgage its undertaking, property, and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of our Company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service.

Committees of the Board of Directors

We have established an audit committee, a compensation committee and a nomination committee, each of which operate pursuant to a charter adopted by our board of directors. The board may also establish other committees from time to time to assist the Company and the board of directors. The composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq or another national securities exchange and SEC rules and regulations, if applicable. Each committee’s charter will be available on our website at https://www.tryhard.me. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit committee

Mr. Masugi, Ms. Hatakeyama and Mr. Tetsuya, all of whom are independent Directors, serve on the audit committee, which is chaired by Mr. Masugi. Our board of directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq or another national securities exchange, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Mr. Masugi as an “audit committee financial expert”. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

85

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing earnings releases.

Compensation committee

Mr. Masugi, Ms. Hatakeyama and Mr. Tetsuya, all of whom are independent directors, serve on the compensation committee, which is chaired by Ms. Hatakeyama. Our board of directors has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq or another national securities exchange Stock Market. The compensation committee’s responsibilities include:

●	evaluating the performance of our Chief Executive Officer in light of the Company’s corporate goals and objectives and, based on such evaluation: (i) recommending to the board of directors the cash compensation of our Chief Executive Officer, and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;

●	reviewing and recommending to the board of directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq or another national securities exchange rules;

86

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of directors the compensation of our directors; and

●	preparing the compensation committee report required by SEC rules, if and when required.

Nomination committee

Mr. Masugi, Ms. Hatakeyama and Mr. Tetsuya, all of whom are independent directors, and serve on the nomination committee, which is chaired by Mr. Tetsuya. Our board of directors has determined that each member of the nomination committee is “independent” as defined in the applicable Nasdaq or another national securities exchange rules. The nomination committee’s responsibilities include:

●	developing and recommending to the board’s criteria for board and committee membership;

●	establishing procedures for identifying and evaluating director candidates, including nominees recommended by shareholders; and

●	reviewing the composition of the board to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and the board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and the board’s priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Corporate Governance

We have adopted a policy regarding board diversity and our nomination committee and the board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and the board’s priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

87

Foreign Private Issuer Status

The Nasdaq or another national securities exchange listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq or another national securities exchange. The application of such exceptions requires that we disclose each Nasdaq or another national securities exchange corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq or another national securities exchange corporate governance standard. We currently follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq or another national securities exchange in respect of the following:

●	the Shareholder Approval Requirements under Section 5635 of the Nasdaq listing rules; and

●	the requirement under Section 5605(b)(2) of the Nasdaq listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Code of Conduct and Code of Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, principal accounting officer or controller or persons performing similar functions. A current copy of this code is posted on the Corporate Governance section of our website, which is located at https://www.tryhard.me. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq or another national securities exchange.

Duties of Directors

Under Cayman Islands law, all of our directors owe three types of duties to us: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. Under Cayman Islands law, the fiduciary duties owed by a director to our Company include (a) a duty to act in good faith in what the director considers are in the best interests of the company, (b) a duty to exercise their powers in the company’s interests and only for the purposes for which they were given, (c) a duty to avoid improperly fettering the exercise of the director’s future discretion, (d) a duty to avoid any conflict of interest (whether actual or potential) between the director’s duty to the company and the director’s personal interests or a duty owed to a third party, and (e) a duty to exercise independent judgment. The common law duties owed by a director are those to exercise appropriate skill and care. The relevant threshold measure for such standard is that of a reasonable diligent person having both the general knowledge, skill, and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and the general knowledge, skill, and experience that that director has. In fulfilling their duty to us, our directors must ensure compliance with our amended and restated memorandum and articles of association and our shareholder resolutions. We have the right to seek damages where certain duties owed by any of our directors are breached.

88

The functions and powers of our board of directors include, among others:

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of the company and mortgaging the property of the company; and

●	maintaining or registering a register of mortgages, charges, or other encumbrances of the company.

Terms of Directors and Executive Officers

Under our amended and restated articles of association, a director may be appointed by ordinary resolution of our shareholders or by the directors. An appointment of a director may be on terms that the director will automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between our Company and the director, if any, but no such term will be implied in the absence of express provision. It is expected that, whether by ordinary resolution or by the directors, each director will be appointed on the terms that the director will hold office until the appointment of the director’s successor, unless the director has sooner vacated office.

All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

Under our amended and restated articles of association, a director is not required to hold any shares in our Company by way of qualification. A director who is not a shareholder of our Company is nevertheless entitled to attend and speak at general meetings.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Pursuant to employment agreements, the form of which is filed as Exhibit 10.2 to the registration statement that was filed in connection with this prospectus, we will agree to employ each of our executive officers for a specified time period, which may be renewed upon both parties’ agreement 30 days before the end of the current employment term. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a three-months prior written notice. Each executive officer agrees to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

We will also enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

89

Compensation of Directors and Executive Officers

For the fiscal year ended June 30, 2024, we paid an aggregate of JPY98,936,590 as compensation to our executive officers and directors. None of our non-employee directors have any service contracts with us that provide for benefits upon termination of employment. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers.

The following table summarizes all compensation received by our directors, our executive officers and our key employees during the years ended June 30, 2024.

Summary Compensation Table

		Compensation Paid	Other
Name and Principal Position	Salary (JPY’000)	Bonus (JPY’000)	Compensation (JPY’000)

Rakuyo Otsuki, Executive Director	40,401	-	945
Yoichi Hiraoka, Executive Director	14,400	800	1,448
Hirohiko Masugi, Independent Director*	-	-	-
Kawabe Tetsuya, Independent Director*	-	-	-
Yusei Hatakeyama, Independent Director*	-	-	-
Kwok Ho Yin, Chief Financial Officer	0	0	0

*Independent directors to be appointed upon the effectiveness of the registration statement.

Independent Directors’ Agreements

Each of our independent directors have entered into a director’s agreement with the Company. The terms and conditions of the directors’ agreements are similar in all material aspects. Each director’s agreement is for an initial term of one year and will continue until the director’s successor is duly elected and qualified. Each director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of his or her director’s agreement will remain in full force and effect. Any director’s agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding ordinary shares entitled to vote.

Under the directors’ agreements, the initial annual director fees that will be payable to each of our independent directors is JPY3,600,000. Such director fees are payable in cash on a quarterly basis.

In addition, our independent directors will be entitled to participate in such share option scheme as may be adopted by the Company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the board of directors; provided that each director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that director.

Other than as disclosed above, none of our directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

90

Employment Agreements

We have entered into employment agreements with each of our executive directors. Each employment agreement will continue indefinitely subject to termination by either party upon three months written notice.

2025 Equity Incentive Plan

Upon the completion of this offering, our Board will adopt the 2025 TryHard Limited Equity Incentive Plan (the “2025 Plan”), to motivate attract and retain the best available personnel, provide additional incentives to staff and Directors and promote the success of our business. Under the 2025 Plan, the maximum aggregate number of Ordinary Shares which may be issued pursuant to all awards under such plan is 4,981,750, which constitutes 10% of the total issued and outstanding Ordinary Shares of our Company on a fully-diluted basis as of the date of adoption. Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2025 Plan. Any Ordinary Shares covered by an award granted under the 2025 Plan (or portion of an award) that terminates, expires, lapses or repurchased for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Ordinary Shares that may be issued under the 2025 Plan. As of the date of this prospectus, we have not granted any awards under the 2025 Plan.

The following paragraphs summarize the principal terms of the 2025 Plan.

Types of awards. The 2025 Plan permits the awards of options, restricted shares, restricted share units or any other type of awards approved by our Board or the compensation committee.

Plan administration. Our Board or the compensation committee administers the 2025 Plan. Our Board or the compensation committee determines, among other things, the participants to receive awards, the type and number of awards to be granted to each participant, and the terms and conditions of each award grant.

Award agreement. Awards granted under the 2025 Plan are evidenced by an award agreement that sets forth terms, conditions and limitations for each award, which may include the term of the award, the provisions applicable in the event of the grantee’s employment or service terminates, and our authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind the award.

Eligibility. We may grant awards to amongst others, our staff, Directors and service providers.

Vesting schedule. In general, the plan administrator determines the vesting schedule, which is specified in the relevant award agreement.

Exercise of awards. The exercise price per share subject to an option is determined by the plan administrator and set forth in the award agreement, which may be a fixed price or a variable price related to the fair market value of the Ordinary Shares. The vested portion of option will expire if not exercised prior to the time as the plan administrator determines at the time of its grant.

Transfer restrictions. Awards may not be transferred in any manner by the eligible participant other than in accordance with the limited exceptions, such as transfers to our company or a subsidiary of ours, transfers to the immediate family members of the participant by gift, the designation of a beneficiary to receive benefits if the participant dies, permitted transfers or exercises on behalf of the participant by the participant’s duly authorized legal representative if the participant has suffered a disability, or, subject to the prior approval of the plan administrator or our Executive Officer or Director authorized by the plan administrator, transfers to one or more natural persons who are the participant’s family members or entities owned and controlled by the participant and/or the participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the participant and/or the participant’s family members, or to such other persons or entities as may be expressly approved by the plan administrator, pursuant to such conditions and procedures as the plan administrator may establish.

Termination and amendment. Unless terminated earlier, the 2025 Plan has a term of 10 years. Our Board may terminate, amend or modify the plan, subject to the limitations of applicable laws. However, no such action may adversely affect in any material way any award previously granted without prior written consent of the participant.

91

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares and our Series A Preferred Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered pursuant to the Public Offering Prospectus for:

●	each of our directors and executive officers; and

●	each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. For the purpose of voting power, each Ordinary Share entitles the holder to one vote and each Series A Preferred Share entitles the holder to twenty-five (25) votes on any matter or which action of the shareholders of our Company is sought. The Series A Preferred Shares votes together with the Ordinary Shares. Percentage of beneficial ownership of each listed person prior to this offering is based on 48,750,000 Ordinary Shares and 2,000,000 Series A Preferred Shares outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering is based on 49,817,500 Ordinary Shares and 2,000,000 Series A Preferred Shares outstanding immediately after the completion of this offering.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that any such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. As of the date of the prospectus, we have 29 shareholders of record, none of whom are located in the United States. We will be required to have at least 300 unrestricted round lot shareholders at closing in order to satisfy the Nasdaq listing rules.

92

	Ordinary Shares Beneficially Owned Prior to this Offering		Series A Preferred Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering		Series A Preferred Shares Beneficially Owned After this Offering		Percentage of Voting Power After this
	Number	Percent(%)	Number	Percentage (%)	Number	Percent(%)	Number	Percentage (%)	Offering Percent(%)
Directors and Executive Officers:
Rakuyo Otsuki	20,351,565	41.75	2,000,000	100	20,351,565	40.70	2,000,000	100	70.48
Yoichi Hiraoka	821,096	1.68	0	0	821,096	1.65	0	0	0.82
Kwok Ho Yin	0	0	0	0	0	0	0	0

All directors and executive officers as a group (6 individuals):	21,172,661	43.43	2,000,000	100	21,172,661	42.50	2,000,000	100	71.30

	Ordinary Shares Beneficially Owned Prior to this Offering		Series A Preferred Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering		Series A Preferred Shares Beneficially Owned After this Offering		Percentage of Voting Power After this
	Number	Percent (%)	Number	Percent (%)	Number	Percent (%)	Number	Percentage (%)	Offering Percent(%)
5% Shareholders:
Rakuyo Otsuki	20,351,565	41.75	2,000,000	100	20,351,565	40.70	2,000,000	100	70.48
Yasushi Yuki	5,278,503	10.83	0	0	5,278,503	10.60	0	0	5.28
Hong Kong orientsummit Co. Limited	2,932,508	6.02	0	0	2,932,508	5.89	0	0	2.93

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

93

RESALE SHAREHOLDER

The Ordinary Shares being offered by Lucens (which is wholly beneficially owned by Ong Sau Kang, an Independent Third Party) were issued to it on December 30, 2024. We are registering 2,388,750 Ordinary Shares for them in order to permit them to offer the Ordinary Shares for resale from time to time. Lucens has provided services to the Company in connection with the offering including project coordination and management; assisting in developing the Company’s business development plan; identifying risks and potential pitfalls in the offering process and management and coordination of professional parties to ensure the offering meets the contemplated timetable.

94

RELATED PARTY TRANSACTIONS

For the fiscal years ended June 30, 2024, 2023 and 2022 and as of the date of this prospectus, the Group had no related party transactions.

Employment Agreements

See “Management — Employment Agreements and Indemnification Agreements.”

Material Transactions with Related Parties

Other than those disclosed in relation to the salaries and other short-term employee benefits, the related parties had no other material transactions for the fiscal years ended June 30, 2024 and 2023.

95

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$500,000 comprising of (a) 22,500,000,000 Ordinary Shares with a par value of US$0.00002 each, and (b) 2,500,000,000 Series A Preferred Shares with a par value of US$0.00002 each. As of the date of this prospectus, 48,750,000 Ordinary Shares and 2,000,000 Series A Preferred Shares are issued and outstanding.

Immediately prior to the completion of this offering, we will have 49,817,500 Ordinary Shares and 2,000,000 Series A Preferred Shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Amended and Restated Memorandum and Articles of Association

On January 15, 2025, we adopted an amended and restated memorandum and articles of association, which became effective and replaced our memorandum and articles of association in its entirety on January 15, 2025. The following are summaries of material provisions of our amended and restated memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our shares.

Objects of Our Company.

Under our amended and restated memorandum and articles of association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Share Rights.

Our Ordinary Shares and Series A Preferred Shares shall carry equal rights and rank pari passu with one another other than as set out below:

(a)	As regards Conversion A holder of Series A Preferred Shares shall have the Conversion Right (as defined in the articles of association) in respect of each Series A Preferred Share. For the avoidance of doubt, a holder of Ordinary Shares shall have no rights to convert Ordinary Shares into Series A Preferred Shares under any circumstances. Each Series A Preferred Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into one fully paid Ordinary Share calculated at the Conversion Rate. Such conversion shall take effect on the Conversion Date.

(b)	As regards Voting Holders of Ordinary Shares and Series A Preferred Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of Ordinary Shares and Series A Preferred Shares shall, at all times (other than in respect of separate general meetings of the holders of a class or series of shares held in accordance with the Articles), vote together as one class on all matters submitted to a vote for Members’ consent. Each Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of the Company, and each Series A Preferred Share shall be entitled to twenty-five (25) votes on all matters subject to the vote at general meetings of the Company.

96

(c)	As regards Transfer Upon any sale, transfer, assignment or disposition of Series A Preferred Shares by a holder thereof to any person or entity which is not an Affiliate of such holder (as defined in the articles of association), such Series A Preferred Shares validly transferred to the new holder shall be automatically and immediately converted into an equal number of Ordinary Shares.

(d)	As regards dividends Each Ordinary Share be entitled to such dividends as the Board may from time to time declare. Each Series A Preferred Shares shall not be entitled to any dividends or distributions be entitled to such dividends as the Board may from time to time declare.

(e)	As regards a winding up or dissolution In the event of a winding up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, the Ordinary Shares and the Series A Preferred Shares shall be entitled to the surplus assets of the Company on a pari passu basis.

Shares.

Our shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends.

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our amended and restated memorandum and articles of association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights.

Voting at any meeting of shareholders is by by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

●	at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative for the time being entitled to vote at the meeting;

●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

97

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the issued and outstanding shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our amended and restated memorandum and articles of association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we shall, if required by the Companies Act, in each year hold a general meeting as our annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Shares.

Subject to the restrictions set out below and under the heading “Share Rights – (c) as regards transfer” above), any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in a form designated by the relevant stock exchange or any other form approved by our board of directors. Notwithstanding the foregoing, shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

98

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares.

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

99

Variations of Rights of Shares.

Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records.

Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our amended and restated memorandum and articles of association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions.

Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company.

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

100

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements.

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

101

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved (i) in the case of a shareholder scheme, by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and (ii) in the case of a creditor scheme only, by a majority in number of each class of creditors with whom the arrangement is to be made and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

102

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Our amended and restated articles of association contains a provision by which our shareholders waive any claim or right of action that they may have, both individually and on our behalf, against any director in relation to any action or failure to take action by such director in the performance of his or her duties with or for our Company, except in respect of any fraud, willful default or dishonesty of such director.

Indemnification of Directors and Executive Officers and Limitation of Liability.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

103

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our amended and restated amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our amended and restated amended and restated articles of association and may not be taken by written consent of the shareholders without a meeting.

104

Shareholder Proposals.

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated amended and restated articles of association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our amended and restated amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our amended and restated amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our amended and restated memorandum and articles of association.

105

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our amended and restated amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents.

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

106

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

107

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at www.TryHard.me or through phone number + 81 6 4708 6470.

Anti-Money Laundering Matters

In order to comply with legislation or regulations aimed at the prevention of money laundering, the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited

108

History of Share Issuances

The following is a summary of our material securities issuances after our incorporation and following a reorganization but before this offering.

Name of shareholders	Date of Sale or Issuance	Number of Ordinary Shares	Consideration
Mr. Otsuki	September 12, 2024	1	At par

	December 19, 2024	417,466	At par
	April 30, 2025	1	Transfer of 34,500 shares in TryHard to the Company

Yasushi Yuki	December 19, 2024	108,276	At par
	April 30, 2025	1	Transfer of 9,000 shares in TryHard to the Company

Takami Kondo	December 19, 2024	24,061	At par
	April 30, 2025	1	Transfer of 2,000 shares in TryHard to the Company

Yoichi Hiraoka	December 19, 2024	16,842	At par
	April 30, 2025	1	Transfer of 1,400 shares in TryHard to the Company

Yuji Kawahara	December 19, 2024	10,827	At par
	April 30, 2025	1	Transfer of 900 shares in TryHard to the Company

Hyangdae Lee	December 19, 2024	6,014	At par
	April 30, 2025	1	Transfer of 500 shares in TryHard to the Company

Katsuyasu Fujita	December 19, 2024	6,014	At par
	April 30, 2025	1	Transfer of 500 shares in TryHard to the Company

Kayoko Ueda	December 19, 2024	3,608	At par
	April 30, 2025	1	Transfer of 300 shares in TryHard to the Company

Ryoko Onishi	December 19, 2024	3,608	At par
	April 30, 2025	1	Transfer of 300 shares in TryHard to the Company

Harunaga Umeki	December 19, 2024	3,608	At par
	April 30, 2025	1	Transfer of 300 shares in TryHard to the Company

Japanselect Inc.	December 19, 2024	46,919	At par
	April 30, 2025	1	Transfer of 3,900 shares in TryHard to the Company

Hong Kong Orientsummit Co., Limited	December 19, 2024	60,153	At par
	April 30, 2025	1	Transfer of 5,000 shares in TryHard to the Company

Satoshi Okuda	December 19, 2024	6,014	At par
	April 30, 2025	1	Transfer of 500 shares in TryHard to the Company

Atsushi Yokoyama	December 19, 2024	6,014	At par
	April 30, 2025	1	Transfer of 500 shares in TryHard to the Company

Nobumichi Yoshida	December 19, 2024	4,812	At par
	April 30, 2025	1	Transfer of 400 shares in TryHard to the Company

Yusuke Sato	December 19, 2024	6,014	At par
	April 30, 2025	1	Transfer of 500 shares in TryHard to the Company

Ryoji Nishimura	December 19, 2024	3,608	At par
	April 30, 2025	1	Transfer of 300 shares in TryHard to the Company

Akio Ota	December 19, 2024	6,014	At par
	April 30, 2025	1	Transfer of 500 shares in TryHard to the Company

Toshiyoshi Kojima	December 19, 2024	3,007	At par
	April 30, 2025	1	Transfer of 250 shares in TryHard to the Company

TryHard Dining Co., Ltd	December 19, 2024	22,725	At par
	April 30, 2025	1	Transfer of 1,889 shares in TryHard to the Company

Aikawa Yoshiyuki	December 19, 2024	10,899	At par
	April 30, 2025	1	Transfer of 906 shares in TryHard to the Company

Humo Co., Ltd	December 19, 2024	2,189	At par
	April 30, 2025	1	Transfer of 182 shares in TryHard to the Company

T&S Corporation Co., Ltd	December 19, 2024	2,189	At par
	April 30, 2025	1	Transfer of 182 shares in TryHard to the Company

Future Partner’s Co., Ltd	December 19, 2024	1,094	At par
	April 30, 2025	1	Transfer of 91 shares in TryHard to the Company

Comet Moment Limited	December 30, 2024	49,000	US$500,000

Legend One Capital Limited	December 30, 2024	49,000	US$500,000

Lucens Consultancy Pte. Ltd.	December 30, 2024	49,000	US$500,000

Mr. Bon Ween Foong	December 30, 2024	49,000	At par

Mr. Men Yihe	December 30, 2024	22,000	At par

On May 31, 2025, the Company allotted and issued 2,000,000 Series A Preferred Shares to Mr. Otsuki for cash at par.

We believe that each of the foregoing issuances was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriter was involved in the issuances of securities

We have not issued any other securities since the incorporation of the Company except as described above.

109

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary Shares, and although we plan to apply to list our Ordinary Shares on the Nasdaq Capital Market, a regular trading market for our Ordinary Shares may not develop. Future sales of substantial amounts of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have outstanding 1,525,000 Ordinary Shares held by public shareholders representing approximately 3.06% of our Ordinary Shares in issue. We will also have 2,000,000 Series A Preferred Shares in issue.

All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Rule 144

All of our Ordinary Shares outstanding prior to the closing of this offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement, such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately 498,175 Ordinary Shares immediately after this offering; or

●	the average weekly trading volume of the Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

110

MATERIAL INCOME TAX CONSIDERATION

The following summary of the material Japanese, Cayman Islands and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local, and other tax laws.

Japanese Taxation

We are a holding company incorporated as an exempted company in the Cayman Islands. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries, TryHard, TryHard Management and TryHard Technology.

Generally, owners of ordinary shares of a Japanese corporation who are non-resident individuals of Japan or who are non-Japanese corporations without a permanent establishment in Japan, collectively referred to in this section as non-resident holders, will be subject to Japanese income tax collected by way of withholding on dividends (meaning in this section, distributions made from any of TryHard, TryHard Management and TryHard Technology retained earnings for the Companies Act purposes) the Japanese corporation pays with respect to its ordinary shares and such tax will be withheld prior to payment of dividends. Share splits generally are not subject to Japanese income or corporation taxes.

In the absence of any applicable tax treaty, convention, or agreement reducing the maximum rate of Japanese withholding tax or allowing exemption from Japanese withholding tax, the rate of the Japanese withholding tax applicable to dividends paid by Japanese corporations on their ordinary shares to non-resident holders is generally 20.42% (or 20% for dividends due and payable on or after January 1, 2038) under Japanese tax law.

Japan has income tax treaties whereby the withholding tax rate (including the special reconstruction surtax) may be reduced, generally to 15%, for portfolio investors, with, among others, Canada, Denmark, Finland, Germany, Ireland, Italy, Luxembourg, New Zealand, Norway, and Singapore, while the income tax treaties with, among others, Australia, Belgium, France, Hong Kong, the Netherlands, Portugal, Sweden, Switzerland, the United Arab Emirates, the United Kingdom, and the United States generally reduce the withholding tax rate to 10% for portfolio investors and the income tax treaties with, among others, Spain, generally reduce the withholding tax rate to 5% for portfolio investors. In addition, under the income tax treaty between Japan and the United States, dividends paid to pension funds which are qualified U.S. residents eligible to enjoy treaty benefits are exempt from Japanese income taxation by way of withholding or otherwise unless the dividends are derived from the carrying on of a business, directly or indirectly, by the pension funds. Similar treatment is applicable to dividends paid to pension funds under the income tax treaties between Japan and, among others, Belgium, Denmark, Spain, the United Kingdom, the Netherlands, and Switzerland. Under Japanese tax law, any reduced maximum rate applicable under a tax treaty shall be available when such maximum rate is below the rate otherwise applicable under the Japanese tax law referred to in the second preceding paragraph with respect to the dividends to be paid by a Japanese corporation on its ordinary shares.

111

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. Our Company has received an undertaking pursuant to the Tax Concessions Act of the Cayman Islands to the effect that, for a period of 20 years from September 19, 2024, no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains, or appreciations shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains, or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Taxation

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares by U.S. Holders (as defined below) that acquire our ordinary shares in this offering and hold our ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our shares (by vote or value), investors that will hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our ordinary shares.

112

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our ordinary shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our ordinary shares.

Dividends

The entire amount of any cash distribution paid with respect to our ordinary shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the ordinary shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the ordinary shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

113

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a USD amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into USD on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that USD value. If such dividends are converted into USD on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into USD on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its USD value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into USD on a date subsequent to receipt.

Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of ordinary shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such ordinary shares, each amount determined in USD. Any capital gain or loss will be long-term capital gain or loss if the ordinary shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our ordinary shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives another currency other than USD on the disposition of our ordinary shares will realize an amount equal to the USD value of the non-U.S. currency received at the spot rate on the date of sale (or, if the ordinary shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the USD value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the USD value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as the Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our ordinary shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

114

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our ordinary shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our ordinary shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in the Company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ordinary shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we have been approved to list our ordinary shares on the Nasdaq Capital Market, we cannot guarantee that our ordinary shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the ordinary shares are considered marketable for these purposes.

115

If an effective mark-to-market election is made with respect to our ordinary shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ordinary shares held at the end of the taxable year over its adjusted tax basis of such ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the ordinary shares held at the end of the taxable year over the fair market value of such ordinary shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the ordinary shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our ordinary shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our ordinary shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

116

PLAN OF DISTRIBUTION

As the Resale Shareholder, Lucens and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Ordinary Shares covered hereby on the Nasdaq Capital Market. These sales may be at fixed or negotiated prices. None of the Ordinary Shares held by the Resale Shareholder are subject to lock-up restrictions. It may use any one or more of the following methods when selling its Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Resale Shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Resale Shareholder may also sell its respective Ordinary Shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Resale Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Resale Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Ordinary Shares or interests therein, the Resale Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Resale Shareholder may also sell Ordinary Shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Resale Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Resale Shareholder and any broker-dealers or agents that are involved in selling the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Resale Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Ordinary Shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Ordinary Shares.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Ordinary Shares may be resold by the Resale Shareholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the Ordinary Shares held by the Resale Shareholder have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Ordinary Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Ordinary Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Ordinary Shares may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Resale Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Resale Shareholder or any other person. We will make copies of this prospectus available to the Resale Shareholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

117

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts which are expected to be incurred by us in connection with the offering and sale of Ordinary Shares by us and the Selling Shareholders. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq Capital Market listing fee, all amounts are estimates.

$
Project Management Fee	460,000
Securities and Exchange Commission Registration Fee	919
Nasdaq Capital Market Listing Fee	75,000
FINRA Filing Fee	1,415
Legal Fees and Expenses	600,000
Accounting Fees and Expenses	430,000
Printing and Engraving Expenses	7,000
Underwriter Accountable Expenses	200,000
Miscellaneous Expenses	50,000
Total Expenses	1,824,334

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

118

LEGAL MATTERS

The validity of the Ordinary Shares being offered by this prospectus will be passed upon for us by Conyers Dill & Pearman.

119

EXPERTS

The consolidated financial statements for the fiscal years ended June 30, 2024 and 2023, included in this prospectus have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The address of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

120

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

121

TRYHARD HOLDINGS LIMITED AND ITS SUBSIDIARIES

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of
TryHard Holdings Limited

Result of Review of Interim Financial Information

We have reviewed the unaudited interim condensed consolidated statement of financial position of TryHard Holdings Limited and its subsidiaries (collectively the “Company”) as of December 31, 2024 and the related unaudited interim condensed consolidated statements of profit or loss and comprehensive income, changes in shareholders’ equity, and cash flows for the six-month periods ended December 31, 2023 and 2024, and the related notes (collectively referred to as the “unaudited interim condensed financial statements”). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

We have previously audited, in accordance with the standards of Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated statements of financial position of the Company as of June 30, 2023 and 2024, and the related consolidated statements of profit or loss and comprehensive income, changes in shareholders’ equity and cash flows for the years then ended (not presented herein); and in our report dated January 27, 2025, except for Notes 1, 27 and 29, as to which the date is June 3, 2025, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed consolidated statements of financial position as of June 30, 2024, is fairly stated, in all material respects, in relation to the consolidated statements of financial position from which it has been derived.

Basis for Review Results

These unaudited interim condensed financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the unaudited interim condensed financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171

We have served as the Company’s auditor since 2024.

San Mateo, California

June 3, 2025

F-2

TRYHARD HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

AS OF JUNE 30, 2024 and DECEMBER 31, 2024

(All amounts in thousands, except for share and per share data, or otherwise noted)

		As of June 30,	As of December 31,
		2024	2024	2024
	Note	JPY	JPY	US$
		(Audited)	(Unaudited)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	4	94,054	39,753	253
Accounts receivable, net	5	644,903	556,269	3,535
Net investment in sublease, current	12	117,393	87,408	555
Inventories, net	6	289	12,764	81
Other current assets, net	7	44,665	85,446	543
Total current assets		901,304	781,640	4,967

Non-current assets
Property and equipment, net	9	1,047,034	1,019,880	6,481
Investments in an associate	8	2,939	9,097	58
Operating lease right-of-use assets	10	1,135,699	437,688	2,781
Finance lease right-of-use assets	11	17,623	15,125	96
Deferred tax assets, net	24	25,007	19,294	123
Net investment in sublease, non-current	12	153,312	112,836	717
Deferred offering costs		—	88,076	560
Other non-current assets	13	123,300	151,874	965
Total non-current assets		2,504,914	1,853,870	11,781
Total assets		3,406,218	2,635,510	16,748

Liabilities and shareholders’ equity
Current liabilities
Bank and other borrowings	16	146,080	106,011	674
Accounts payable		197,418	143,657	913
Other payables and accruals	14	291,416	357,557	2,273
Income tax payable		105,674	141,512	899
Contract liabilities		253	10,020	64
Operating lease liabilities, current	10	237,886	246,623	1,567
Finance lease liabilities, current	11	4,323	4,332	28
Total current liabilities		983,050	1,009,712	6,418

Non-current liabilities
Bank and other borrowings, non-current	16	763,901	758,113	4,817
Asset retirement obligation	15	16,281	384	2
Operating lease liabilities, non-current	10	1,159,949	378,116	2,403
Finance lease liabilities, non-current	11	13,363	11,198	71
Rental deposits		77,100	77,100	490
Other non-current liabilities		5,760	17,582	112
Total non-current liabilities		2,036,354	1,242,493	7,895
Total liabilities		3,019,404	2,252,205	14,313

Shareholders’ equity
Ordinary shares (par value of US$0.00002 per share; 22,500,000,000 ordinary shares authorized, 48,750,000 ordinary shares issued and outstanding as of June 30, 2024 and December 31, 2024)*	27	157	157	1
Series A preferred shares (par value of US$0.00002 per share; 2,500,000,000 series A preferred shares authorized, 2,000,000 series A preferred shares issued and outstanding as of June 30, 2024 and December 31, 2024)*	27	6	6	—
Share subscription receivable		(6)	(6)	—
Merger reserve	27	79,843	79,843	507
Retained earnings		306,814	303,305	1,927
Total shareholders’ equity		386,814	383,305	2,435
Total liabilities and shareholders’ equity		3,406,218	2,635,510	16,748

* Retrospectively restated for effect of share recapitalization (Note 1)

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

F-3

TRYHARD HOLDINGS LIMITED AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED DECEMBER 31, 2023 and 2024

(All amounts in thousands, except for share and per share data, or otherwise noted)

		For the six months ended December 31,
		2023	2024	2024
	Note	JPY	JPY	US$
Revenue	17	1,942,950	1,687,519	10,723

Cost of revenue	18	(1,569,227)	(1,300,431)	(8,264)
Gross profit		373,723	387,088	2,459

Operating expenses
Selling and marketing expenses	19	(124,492)	(132,355)	(841)
General and administrative expenses	20	(211,348)	(228,846)	(1,454)
Total operating expenses		(335,840)	(361,201)	(2,295)

Other income (expenses)
Other income	21	6,370	11,694	74
Other expenses	22	(2,029)	(229)	(1)
Total other income, net		4,341	11,465	73

Operating profit
Share of income of investments in an associate		—	6,158	39
Finance costs	23	(10,764)	(9,842)	(63)
Profit before income tax expenses		31,460	33,668	213
Income tax expenses	24	(28,523)	(37,177)	(236)
Net profit (loss) for the period and total comprehensive income		2,937	(3,509)	(23)

Weighted average number of ordinary shares - basic and diluted*		50,750,000	50,750,000	50,750,000
Earnings (loss) per ordinary share - basic and diluted*		0.06	(0.07)	(0.00)

* Retrospectively restated for effect of share recapitalization (Note 1)

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

F-4

TRYHARD HOLDINGS LIMITED AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED DECEMBER 31, 2023 and 2024

(All amounts in thousands, except for share and per share data, or otherwise noted)

	Ordinary shares*		Series A preferred shares*		Share subscription receivable	Merger reserve	Retained earnings	Total shareholders’ equity
	Number of shares	JPY’000	Number of shares	JPY’000	JPY’000	JPY’000	JPY’000	JPY’000
Balance, July 1, 2023	48,750,000	157	2,000,000	6	(6)	79,843	169,404	2,249,404
Net profit for the year	—	—	—	—	—	—	2,937	2,937
Balance, December 31, 2023 (Unaudited)	48,750,000	157	2,000,000	6	(6)	79,843	172,341	2,252,341

Balance, July 1, 2024	48,750,000	157	2,000,000	6	(6)	79,843	306,814	386,814
Net loss for the year	—	—	—	—	—	—	(3,509)	(3,509)
Balance, December 31, 2024 (Unaudited)	48,750,000	157	2,000,000	6	(6)	79,843	303,305	383,305
Balance, December 31, 2024 (Unaudited) (US$)	48,750,000	1	2,000,000	—	—	507	1,927	2,435

* Retrospectively restated for effect of share recapitalization (Note 1)

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

F-5

TRYHARD HOLDINGS LIMITED AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2023 and 2024

(All amounts in thousands, except for share and per share data, or otherwise noted)

		For the six months ended December 31,
		2023	2024	2024
	Note	JPY	JPY	US$
Cash flows from operating activities
Profit before income tax expenses		31,460	33,668	213

Adjustments for:
Gain from lease modification or termination		(102)	(10,178)	(65)
Share of income of investments in an associate		—	(6,158)	(39)
Gain on derecognition of right-of-use assets		(229)	—	—
Depreciation of property and equipment	9	29,552	30,856	195
Depreciation expense of right-of-use assets		94,801	85,128	541
Loss on disposal of property and equipment	22	1,458	—	—
Finance costs	23	10,764	9,842	63
(Reversal of) allowance for expected credit losses		(8,061)	4,654	30
Changes in assets and liabilities:
Accounts receivable		(43,260)	83,979	534
Inventories		—	(12,475)	(79)
Other current assets		(14,090)	(88,355)	(561)
Accounts and other payables		72,086	24,200	154
Contract liabilities		(50,416)	9,767	62
Income tax payable		1,124	4,746	30
Cash generated from operations		125,087	169,674	1,078
Interest paid		(10,334)	(9,842)	(63)
Income tax paid		(10,419)	(372)	(2)
Net cash generated from operating activities		104,334	159,460	1,013

Cash flows from investing activities
Purchase of property and equipment	9	(63,952)	(3,702)	(24)
Receipt of the principal portion of net investments in subleases		56,067	70,461	448
Net cash (used in) generated from investing activities		(7,885)	66,759	424

Cash flows from financing activities
Proceeds from bank and other borrowings		119,991	244,000	1,550
Repayments of bank and other borrowings		(109,657)	(289,857)	(1,842)
Principal elements of operating lease payments		(137,649)	(144,431)	(917)
Principal elements of finance lease payments		(1,998)	(2,156)	(13)
Payment for deferred offering costs		—	(88,076)	(560)
Net cash used in financing activities		(129,313)	(280,520)	(1,782)

Net decrease in cash and cash equivalents		(32,864)	(54,301)	(345)
Cash and cash equivalents at the beginning of the period		69,465	94,054	598
Cash and cash equivalents at the end of the period	4	36,601	39,753	253

F-6

A reconciliation of liabilities arising from financing activities as follows:

			Non-cash changes
	As of July 1	Cash changes	Additions	Finance cost	Others	As of December 31
	JPY’000
2023
Bank and other borrowings	889,439	10,334	—	—	—	899,773
Operating lease liabilities	1,485,854	(144,383)	190,945	6,734	(19,268)	1,519,882
Finance lease liabilities	12,587	(2,049)	—	52	—	10,590
Total	2,387,880	(136,098)	190,945	6,786	(19,268)	2,430,245

2024
Bank and other borrowings	909,981	(45,857)	—	—	—	864,124
Operating lease liabilities	1,397,835	(148,318)	43,911	3,887	(672,576)	624,739
Finance lease liabilities	17,686	(2,234)	—	78	—	15,530
Total	2,325,502	(196,409)	43,911	3,965	(672,576)	1,504,393

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

F-7

TRYHARD HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. CORPORATE INFORMATION

1.1 General information

TryHard Holdings Limited (the “Company”) was incorporated in the Cayman Islands on September 12, 2024 as an exempted company with limited liability. The Company, through its subsidiaries, is engaged in provision of (i) consultancy and management; (ii) events curation such as music and outdoor events; (iii) sub-leasing; and (iv) restaurant operations. The Company’s main operation is in Japan.

1.2 Reorganization of the Company

In order to facilitate the Company’s initial public offering, the Company executed a series of reorganization transactions (the “Reorganization”) in which each of the operating and holding entities under the common control of Mr. Rakuyo Otsuki (“Mr. Otsuki”), the Controlling Shareholder, Chairman, Chief Executive Officer and Director of the Company, were ultimately contributed by the Company.

The Reorganization involved:

(1)	On September 12, 2024, the Company was incorporated in the Cayman Islands with limited liability and an authorized share capital of US$500,000 divided into 500,000,000 shares with a par value of US$0.001 each comprising of (a) 450,000,000 Ordinary Shares with a par value of US$0.001 each, and (b) 50,000,000 Series A Preferred Shares with a par value of US$0.001 each. Each holder of Ordinary Shares is entitled to one vote per Ordinary Share and each holder of Series A Preferred Share is entitled to 25 votes per one Series A Preferred Share. A Preferred Shares are not convertible except on request or if transferred to a non-affiliate of the original holder. Holders of Series A Preferred Shares are not entitled to receive dividends.

(2)	On April 30, 2025, the Company issued shares to the existing shareholders of TryHard Japan Co., Ltd. and the existing shareholder of TryHard Japan Co., Ltd. transferred 100% equity interests of TryHard Japan Co., Ltd. to the Company.

(3)	On April 30, 2025, the Company allotted 24 shareholders with 1 share each with a par value of US$0.001 of the Company. As a result of the allotment, the total of 1,000,000 ordinary shares were issued.

(4)	On May 31, 2025, the Company effected a share split at a ratio of 1-to-50. As a result of the share split, the authorized share capital of the Company was changed to US$500,000 divided into (i) 22,500,000,000 ordinary shares of par value of US$0.00002 each and (ii) 2,500,000,000 Series A preferred shares of par value of US$0.00002 each. Concurrently, the shareholders surrendered in an aggregate of 1,250,000 shares. None of these shareholders surrendering their ordinary shares received any consideration for surrender of their ordinary shares, nor are there any agreements or arrangements in place under which any of these shareholders will surrender their respective ordinary shares.

(5)	On May 31, 2025, the Company issued 2,000,000 Preferred Shares to Mr. Otsuki for an aggregate cash consideration of US$40 as part of Reorganization.

As a result, a total of 48,750,000 ordinary shares and 2,000,000 Series A preferred shares were issued as of the date hereof.

The Reorganization was completed on May 31, 2025. As a result of the Reorganization, the Company became the holding company for a group of companies that will be referred to as the Company. Accordingly, the consolidated financial statements have been presented using the pooling of interest method whereby the Company is shown as if it had been the holding company from the beginning of the first reporting period presented because all the companies in the Company where under common control.

The Company considered that the above share amendment was part of the Company’s recapitalization prior to completion of its initial public offering. The Company believed it is appropriate to reflect the above transactions on a retroactive basis pursuant to ASC 260. All shares and per share amounts used herein and in the accompanying consolidated financial statements have been retroactively restated to reflect the above share amendment.

1.3 Subsidiaries

As at the date of these unaudited interim condensed consolidated financial statements, details of the subsidiary companies are as follows:

				Effective ownership as of
Name	Place of incorporation	Date of incorporation	Principal activities	June 30, 2024	December 31, 2024
TryHard Japan Co., Ltd.	Japan	October 16, 2013	Entertainment event management, restaurant operations	100%	100%
TryHard Tech Co., Ltd.	Japan	May 1, 2018	Entertainment event management, sub-leasing	100%	100%
Iroha Music Co., Ltd.	Japan	March 28, 2016	Music event management	100%	100%
TryHard Management Co., Ltd.	Japan	February 13, 2017	Restaurant operation	100%	100%

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1 Basis of preparation

Compliance with International Financial Reporting Standards

The unaudited interim condensed consolidated financial statements of the Company do not include all the information and footnotes required by the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board for a complete set of financial statements. Certain information and footnote disclosures, which are normally included in audited consolidated financial statements prepared in accordance with IFRS, have been condensed or omitted pursuant to Article 10 of Regulations S-X. In the opinion of the Company’s management, the unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, in normal recurring nature, as necessary to present a fair statement of the Company’s unaudited interim condensed statement of financial position as of December 31, 2024, and the unaudited interim condensed statements of profit or loss and comprehensive income, changes in shareholders’ equity and cash flows for the six months ended December 31, 2023 and 2024. However, selected explanatory notes are included to explain events and transactions that are significant to gain an understanding of the changes in the Company’s financial position and performance since the last annual consolidated financial statements as at and for the year ended June 30, 2024.

The unaudited interim results of operations are not necessarily indicative of the operating results for the full fiscal year or any future periods. These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company as of and for the year ended June 30, 2023 and 2024, and related notes included in the audited consolidated financial statements.

F-8

The preparation of unaudited interim condensed consolidated financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Company’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the unaudited interim condensed financial statements are disclosed in note 2.

Basis of measurement

The unaudited interim condensed financial statements of the Company have been prepared on a historical cost basis.

Functional currency and presentation currency

The unaudited interim condensed consolidated financial statements have been presented in Japanese yen (“JPY”), which is the functional currency of the Company and its subsidiaries. All financial information presented in Japanese yen has been rounded to the nearest thousand JPY, unless otherwise stated.

Convenience translation

Translations of amounts in the unaudited interim condensed consolidated statements of financial position, unaudited interim condensed consolidated statements of profit or loss and comprehensive income and unaudited interim condensed consolidated statements of cash flows from JPY into US$ as of and for the six months ended December 31, 2024 are solely for the convenience of the reader and were calculated at the rate of US$1 = JPY157.37, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the JPY amounts could have been, or could be, converted, realized or settled into US$ at such rate or at any other rate.

2.2 New and revised IFRS standards not yet adopted

New standards, amendments to standards and interpretations that have been issued but not yet effective and have not been early adopted by the Company during the six months ended December 31, 2023 and 2024 are as follows:

Standards and amendments	Title of the IFRS Accounting Standard	Effective for annual periods beginning on or after
Amendments to IAS 21	Lack of Exchangeability	January 1, 2025
Amendments to IFRS 10 and IAS 28	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture	To be determined
IFRS18	Presentation and Disclosure in Financial Statements	January 1, 2027

This new or amended IFRS Accounting Standard is not expected to have a significant impact on the Company’s unaudited interim condensed consolidated financial statements.

2.3 Basis of consolidation

Subsidiaries

A subsidiary is an entity controlled by the Company. Control is obtained when the Company is exposed, or has rights to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiaries are included in the consolidated financial statements of the Company from the date on which control is obtained until the date on which control is lost.

All intercompany balances, transactions and unrealized gains on transactions between group companies are eliminated in the consolidated financial statements. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the transferred asset. When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies in line with the Company’s accounting policies, including adjustment to account for different financial reporting periods.

F-9

Any changes in ownership interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions. The difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration is directly recognized in equity and attributed to the owners of the Company. When control over a subsidiary is lost, the investment retained in the former subsidiary is remeasured at fair value as of the date when control is lost, and any gain or loss resulting from the loss of control is recognized in profit or loss.

An associate

An associate is an entity over which the Company has significant influence, but does not have control or joint control, in terms of financial and operating policies. This is generally the case where the Company holds between 20% and 50% of the voting rights.

Investments in an associate are accounted for using the equity method from the date on which significant influence or joint control is obtained until the date on which significant influence or joint control is lost. Under the equity method, investments in an associate are recognized at cost, adjusted for the Company’s share of the profit or loss and other comprehensive income of the associate from the date on which the Company obtains significant influence or joint control to the date on which the Company loses such significant influence or joint control. The Company recognizes its share of profit or loss of the investee, net of income taxes after the elimination of unrealized intercompany profits, in the consolidated statements of profit or loss and comprehensive income to the extent of the Company’s interest in these entities.

For investments accounted for using the equity method, the carrying amount of each investment is tested for impairment as a single asset, when there is objective evidence that the investments may be impaired. If any accounting policies applied by an associate differ from those applied by the Company, adjustments are made to the financial statements of the associate as necessary.

When an investment ceases to be an associate and the use of the equity method is discontinued, any gain or loss arising from discontinuation of the equity method is recognized in profit or loss.

2.4 Cash and cash equivalents

Cash and cash equivalents are defined as cash on hand, demand deposits and short-term, highly liquid investments (maturity less than 3 months) readily convertible to known amounts of cash and subject to insignificant risk of changes in value. As of June 30, 2024 and December 31, 2024, the Company had no cash equivalents. The Company’s cash in banks is held at well capitalized financial institutions, but they are not FDIC insured; however, management believes that the Company is not exposed to any significant credit risk on cash and cash equivalents.

2.5 Inventories

Inventories consist of food and beverage. Inventories are measured at the lower of cost and net realizable value, with cost being determined using the weighted average cost method. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and selling expenses. At each reporting period, management estimates the provision for obsolete and slow-moving inventory which may be reversed in subsequent periods, should the value subsequently be recovered.

F-10

2.6 Accounts and other current assets

Accounts and other receivables are recognized initially at transaction price. Subsequent measurement is at amortized cost using the effective interest method, less the allowance for expected credit losses. Accounts receivable are amounts due from customers for goods sold in the ordinary course of business.

2.7 Expected credit losses

The Company has applied the simplified approach to measuring expected credit losses, as permitted by IFRS 9 Financial Instruments. This has been applied to accounts receivable and other current assets. Under this approach, the Company utilizes a provision matrix based on the age of the accounts receivable and historical loss rates to determine the expected credit losses. The Company also considers forward-looking information. Therefore, the Company does not track changes in credit risk, but recognizes a loss allowance based on the financial asset’s lifetime expected credit loss. For all other assets, the general approach has been applied and a loss allowance for 12-month expected credit losses is recognized.

Under IFRS 9, the expected credit losses are measured as the difference between the asset’s gross carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate.

Financial assets are written off when there is evidence indicating that the debtor is in severe financial difficulty and the Company has no realistic prospect of recovery. Receivables written off are still subject to enforcement activity and pursued by the Company.

2.8 Financial assets

Initial recognition and measurement

Financial assets are recognized when the Company becomes a party to the contractual provisions of a financial instrument. Financial assets are derecognized when the rights to receive cash flows from the financial assets expire, or if the Company transfers the financial asset to another party and does not retain control or substantially all risks and rewards of the asset. Purchases and sales of financial assets in the normal course of business are accounted for at settlement date (i.e., the date that the asset is delivered to or by the Company).

At initial recognition, the Company measures its financial assets at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset.

Subsequent measurement

After initial recognition, the Company classifies its financial assets as subsequently measured at either i) amortized cost, ii) fair value through other comprehensive income or iii) fair value through profit or loss on basis of both:

●	The Company’s business model for managing the financial assets;

●	The contractual cash flow characteristics of the financial asset.

Subsequent to initial recognition, financial assets are measured as described below. At each consolidated statements of financial position date, the Company assesses whether there is objective evidence that a financial asset or a group of financial assets is impaired and recognizes a loss allowance for expected credit losses for financial assets measured at either amortized costs or at fair value through other comprehensive income. If, at the reporting date, the credit risk on financial instrument has not increased significantly since initial recognition, the Company measures the loss allowance for that financial instrument at an amount equal to 12 months of expected credit losses. If, at the reporting date, the credit risk on a financial instrument has increased significantly since initial recognition, the Company measures the loss allowance for the financial instrument at an amount equal to the lifetime expected credit losses.

F-11

Financial assets at amortized cost

Financial assets are measured at amortized cost if both i) the financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows; and ii) the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest of on the principal amount outstanding.

A financial asset measured at amortized cost is initially recognized at fair value plus transaction cost directly attributable to the asset. After initial recognition, the carrying amount of the financial asset measured at amortized cost is determined using the effective interest method, less any impairment losses.

Financial assets at fair value through other comprehensive income (“FVTOCI”)

On initial recognition, the Company may make an irrevocable election (on an instrument-by-instrument basis) to designate investments in equity instruments as at FVTOCI. Investments in equity instruments at FVTOCI are initially measured at fair value plus transaction costs.

Subsequently, they are measured at fair value with gains and losses arising from changes in fair value recognized in other comprehensive income and accumulated in the legal reserve fair value revaluation. The cumulative gain or loss is not reclassified to profit or loss on disposal of the equity investments, instead, it is transferred to retained earnings.

Financial assets at fair value through profit and loss (“FVTPL”)

Financial assets that do not meet the criteria for being measured at amortized cost or FVTOCI are measured at FVTPL.

Financial assets at FVTPL are measured at fair value at the end of each reporting period, with any fair value gains or losses recognized in profit or loss. The net gain or loss recognized in profit or loss includes any dividend or interest earned on the financial asset and is included in the ‘fair value gain (loss) on revaluation’ line item.

Derecognition

A financial asset is derecognized where the contractual right to receive cash flows from the asset has expired. On derecognition of a financial asset in its entirety, the difference between the carrying amount and the sum of the consideration received and any cumulative gain or loss that had been recognized in other comprehensive income for debt instruments is recognized in profit or loss.

Offsetting of financial instruments

A financial asset and a financial liability shall be offset and the net amount presented in the consolidated statements of financial position when, and only when, an entity (a) currently has a legally enforceable right to set off the recognized amounts; and (b) intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

2.9 Financial liabilities

Initial recognition and measurement

Financial liabilities are classified as either financial liabilities at fair value through profit or loss (derivative financial liabilities) or financial liabilities at amortized cost (accounts and other payables). All financial liabilities at amortized cost are initially recognized at the fair value of the consideration received less directly attributable transaction costs; transaction costs related to the issue of a compound financial instrument are allocated to the liability and equity components of the instruments in proportion to the allocation of proceeds.

F-12

Subsequent measurement

After initial recognition, financial liabilities are subsequently measured at amortized cost using the effective interest method. Gains and losses are recognized in the consolidated statements of profit or loss and comprehensive income when the liabilities are paid off or otherwise eliminated as well as through the amortization process. Purchases and sales of financial liabilities are recognized at settlement date.

Derecognition

A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expired. Where an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and the recognition of a new liability, and the difference in the respective carrying amounts is recognized in the consolidated statements of profit or loss and comprehensive income.

2.10 Property and equipment

Property and equipment is stated at cost less accumulated depreciation charges and accumulated impairment charges. Generally, depreciation is calculated using a straight-line basis over the estimated useful life of the asset. The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis. The carrying values of property and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying value may not be recoverable.

An item of property and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated statements of profit or loss and comprehensive income in the year the asset is derecognized. Residual values, useful lives and depreciation methods are reviewed, and adjusted if appropriate, at each financial year-end.

All costs that are directly attributable to bringing an asset to the location and condition necessary for it to be capable of operating in the manner intended by management, will be capitalized. These costs include direct employee benefits, rent and testing costs. Capitalization will be done until the asset is capable of operating in the manner intended by management. Repairs and maintenance costs are charged to the consolidated statements of loss and comprehensive loss during the period which they are incurred.

The depreciation periods for property and equipment are:

Category	Depreciation periods
Buildings	34 years
Leasehold improvements	5-15 years
Machinery and equipment	3-17 years
Vehicles	2-4 years

Land is not depreciated as it is deemed to have an indefinite life.

F-13

2.11 Deferred IPO cost

IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering. These costs include professional fees that are directly attributable to the preparation of the Group’s proposed SEC filing such as legal fees, counsel fees, consulting fees, and related costs. As of June 30, 2024 and December 31, 2024, the accumulated deferred IPO cost were nil and JPY88,076 thousands, respectively.

2.12 Asset retirement obligation

As part of the lease agreement between lessor and the Company, the Company has a legal obligation to remove the plant at the end of its lease term. The Company initially records a provision for asset retirement obligations at the best estimate of the present value of the expenditure required to settle the obligation at the time a legal (or constructive) obligation is incurred, if the liability can be reliably estimated. When the provision is initially recorded, the carrying amount of the related asset is increased by the amount of the liability. Provisions are adjusted at each consolidated statements of financial position date to reflect the current best estimate. The unwinding of the discount is recognized as interest expenses. Obligations for dismantling, removing and site restoration are discounted using a discount rate of 0.89% and 0.89% on June 30, 2024 and December 31, 2024, respectively.

2.13 Impairment of non-financial assets

Assets that have an indefinite useful life and assets not yet available for use are not subject to depreciation or amortization and are tested at least annually for impairment. Assets that are subject to depreciation or amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows. Non-financial assets for which an impairment loss is recorded, are reviewed for possible reversal of the impairment at each reporting date.

2.14 Accounts payable, and other payables and accruals

Accounts payable, and other payables and accruals are initially recognized at fair value. Subsequent measurement is at amortized cost using the effective interest method.

2.15 Provisions

Provisions are recognized when there is a present obligation (legal or constructive) as a result of a past event, it is probable that the Company will be required to settle that obligation and a reliable estimate can be made of the amount of the obligation. The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the reporting date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (when the effect of the time value of money is material). The expense relating to any provision is presented in the consolidated statements of profit or loss and comprehensive income net of any reimbursement.

2.16 Equity

The Company only has ordinary shares, and these are classified within equity upon issue. Shares transferred in relation to settlement of (convertible) debt are measured at fair value with fair value based on the closing price of the shares on the trading day prior to the settlement date. Equity is recognized upon the recognition of share-based payment expenses; shares issued upon exercise of such options are measured at their exercise price.

F-14

Transaction costs associated with an equity transaction are accounted for as a deduction from equity to the extent they are incremental costs directly attributable to the equity transaction that otherwise would have been avoided. Transaction costs related to the issue of a compound financial instrument are allocated to the liability and equity components of the instruments in proportion to the allocation of proceeds.

2.17 Revenue recognition

In order to determine when to recognize revenue and at what amount, the Company applies the following five steps, based on transfer of control over goods to the customer:

1. Identify the contract(s) with a customer;

2. Identify the performance obligations in the contract. Performance obligations are promises in a contract to transfer to a customer goods that are distinct;

3. Determine the transaction price. The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. If the consideration promised in a contract includes a variable amount, an entity must estimate the amount of consideration to which it expects to be entitled in exchange for transferring the promised goods or services to a customer;

4. Allocate the transaction price to each performance obligation on the basis of the relative stand-alone selling prices of each distinct good or service promised in the contract;

5. Recognize revenue when a performance obligation is satisfied by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer services to a customer). For a performance obligation satisfied over time, an entity would select an appropriate measure of progress to determine how much revenue should be recognized as the performance obligation is satisfied.

All of the Company’s revenue from contracts with customers is derived from delivery of goods or implementation of service. In accordance with IFRS 15, revenues from contracts with customers are recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services, reduced by estimates for return allowances, promotional discounts, commissions and business tax.

Details of revenue streams:

(a) Consultancy and management

The Company offers club management services to clubs in Japan. The customers are clubs that are operated in Japan. The Company offers a wide range of services, including venue management, marketing, and the provision of a club operation consultancy service, to help clubs improve their profitability. The performance obligation is to deliver the agreed-upon club management service to the customer. The revenue stream is comprised of a series of interrelated services that are not separable or distinct. Therefore, there is only one performance obligation. Customers are unable to benefit from the standalone task, as they do not receive any benefits beyond the overall combination of management and consultation services that we provide. The Company has determined that each monthly club management service is distinct and satisfies the criteria for recognizing revenue over time. As a result, the Company recognizes revenues from club management services on a monthly basis when it fulfills its performance obligations throughout the contract terms, as determined by the output methods. The Company has transferred no contract assets to its clients in exchange for its club management services, and it has no right to consideration. This privilege is not contingent upon anything other than the passage of time. Base management fees and inventive management fees comprise club management revenue. The customers agree to pay a basic management fee, which is a fixed monthly fee that has been agreed upon with the customer, as well as an incentive management fee that is equivalent to 1% to 5% of the club’s monthly total revenues, as stated in the service agreements. Club management and consultancy revenue is recognized over time as services are provided to the customer. The typical payment term is 30 days from the date of invoice. The Company has no obligations for returns, refunds or similar obligations with customers.

F-15

(b) Events curation

Revenue from entertainment event management services includes revenue generated from managing concerts, tour, and outdoor events. The Company provides a range of services to the customers, including planning, designing, managing and producing all aspects of an event.

The Company accounts for a contract of event curation when it has legally enforceable rights and obligations and collectability of consideration is probable. Each contract typically contains one single performance obligation, which is to deliver a completion of set up service. The Company generally recognizes revenue at a point in time when the designated event has been accomplished. The typical payment term is 30 days from the date of invoice. The Company has no obligations for returns, refunds or similar obligations with customers.

(c) Sub-leasing

Revenue from property sub-leasing includes income from renting out real estate and club to third parties. The Company recognizes lease payments received as revenue on a straight-line basis over the lease term. Property sub-leasing revenue is recognized according to IFRS 16. Please refer to note 2.26 for the details.

(d) Restaurants

The Company primarily generates revenue from the operation of restaurants which provide food and beverage to customers. The Company recognizes revenue when payment is tendered at the point of sale as the performance obligation has been satisfied. The single performance obligation is satisfied at a point in time when the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer, i.e., customers settled the amount by cash or credit card. The transaction price is clearly identifiable on the food menu and revenue is recognized net of discounts and incentives collected from customers. The Company has no obligations for returns, refunds or similar obligations with customers.

Principal versus agent revenue recognition

The Company reports revenue on a gross or net basis based on management’s assessment of whether the Company acts as a principal or agent in the transaction. The determination of whether the Company acts as a principal or an agent in a transaction is based on an evaluation of whether the Company controls the good or service before transfer to the customer. When the Company concludes that it controls the good or service before transfer to the customer, the Company is considered a principal in the transaction and records revenue on a gross basis. When the Company concludes that it does not control the good or service before transfer to the customer but arranges for another entity to provide the good or service, the Company acts as an agent and records revenue on a net basis in the amount it earns for its agency service. The Company has recognized revenue from club management services, entertainment event management services, and restaurant operation on a gross basis under IFRS 15. Revenue from property sub-leasing services is recognized in accordance with IFRS 16. Please refer to note 2.26 for the details.

2.18 Cost of revenue

Cost of revenues represent costs directly related to revenue-generating activities, including event setup and performance fee, salaries and other compensation-related expenses for operating personnel, rental expenses for equipment used for events, depreciation expenses of right-of-use assets, property and equipment for operations, foods, beverage and supplies and other costs directly attributable to the business.

F-16

2.19 Bank interest income

Bank interest income is recognized as interest accrues, using the effective interest method. For the purpose of the consolidated statements of cash flows, interest income derived from cash and cash equivalents have been presented as operating cash flows.

2.20 Government subsidies

Government subsidies are recognized as a receivable at their fair value when there is reasonable assurance that the subsidies will be received and the Company will comply with all the attached conditions.

Government subsidies receivable are recognized as income over the periods necessary to match them with the related costs which they are intended to compensate, on a systematic basis. Government subsidies relating to expenses are shown separately as other income in the consolidated statements of profit or loss and comprehensive income.

Government grants relating to assets are deducted against the carrying amount of the assets.

2.21 Selling and marketing expenses

Selling and marketing expenses primarily consist of advertising and promotion expenses for marketing activities, salaries and other compensation-related expenses to sales and marketing personnel. The Company expenses all advertising costs as incurred.

2.22 General and administrative expenses

General and administrative expenses primarily consist of salaries and other compensation-related expenses for management and administrative personnel, depreciation expenses of right-of-use assets, property and equipment for general corporate functions, legal and professional services fees, and other general corporate related expenses. General and administrative expenses are expensed as incurred.

2.23 Finance costs

Finance costs are recognized as interest accrues, using the effective interest method.

2.24 Employment benefit

The Company recognizes short-term employee benefits, such as salaries, bonuses and annual paid absences, as expenses at the amount expected to be paid in exchange for services when employees have rendered such services.

2.25 Post-employment benefit

The costs for defined contribution plans are recognized as expenses when employees render related services.

2.26 Leases as lessee

The Company assesses whether a contract is or contains a lease at the inception of the contract. The Company recognizes a right-of-use asset and a corresponding lease liability with respect to all lease arrangements in which it is a lessee, except for short-term leases (defined as leases with a lease term of 12 months or less) and leases of low value assets (such as tablets and personal computers, small items of office furniture and telephones). For these leases the Company recognizes the lease payments as an operating expense on a straight-line basis over the term of the lease unless another systematic basis is more representative of the time pattern in which the economic benefits from the leased assets are consumed.

F-17

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by using the rate implicit in the lease. If this rate cannot be readily determined, the Company uses its incremental borrowing rate.

Lease payments included in the measurement of the lease liability comprise:

● Fixed lease payments;

● Variable lease payments that depend on an index or rate, initially measured using the index or rate at the commencement date.

The lease liability is presented as a separate line in the consolidated statements of financial position.

The lease liability is subsequently measured by increasing the carrying amount to reflect the interest on the lease liability (using the effective interest method) and by reducing the carrying amount to reflect the lease payments made.

The Company remeasures the lease liability (and makes a corresponding adjustment to the related right-of-use asset) whenever:

● The lease term has changed or there is a significant event or change in circumstances resulting in a change in the assessment of exercise of a purchase option, in which case the lease liability is remeasured by discounting the revised lease payments using a revised discount rate.

● The lease payments change due to changes in an index or rate or a change in expected payment under a guaranteed residual value, in which case the lease liability is remeasured by discounting the revised lease payments using an unchanged discount rate (unless the lease payments change is due to a change in a floating interest rate, in which case, a revised discount rate is used).

● A lease contract is modified, and the lease modification is not accounted for as a separate lease, in which case the lease liability is remeasured based on the lease term of the modified lease by discounting the revised lease payments using a revised discount rate at the effective date of modification.

The right-of-use assets comprise the initial measurement of the corresponding lease liability, lease payments made at or before commencement day, less any lease incentives received and any initial direct costs. They are subsequently measured at cost less accumulated depreciation and impairment losses.

Whenever the Company incurs an obligation for costs to dismantle and remove a leased asset, restore the site on which it is located or restore the underlying asset to the condition required by the terms and conditions of the lease, a provision is recognized and measured under IAS 37. To the extent that the costs relate to a right-of-use asset, the costs are included in the related right-of-use asset, unless those costs are incurred to produce inventories.

Right-of-use assets are depreciated over the shorter period of lease term and useful life of the underlying asset. If a lease transfers ownership of the underlying asset or the cost of the right-of-use asset reflects that the Company expects to exercise a purchase option, the related right-of-use asset is depreciated over the useful life of the underlying asset. The depreciation starts at the commencement date of the lease.

The right-of-use assets are presented as a separate line in the consolidated statements of financial position.

The Company applies IAS 36 to determine whether a right-of-use asset is impaired and accounts for any identified impairment loss as described in the ‘Property and equipment’ policy.

F-18

Variable rents that do not depend on an index or rate are not included in the measurement of the lease liability and the right-of-use asset. The related payment is recognized as an expense in the period in which the event or condition triggers those payments occur.

As a practical expedient, IFRS 16 permits a lessee not to separate non-lease components, and instead account for any lease and associated non-lease components as a single arrangement. The Company has not used this practical expedient. For contracts that contain lease components and one or more additional lease or non-lease components, the Company allocates the consideration in the contract to each lease component on the basis of the relative stand-alone price of the lease component and the aggregate stand- alone price of the lease component and the aggregate stand-alone price of the non-lease components. The Company had no such lease arrangements during the years ended June 30, 2023 and 2024 and has none at the date of this report.

The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less and leases of low-value assets. The Company recognizes the lease payments associated with these leases as an expense in cost of revenues and general and administrative expenses on a straight-line basis over the lease term.

2.27 Leases as lessor

For leases where the Company is the lessor, it determines whether each lease is a finance lease or an operating lease at contract inception.

When classifying each lease, the Company makes an overall assessment of whether the lease transfers substantially all the risks and rewards of ownership of the underlying asset. The lease is classified as a finance lease in cases where the risks and rewards are transferred and as an operating lease in cases where they are not transferred. As part of this assessment, the Company considers certain indicators, such as whether the lease term covers the major part of the economic useful life of the underlying asset.

A lease is classified as a finance lease if the Company transfers substantially all the risks and rewards incidental to ownership of an asset. Leases in which the Company does not transfer substantially all the risks and rewards incidental to ownership of an asset are classified as operating leases. For subleases, the Company, as the intermediate lessor, classifies the sublease by reference to the right-of-use asset arising from the head lease, rather than by reference to the underlying asset.

For subleases classified as finance leases, the Company derecognizes the right-of-use asset on the head lease and recognizes net investments in the sublease. Any difference between the right-of-use asset and the net investments in the sublease is recognized in profit or loss. The Company continues to account for the original lease liability. Interest income on the sublease and interest expense on the head lease is recognized during the term of the sublease.

2.28 Income taxes

The income tax expense or credit for the period is the tax payable on the current period’s taxable income based on the applicable income tax rate for each jurisdiction adjusted by changes in deferred tax assets and liabilities attributable to temporary differences and to unused tax losses.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the end of the reporting period in the countries where the Company and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate based on amounts expected to be paid to the tax authorities.

Deferred income tax is provided in full, using the liability method on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the unaudited interim condensed financial statements. Deferred income tax is determined using tax rates that have been enacted or substantially enacted by the end of the reporting period and are expected to apply when the related deferred income tax asset is realized, or the deferred income tax liability is settled.

F-19

Deferred tax assets are recognized only if it is probable that future taxable amounts will be available to use those temporary differences and losses. The Company has assessed all its income tax amounts and provisions in the light of IFRIC 23 Accounting for Uncertain Income Taxes, and has concluded that it is probable that its particular tax treatment will be accepted in all relevant jurisdictions and thus it has determined taxable profit (tax loss), tax bases, unused tax losses, unused tax credits or tax rates consistently with the tax treatment included in its income tax filings.

Current and deferred tax is recognized in profit or loss, except to the extent that it relates to items recognized in other comprehensive income or directly in equity.

2.29 Consumption tax

The Japanese subsidiary is subject to consumption tax. The Consumption Tax Act (Act No. 108 of December 30, 1988, as amended) provides for a multi-step, broad-based tax imposed on most transactions in goods and services in Japan. Consumption tax is assessed at each stage of the manufacturing, importing, wholesale, and retail process. The current consumption tax rate is generally 10%, with an 8% rate applying to a limited number of exceptions.

2.30 Earnings per share

Basic earnings per share are calculated based on the weighted average number of ordinary shares outstanding during the period. Diluted earnings per share are computed based on the weighted average number of ordinary shares outstanding including the dilutive effect of shares to be issued in the future under certain arrangements such as option plans, warrants issued and convertible loan agreements. However, there is not such option plans, warrants issued or convertible loan agreements in the periods ended December 31, 2023 and 2024.

2.31 Related party

A related party is defined as follows:

(a) A person or a close member of that person’s family is related to the Company if that person:

(i) has control or joint control over the Company;

(ii) has significant influence over the Company; or

(iii) is a member of the key management personnel of the Company or of a parent of the Company.

(b) An entity is related to the Company if any of the following conditions applies:

(i) The entity and the Company are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others);

(ii) One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member);

(iii) Both entities are joint ventures of the same third party;

(iv) One entity is a joint venture of a third entity and the other entity is an associate of the third entity;

F-20

(v) The entity is a post-employment benefit plan for the benefit of employees of either the Company or an entity related to the Company. If the Company is itself such a plan, the sponsoring employers are also related to the Company;

(vi) The entity is controlled or jointly controlled by a person identified in (a); or

(vii) A person identified in (a) (i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity).

2.40 Material accounting judgements and estimates

The preparation of unaudited interim condensed consolidated financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Company’s accounting policies. It also requires the use of accounting estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods.

Key source of estimation uncertainty

The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period are discussed below. The Company based its assumptions and estimates on parameters available when the unaudited interim condensed consolidated financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising beyond the control of the Company. Such changes are reflected in the assumptions when they occur.

Allowance for ECL of accounts receivable

The Company has applied the simplified approach in IFRS 9 and use provision matrix to measure the ECL for accounts receivable. The ECL rates are based on the Company’s historical loss experience of the customers, geographical locations, product types and internal ratings, adjusted for forward-looking factors specific to the debtors and the economic environment which could affect the ability of the debtors to settle the accounts receivable. In considering the impact of the economic environment on the expected credit losses rates, the Company assesses, for example, the country default risk. The Company adjusts the allowance matrix at each reporting date. Such estimation of the expected credit losses rates may not be representative of the actual default in the future.

3. SEGMENT REPORTING

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker (“CODM”). The CODM, who is responsible for allocating resources, assessing performance of the operating segments and making strategic decisions, has been identified as the Chief Executive Officer of the Company, who reviews the unaudited interim condensed consolidated results of operations when making decisions about allocating resources and assessing performance of the Company.

For the purpose of internal reporting and management’s operation review, the Company has four reportable segments: consultancy and management, event curation, sub-leasing and restaurant operation. Segments were identified based on the Company’s internal reporting and how the chief operating decision maker (“CODM”) assesses the performance of the business.

As the Company’s assets and liabilities are all located in Japan, and all revenues are earned in Japan, no geographical segments are presented.

Key financial performance measures of the segments are as follows:

Six months ended December 31, 2023

	Consultancy and management	Events curation	Sub-leasing	Restaurant operation	Total
	JPY’000	JPY’000	JPY’000	JPY’000	JPY’000

Revenue	1,185,191	596,517	146,051	67,932	1,995,691
Inter segment elimination	(29,400)	(22,153)	(1,188)	—	(52,741)

Revenue – external	1,155,791	574,364	144,863	67,932	1,942,950

Segment profit (loss)	278,162	(34,716)	64,360	(24,050)	283,756

Unallocated corporate expenses	—	—	—	—	(245,873)
Finance costs	—	—	—	—	(10,764)
Other income	—	—	—	—	6,370
Other expense	—	—	—	—	(2,029)
Income before income tax expense	—	—	—	—	31,460

Other items:
Depreciation of property and equipment	—	2,053	18,757	3,831	24,641
Unallocated depreciation of property and equipment	—	—	—	—	4,911
Capital expenditures	—	—	—	—	63,952

F-21

Six months ended December 31, 2024

	Consultancy and management	Events curation	Sub-leasing	Restaurant operation	Total	Total
	JPY’000	JPY’000	JPY’000	JPY’000	JPY’000	US$’000

Revenue	1,041,265	546,840	138,820	48,719	1,775,644	11,283
Inter segment elimination	(42,213)	(44,724)	(1,188)	—	(88,125)	(560)

Revenue – external	999,052	502,116	137,632	48,719	1,687,519	10,723

Segment profit (loss)	202,209	45,892	65,520	(10,179)	303,442	1,928

Unallocated corporate expenses	—	—	—	—	(277,555)	(1,764)
Finance costs	—	—	—	—	(9,842)	(63)
Share of income of investments in an associate	—	—	—	—	6,158	39
Other income	—	—	—	—	11,694	74
Other expense	—	—	—	—	(229)	(1)
Income before income tax expense	—	—	—	—	33,668	213

Other items:
Depreciation of property and equipment	—	4,503	17,702	3,655	25,860	164
Unallocated depreciation of property and equipment	—	—	—	—	4,996	32
Investments in an associate	—	9,097	—	—	9,097	58
Capital expenditures	—	—	—	—	3,703	24

4. CASH AND CASH EQUIVALENTS

The following table summarizes cash and cash equivalents:

	As of June 30,	As of December 31,
	2024	2024	2024
	JPY’000	JPY’000	US$’000
Cash on hand	2,597	3,341	21
Bank deposits	86,757	28,412	181
Time deposits with banks	4,700	8,000	51
Total	94,054	39,753	253

The Company’s cash and cash equivalents were held at well capitalized financial institutions in Japan.

F-22

5. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consist of the following:

	As of June 30,	As of December 31,
	2024	2024	2024
	JPY’000	JPY’000	US$’000
Accounts receivable	672,708	588,728	3,741
Less: allowance for expected credit losses	(27,805)	(32,459)	(206)
Accounts receivable, net	644,903	556,269	3,535

Accounts receivable are non-interest bearing and are generally on terms of 30 days.

The following table presents the activity in the allowance for expected credit losses:

	As of June 30,	As of December 31,
	2024	2024	2024
	JPY’000	JPY’000	US$’000
Balance at the beginning of the year/period	28,407	27,805	176
Addition	—	4,654	30
Reversal	(602)	—	—
Balance at the end of the year/period	27,805	32,459	206

6. INVENTORIES, NET

Inventories, net as of June 30, 2024 and December 31, 2024, consist of food and beverage. The amounts of write-down inventories recognized as expenses and in cost of revenue were nil and nil for the six months ended December 31, 2023 and 2024, respectively.

7. OTHER CURRENT ASSETS, NET

Other current assets, net consist of the following:

	As of June 30,	As of December 31,
	2024	2024	2024
	JPY’000	JPY’000	US$’000
Deposits	15,478	37,374	237
Prepaid expenses (a)	19,004	22,161	141
Advance to suppliers	4,395	14,743	94
Advance to staff	988	5,978	38
Prepaid consumption tax	4,800	4,895	31
Other receivables	—	295	2
Total	44,665	85,446	543

Note:

(a)	Prepaid expenses mainly include advances for entertainment event performance fees and venue fees to service providers.

The following table presents the activity in the allowance for expected credit losses:

	As of June 30,	As of December 31,
	2024	2024	2024
	JPY’000	JPY’000	US$’000
Balance at the beginning of the year/period	276	—	—
Reversal	(276)	—	—
Balance at the end of the year/period	—	—	—

8. INVESTMENTS IN AN ASSOCIATE

	As of June 30,	As of December 31,
	2024	2024	2024
	JPY’000	JPY’000	US$’000
Music Circus Co., Ltd.	2,939	9,097	58
Total	2,939	9,097	58

Music Circus Co., Ltd. was incorporated on August 8, 2022 by the Company under the law of Japan. On April 11, 2024, the Company disposed 60% shares of Music Circus Co., Ltd. to a third party at a consideration of JPY100 million. The net asset value of Music Circus Co., Ltd. at the date of disposal was JPY10 million. After the disposal, Music Circus Co., Ltd is recorded as investments in an associate.

F-23

The following table presents the carrying amounts of investment in Music Circus Co., Ltd.:

	As of June 30,	As of December 31,
	2024	2024	2024
	JPY’000	JPY’000	US$’000
Balance at the beginning of the year/period	—	2,939	19
Share of profit of Music Circus Co., Ltd.	2,939	6,158	39
Balance at the end of the year/period	2,939	9,097	58

9. PROPERTY AND EQUIPMENT, NET

The changes in property and equipment, net are as follows:

	Land	Buildings	Leasehold Improvement	Machinery and equipment	Vehicles	Total
	JPY’000
At cost	440,389	191,076	358,605	226,624	9,886	1,226,580
Accumulated depreciation	—	(16,391)	(92,952)	(93,661)	(7,184)	(210,188)
Balance as of June 30, 2023	440,389	174,685	265,653	132,963	2,702	1,016,392

Change in carrying amounts:
Addition	—	—	31,818	27,920	4,214	63,952
Depreciation	—	(2,810)	(11,500)	(14,046)	(1,196)	(29,552)
Written-off	—	—	—	—	(1,458)	(1,458)
Total change in carrying amounts	—	(2,810)	20,318	13,874	1,560	32,942

At cost	440,389	191,076	390,423	254,544	11,600	1,288,032
Accumulated depreciation	—	(19,201)	(104,452)	(107,707)	(7,338)	(238,698)
Balance as of December 31, 2023 (Unaudited)	440,389	171,875	285,971	146,837	4,262	1,049,334

At cost	440,389	191,076	412,394	265,690	11,600	1,321,149
Accumulated depreciation	—	(22,011)	(120,797)	(123,008)	(8,299)	(274,115)
Balance as of June 30, 2024	440,389	169,065	291,597	142,682	3,301	1,047,034

Change in carrying amounts:
Addition	—	—	3,302	—	400	3,702
Depreciation	—	(2,810)	(12,843)	(14,462)	(741)	(30,856)
Written-off	—	—	—	—	—	—
Total change in carrying amounts	—	(2,810)	(9,541)	(14,462)	(341)	(27,154)

At cost	440,389	191,076	415,696	265,690	12,000	1,324,851
Accumulated depreciation	—	(24,821)	(133,640)	(137,470)	(9,040)	(304,971)
Balance as of December 31, 2024 (Unaudited)	440,389	166,255	282,056	128,220	2,960	1,019,880

Balance as of December 31, 2024 (US$’000) (Unaudited)	2,798	1,056	1,792	816	19	6,481

10. OPERATING LEASE

Operating lease right-of-use-assets

The following table provides a reconciliation of the carrying amounts of operating lease right-of-use assets:

	As of June 30,	As of December 31,
	2024	2024	2024
	JPY’000	JPY’000	US$’000
Balance at the beginning of the year/period	1,296,817	1,135,699	7,217
Addition	216,387	47,017	298
Transfer to sub-leasing	(169,819)	—	—
Depreciation expense of right-of-use assets	(188,520)	(82,630)	(525)
Modification	(19,166)	(662,398)	(4,209)
Balance at the end of the year/period	1,135,699	437,688	2,781

F-24

Operating lease liabilities

The Company recognizes operating lease liabilities in accordance with IFRS 16, which are measured at the present value of future lease payments. Operating lease liabilities are detailed as follows:

	As of June 30,	As of December 31,
	2024	2024	2024
	JPY’000	JPY’000	US$’000
Balance at the beginning of the year/period	1,485,854	1,397,835	8,882
Addition	211,103	43,911	279
Interest expense accrued	13,262	3,887	25
Payments of lease liabilities	(293,116)	(148,318)	(941)
Modification	(19,268)	(672,576)	(4,275)
Balance at the end of the year/period	1,397,835	624,739	3,970

The following is a schedule of future minimum lease payments under operating lease agreements as of December 31, 2024:

Years ending December 31,	JPY’000
2025	250,849
2026	176,210
2027	116,231
2028	45,582
2029	19,650
Thereafter	25,200
Total undiscounted lease payments	633,722
Less: imputed interest	(8,983)
Present value of operating lease liabilities	624,739

The following are the amounts recognized in unaudited interim condensed consolidated statements of profit or loss and comprehensive income:

	For the six months ended December 31,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Depreciation expense of operating lease right-of-use assets	92,787	82,630	525
Interest expense on operating lease liabilities	6,734	3,887	25
Expenses relating to short-term leases and low-value leases	5,250	8,449	54
Gain from lease modification or termination	(102)	(10,178)	(65)

The weighted average interest rate applied to the lease liabilities recognized in the unaudited interim condensed consolidated statements of financial position was 0.83% per annum (2023: 0.85% per annum). The weighted average remaining lease term was 3.34 years (2023: 10.62 years).

11. FINANCE LEASE

Finance lease right-of-use-assets

The following table provides a reconciliation of the carrying amounts of finance lease right-of-use assets:

	As of June 30,	As of December 31,
	2024	2024	2024
	JPY’000	JPY’000	US$’000
Balance at the beginning of the year/period	12,797	17,623	112
Addition	8,992	—	—
Depreciation expense of right-of-use assets	(4,166)	(2,498)	(16)
Balance at the end of the year/period	17,623	15,125	96

Finance lease liabilities

The Company recognizes finance lease liabilities in accordance with IFRS 16, which are measured at the present value of future lease payments. Finance lease liabilities are detailed as follows:

	As of June 30,	As of December 31,
	2024	2024	2024
	JPY’000	JPY’000	US$’000
Balance at the beginning of the year/period	12,587	17,686	112
Addition	8,991	—	—
Interest expense accrued	119	78	1
Payments of lease liabilities	(4,011)	(2,234)	(14)
Balance at the end of the year/period	17,686	15,530	99

F-25

The following is a schedule of future minimum lease payments under finance lease agreements as of December 31, 2024:

Years ending December 31,	JPY’000
2025	4,457
2026	3,890
2027	2,132
2028	1,454
2029	3,929
Total undiscounted lease payments	15,862
Less: imputed interest	(332)
Present value of finance lease liabilities	15,530

The following are the amounts recognized in unaudited interim condensed consolidated statements of profit or loss and comprehensive income:

	For the six months ended December 31,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Depreciation expense of finance lease right-of-use assets	2,014	2,498	16
Interest expense on finance lease liabilities	52	78	—

The weighted average interest rate applied to the lease liabilities recognized in the unaudited interim condensed consolidated statements of financial position was 0.93% per annum (2023: 0.92% per annum). The weighted average remaining lease term was 3.56 years (2023: 3.58 years).

12. NET INVESTMENT IN SUBLEASE

As of December 31, 2024, the Company entered into 12 sublease agreements on its real estate under lease. When the Company enters into a sublease, it determines at lease inception date whether the sublease is a finance lease or an operating lease. The above subleases have terms of two to six years, covering most of the lease term of the head lease, representing transferring substantially all the risks and rewards incidental to ownership of the underlying asset. Therefore, the above sub-lease should be classified as finance leases.

The Company recognizes net investment in sublease at the present value of minimum lease payments receivable over the remaining life of the sub-lease and derecognizes the right-of-use assets relating to the head lease that it transfers to the subleases. Any difference between the right-of-use asset and the net investments in the sublease is recognized in other income (expense) in the unaudited interim condensed consolidated statements of profit or loss and comprehensive income. The Company retains the lease liabilities in capacity as lessee.

Future minimum rentals receivable under non-cancellable finance leases as at each of the reporting dates are as follows:

	As of June 30,	As of December 31,
	2024	2024	2024
	JPY’000	JPY’000	US$’000
Amounts receivable:
Within one year	119,173	88,743	564
After one year but within two years	76,654	59,664	379
After two years but within five years	78,248	54,186	344
Total undiscounted lease payment receivables	274,075	202,593	1,287
Unearned finance income	(3,370)	(2,349)	(15)
Net investments in subleases	270,705	200,244	1,272

Classification in unaudited interim condensed consolidated statements of financial position
Current	117,393	87,408	555
Non-current	153,312	112,836	717
Total	270,705	200,244	1,272

F-26

13. OTHER NON-CURRENT ASSETS

Other non-current assets as at June 30, 2024 and December 31, 2024 are as follows:

	As of June 30,	As of December 31,
	2024	2024	2024
	JPY’000	JPY’000	US$’000
Deposits (a)	116,143	143,276	910
Others	7,157	8,598	55
Total	123,300	151,874	965

Note:

(a)	It represents (i) long-term security deposits made for leased properties. These amounts are refundable at the end of the lease term or upon the termination of the respective contracts, provided all contractual obligations are met; and (ii) non-current portion of credit deposits paid to Credit Guarantee Corporation, which will be released when the loan is repaid. Credit Guarantee Corporation is a public institution that support small and medium enterprises by serving as guarantors.

14. OTHER PAYABLES AND ACCRUALS

As of June 30, 2024 and December 31, 2024, the Company’s other payables and accruals are as follows:

	As of June 30,	As of December 31,
	2024	2024	2024
	JPY’000	JPY’000	US$’000
Professional service fees	—	98,111	623
Payable to project investors (a)	84,237	79,512	505
Accrued staff costs	69,730	60,189	382
Consumption tax payable	69,665	43,670	277
Accrued expenses	17,987	22,287	142
Accrued rental expenses	14,198	16,617	106
Withholding tax	9,831	13,753	87
Accrued advertising expenses	15,276	9,750	62
Accrued travel and transportation expenses	5,502	7,866	50
Others	4,990	5,802	39
Total	291,416	357,557	2,273

Note:

(a)	Payable to project investors refers to the project cooperation fund obtained from the active investors. As agreed upon by the investors, the fund will be utilized for specific entertainment events, and gain or loss will be recorded as receivable or payable when the event is completed. With the investor’s permission, the fund will be utilized for other specific entertainment events. For the six months period ended December 31, 2023 and 2024, the share of profit of JPY8,859 thousand and JPY9,047 thousand were recorded in cost of revenue, respectively.

15. ASSET RETIREMENT OBLIGATION

Changes in asset retirement obligation are as follows:

	As of June 30,	As of December 31,
	2024	2024	2024
	JPY’000	JPY’000	US$’000
Balance at the beginning of the year/period	15,779	16,281	103
Addition	359	—	—
Accretion	143	2	1
Retirement (a)	—	(15,899)	(102)
Balance at the end of the year/period	16,281	384	2

These provisions relate to the company’s legal obligation to restore leased properties and equipment to their original condition upon the termination of the lease agreements.

Note:

(a)	The retirement of asset retirement obligation refers to the early termination of restaurant in Wakayama.

F-27

16. BANK AND OTHER BORROWINGS

Bank and other borrowings as of June 30, 2024 and December 31, 2024 were as follows:

			Maturity	Interest rate range as of		As of June 30,	As of December 31,
Lender	Type	Currency	date	June 30, 2024	December 31, 2024	2024	2024	2024
						JPY’000	JPY’000	US$’000
Resona Bank (a) (g)	Term loan	JPY	July 31, 2054	0.42% -1.48%	0.42% -1.48%	619,447	604,563	3,841
Osaka Shinkin Bank (a) (f)	Term loan	JPY	August 20, 2033	1.00% -1.80%	1.00% -1.80%	121,903	111,181	706
Japan Finance Corporation	Term loan	JPY	May 10, 2033	0.21% -1.66%	0.21% -1.66%	101,880	91,680	583
Sumitomo Mitsui Banking Corporation (h)	Term loan	JPY	October 1, 2029	0.09% -1.13%	0.09% -1.63%	27,000	26,102	166
Osaka Shoko Shinkin Bank (a) (h)	Term loan	JPY	December 25, 2026	1.00%	1.00%	16,662	13,164	84
Dai-ichi Life Insurance Co., Ltd (d)	Policy loan	JPY	August 18, 2036	3.00%	3.00%	11,271	11,271	72
Ikeda Senshu Bank (b) (h)	Term loan	JPY	June 30, 2025	0.60%	0.60%	11,449	6,163	39
Mizuho Bank (c) (e) (h)	Term loan	JPY	July 31, 2024	1.32% -1.45%	1.32% -1.45%	369	—	—
Total						909,981	864,124	5,491
Less: non-current portion						(763,901)	(758,113)	(4,817)
Current portion						146,080	106,011	674

Note:

(a)	The banking facilities were secured by personal guarantee of Mr. Otsuki.

(b)	The banking facilities were secured by personal guarantee by Mr. Otsuki and Yoichi Hiraoka (“Mr. Hiraoka”), the Chief Operating Officer of the Company.

(c)	The banking facilities were secured by personal guarantee of Mr. Hiraoka.

(d)	The facility was secured by Mr. Otsuki’s insurance as a policy loan. A policy loan issued by an insurance company allows the policyholder to borrow against the cash value of a life insurance policy as collateral.

(e)	The loan is fully repaid at its maturity date.

(f)	The banking facilities, amounting to JPY113,903 thousand and JPY109,181 thousand, as of June 30, 2024 and December 31 2024, respectively, were guaranteed by Credit Guarantee Corporation of Osaka, which is a public institution that support small and medium enterprises by serving as guarantors.

(g)	The banking facilities, amounting to JPY204,180 thousand and JPY216,048 thousand, as of June 30, 2024 and December 31 2024, respectively, were guaranteed by Credit Guarantee Corporation of Osaka.

(h)	The banking facilities were guaranteed by Credit Guarantee Corporation of Osaka.

F-28

17. REVENUE

The breakdown of the Company’s revenue for the six months ended December 31, 2023 and 2024, is as follows:

	For the six months ended December 31,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
At a point in time
Events curation revenue	574,364	502,116	3,190
Restaurant operation revenue	67,932	48,719	310
Total revenue from the transfer of goods and services at a point in time	642,296	550,835	3,500

Over time
Consultancy and management revenue	1,155,791	999,052	6,348
Total revenue from the transfer of goods and services over time	1,155,791	999,052	6,348

Total revenue from contracts with customers
Sub-leasing revenue	144,863	137,632	875
Total revenue	1,942,950	1,687,519	10,723

All contracts have a duration of one year or less, hence contract liabilities at the beginning of the period are recognized as revenue during the period. During the six months ended December 31, 2023 and 2024, JPY50,416 thousand and JPY253 thousand of revenue recognized that was included in the contract liabilities at the beginning of the period.

18. COST OF REVENUE

The components of the Company’s cost of revenue for the six months ended December 31, 2023 and 2024, are as follows:

	For the six months ended December 31,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Event setup and performance fee	715,620	629,274	3,999
Personnel and benefit expense	309,255	314,423	1,998
Depreciation expense of right-of-use assets	72,371	64,447	410
Food, beverages and supplies	99,882	57,492	365
Equipment rental	160,313	60,614	385
Service fee expenses	16,322	22,616	144
Travel expenses	39,821	25,982	165
Depreciation of property and equipment	24,951	26,169	166
Event securities expenses	27,709	18,391	117
Transportation expenses	11,072	16,587	105
Miscellaneous expenses	91,911	64,436	410
Total	1,569,227	1,300,431	8,264

F-29

19. SELLING AND MARKETING EXPENSES

The components of the Company’s selling and marketing expenses for the six months ended December 31, 2023 and 2024, are as follows:

	For the six months ended December 31,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Advertising and marketing expenses	116,844	123,348	784
Staff-related costs	4,705	8,464	54
Depreciation of property and equipment	543	543	3
Market expansion expenses	2,400	—	—
Total	124,492	132,355	841

20. GENERAL AND ADMINISTRATIVE EXPENSES

The components of the Company’s general and administrative expenses for the six months ended December 31, 2023 and 2024, are as follows:

	For the six months ended December 31,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Directors fee	51,163	49,501	315
Staff-related costs	39,641	43,396	276
Travel and transportation expenses	28,902	31,520	200
Legal and professional fee	26,183	22,049	140
Depreciation expense of right-of-use assets	22,430	20,681	131
Maintenance and supplies	17,754	17,621	112
Insurance and service fee	10,178	14,750	94
Office expenses	6,553	9,712	62
Depreciation expense of property and equipment	4,058	4,144	26
(Reversal of) allowance for expected credit losses	(8,061)	4,654	30
Miscellaneous expenses	12,547	10,818	68
Total	211,348	228,846	1,454

F-30

21. OTHER INCOME

The components of other income for the six months ended December 31, 2023 and 2024, are as follows:

	For the six months ended December 31,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Gain on lease modification or termination (a)	102	10,178	65
Gain on derecognized of right-of-use assets (b)	229	—	—
Government subsidies (c)	1,305	—	—
Others	4,734	1,516	9
Total	6,370	11,694	74

Note:

(a)	Effective as of September 1, 2024, the Company terminated its original lease and entered into new lease agreements with two landlords. The lease term was shortened from 14 years to 3 years, while the monthly rent increased from JPY6,000 thousand to JPY7,100 thousand. Therefore, the Company recorded a lease termination gain of JPY10,178 thousand, which was recorded as other income in the unaudited interim condensed consolidated statement of profit or loss.

(b)	When the sublease is assessed as finance lease, the Company derecognizes the right-of-use asset relating to the head lease that it transfers to the sublessee and recognizes the net investment in the sublease in the unaudited interim condensed consolidated statements of financial position. Gain on derecognition of right-of-use assets represents the difference between right-of-use assets derecognized and the net investment in the sublease.

(c)	It represents the subsidies granted under Carbon Dioxide Emission Reduction Building Subsidy Scheme from the Shizuoka Environment Resources Association of the Japan government and Osaka District Area Revitalization Project Subsidy from the Japan government. There were no unfulfilled conditions nor other contingencies attached to the subsidies.

22. OTHER EXPENSES

The components of other expenses for the six months ended December 31, 2023 and 2024, are as follows:

	For the six months ended December 31,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Loss on disposal of equipment and furniture(a)	1,458	—	—
Loss on foreign currency exchange	567	—	—
Others	4	229	1
Total	2,029	229	1

Note:

(a)	It represents loss from written-off of long-aged equipment and furniture.

23. FINANCE COSTS

The components of finance costs for the six months ended December 31, 2023 and 2024, are as follows:

	For the six months ended December 31,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Interest expenses on bank and other borrowings	3,906	5,875	38
Interest expenses on lease liabilities	6,786	3,965	25
Accretion expense	72	2	—
Total	10,764	9,842	63

F-31

24. INCOME TAX EXPENSES

Income tax

Cayman Islands

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments.

Japan

All group companies are incorporated in Japan and are subject to Japan corporate tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Japan tax laws. The applicable tax rate is 34.6% in Japan.

The components of income tax expense reported in the unaudited interim condensed consolidated statements of profit or loss and comprehensive income are as follows:

	For the six months ended December 31,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Current income tax expense	28,193	31,464	200
Deferred tax expense	330	5,713	36
Total	28,523	37,177	236

A reconciliation of the statutory tax rate to the effective tax rate is presented below:

	For the six months ended December 31,
	2023	2024
Income tax rate in the Cayman Islands, permanent tax holiday	0.0%	0.0%
Japanese statutory tax rate	34.5%	34.5%
Different tax rates in Japan	6.1%	2.9%
Effect of non-deductible expenses	1.7%	11.0%
Effect of tax losses not recognized	48.3%	62.0%
Effective income tax rate	90.6%	110.4%

Deferred tax assets and liabilities

The breakdown of the net deferred tax assets and liabilities is as follows:

	As of July 1, 2024	(Charged)/credited to profit or loss	As of June 30, 2024	(Charged)/credited to profit or loss	As of December 31, 2024	As of December 31, 2024
	JPY’000	JPY’000	JPY’000	JPY’000	JPY’000	US$’000
Expected credit losses	22,357	(313)	22,044	1,713	23,757	151
Lease liabilities	571,237	(31,430)	539,807	(285,293)	254,514	1,617
Provision for asset retirement obligation	6,017	191	6,208	(5,850)	358	2
Total deferred tax assets	599,611	(31,552)	568,059	(289,430)	278,629	1,770

Right-of-use assets	499,225	(59,335)	439,890	(257,787)	182,103	1,157
Investment in sublease	78,568	24,594	103,162	(25,930)	77,232	490
Total deferred tax liabilities	577,793	(34,741)	543,052	(283,717)	259,335	1,647
Deferred tax assets (liabilities), net	21,818	3,189	25,007	(5,713)	19,294	123

F-32

25. EARNINGS PER SHARE

Basic earnings per share is calculated based on the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share is normally computed based on the weighted average number of ordinary shares outstanding including the dilutive effect of latent stocks. However, as there is no latent stocks, the diluted earnings per share are equal to the basic earnings per share for each year. For the six months ended December 31, 2023 and 2024, the basic and diluted profit (loss) per share are:

	For the six months ended December 31,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Net profit (loss) attributable to equity owners of the parent	2,937	(3,509)	(23)
Weighted average shares outstanding	999,976	999,976	999,976
Basic and diluted earnings/(loss) per share	2.94	(3.51)	(0.02)

There were no potentially dilutive instruments for the six months ended December 31, 2023 and 2024.

26. RELATED PARTIES BALANCES AND TRANSACTIONS

The company identifies related parties in accordance with IAS 24. For the six months ended December 31, 2023 and 2024, there were no significant transactions with related parties other than compensation paid to key management personnel.

	For the six months ended December 31,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Salaries and other short-term employee benefits	51,163	49,501	315
Total	51,163	49,501	315

No other material transactions or balances existed with related parties during the year presented.

27. SHAREHOLDERS’ EQUITY

Share Capital

The Company was established under the laws of the Cayman Islands on September 12, 2024. The authorized share capital of the Company was US$500,000 divided into (i) 22,500,000,000 ordinary shares of par value of US$0.00002 each and (ii) 2,500,000,000 Series A preferred shares of par value of US$0.00002 each. The Company Reorganization as detailed in Note 1 above, was completed on May 31, 2025.

A total of 48,750,000 ordinary shares and 2,000,000 Series A preferred shares were issued as of the date hereof.

Merger reserve

Merger reserve represents the difference between the value of the ordinary shares issued in exchange for the ordinary shares of the subsidiary acquired under business combination under common control.

28. FINANCIAL INSTRUMENTS

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable and other receivables, borrowings, lease liabilities, and accounts payable, and other payables and accruals. These financial instruments expose the Company to various financial risks, including credit risk, liquidity risk and interest risk. The Company’s risk management program focuses on minimizing potential adverse effects on the Company’s financial performance.

Credit risk

The Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. The demographics of the Company’s customer base, including the default risk of the industry and country in which customers operate, have less of an influence on credit risk. The exposure to credit risk at June 30, 2024 and December 31, 2024 is represented by the carrying amounts of accounts and other receivables.

Movement in relation to allowance for expected credit losses are as follows:

	As of June 30,	As of December 31,
	2024	2024	2024
	JPY’000	JPY’000	US$’000
Balance at the beginning of the year/period	28,683	27,805	176
Addition	—	4,654	30
Reversal	(878)	—	—
Balance at the end of the year/period	27,805	32,459	206

Concentration risk

The following table sets forth a summary of single customers who represent 10% or more of the Company’s revenue:

	For the six months ended December 31,
	2023	2024
Customer A	347,554	300,625

F-33

Liquidity risk

The liquidity risk refers to the risk that an entity will encounter difficulty in meeting obligations associated with financial liabilities. The Company’s objective is to maintain a minimum level and certain ratio of cash and cash equivalents. The strategy of the Company is to repay its obligations through the generation of cash income from operating activities.

In assessing its liquidity, the Company’s management monitor and analyze the Company’s cash and cash equivalents balances and its operating expenditure commitments. As of December 31, 2024, the Company’s cash and cash equivalents balances amounted to JPY39,753 thousand, current assets were JPY781,640 thousand, and current liabilities were JPY1,009,712 thousand. The Company generated JPY104,334 thousand and JPY159,461 thousand of cash from operating activities for the six months ended December 31, 2023 and 2024, respectively.

Based on the above considerations, management is of the opinion that the Group has sufficient funds to meet its working capital requirements and debt obligations, for at least the next 12 months. There are several factors that could potentially arise that could undermine the Company’s plans, such as changes in the demand for its products, economic conditions.

The Company maintains sufficient cash and cash equivalents, and internally generated cash flows to finance their activities and management is satisfied that funds are available to finance the operations of the Company.

Analysis of financial instruments by remaining contractual maturities

The following tables show the remaining contractual maturities at the end of the years presented of the Company’s non-derivative financial liabilities, which are based on contractual undiscounted cash flows:

	June 30, 2024
	JPY’000
	Carrying amount	Total	Within 1 year	1 to 2 years	2 to 3 years	3 to 4 years	4 to 5 years	Over 5 years
Lease liabilities	1,415,521	1,482,731	253,725	187,774	141,188	132,216	104,098	663,730
Bank and other borrowings	909,981	909,981	146,080	91,142	91,610	82,586	77,241	421,322
Accounts payable	197,418	197,418	197,418	—	—	—	—	—
Other payables and accruals	291,416	291,416	291,416	—	—	—	—	—
Long-term payables	5,760	5,760	—	2,880	2,880	—	—	—
Total	2,820,096	2,887,306	888,639	281,796	235,678	214,802	181,339	1,085,052

	December 31, 2024
	JPY’000
	Carrying amount	Total	Within 1 year	1 to 2 years	2 to 3 years	3 to 4 years	4 to 5 years	Over 5 years
Lease liabilities	640,269	649,584	255,306	180,100	118,363	47,036	23,579	25,200
Bank and other borrowings	864,124	864,124	106,011	96,856	92,870	85,200	75,413	407,774
Accounts payable	143,657	143,657	143,657	—	—	—	—	—
Other payables and accruals	357,557	357,557	357,557	—	—	—	—	—
Long-term payables	17,582	17,582	—	4,775	3,335	947	947	7,578
Total	2,023,189	2,032,504	862,531	281,731	214,568	133,183	99,939	440,552

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market interest rates. The Company’s interest rate risk is primarily related to the Company’s interest-bearing debts on its unaudited interim condensed consolidated statement of financial position. The Company does not have a material amount of long-term debt with variable interest rates, thereby minimizing the Company’s exposure to cash flow interest rate risk.

Fair value estimation

The Company uses the following hierarchy for determining the fair value of financial instruments measured at fair value:

●	Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities;
●	Level 2: Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices);
●	Level 3: Inputs for the asset or liability that are not based on observable market data or which are based on the probability of future events occurring (that is, unobservable inputs).

F-34

Financial instruments measured at fair value

The Company did not have financial instruments measured at fair value for the years presented.

Financial instruments not measured at fair value

The carrying amounts of cash and cash equivalents, accounts receivable, other current assets, bank and other borrowings, lease liabilities, contract liabilities, accounts payable and other payables are approximate to their fair values.

29. SUBSEQUENT EVENTS

The Company Reorganization as detailed in Note 1 above, was completed on May 31, 2025.

The Company evaluated all events and transactions that occurred after December 31, 2024 up through June 3, 2025, which is the date that these unaudited interim condensed consolidated financial statements are available to be issued, and except for the Company Reorganization as disclosed above, there were no other material subsequent events that require disclosure in these unaudited interim condensed consolidated financial statements.

30. CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

Schedule I has been provided pursuant to the requirements of Securities and Exchange Commission (“SEC”) Regulation S-X Rule 12-04(a), which require condensed financial information as to financial position, cash flows and results of operations of a parent company as of the same dates and for the same periods for which unaudited interim condensed financial statements have been presented, as the restricted net assets of TryHard Holdings Limited’s (“the Parent Company”) consolidated subsidiaries as of December 31, 2024 exceeded the 25% threshold.

The condensed parent company unaudited interim condensed financial statements have to be prepared in accordance with Rule 12-04, Schedule I of Regulation S-X if the restricted net assets of the subsidiaries of the Company exceeds 25% of the consolidated net assets of the Company. In this connection, the restricted net assets of the subsidiaries of the Company does not exceed 25% of the consolidated net assets of the Company and accordingly the condensed parent company only financial information of the Company is presented for the supplementary reference.

F-35

Certain information and footnote disclosures normally included in unaudited interim condensed financial statements prepared in accordance with International Financial Reporting Standards have been condensed or omitted. The footnote disclosures contain supplemental information only and, as such, these statements should be read in conjunction with the notes to the accompanying unaudited interim condensed financial statements.

The condensed financial information has been prepared using the same accounting policies as set out in the unaudited interim condensed financial statements, except that investments in subsidiaries are included at cost less any provision for impairment in value.

As of December 31, 2024, there were no material contingencies, significant provisions of long-term obligations, mandatory dividend or redemption requirements of redeemable stocks or guarantees of the Company, except for those which have been separately disclosed in the unaudited interim condensed financial statements, if any.

During the six months ended December 31, 2023 and 2024, no cash dividends were either declared nor paid by the Company.

Condensed balance sheets

	As of June 30,		As of December 31,
	2024		2024		2024
	JPY’000		JPY’000		US$’000
Assets
Non-current assets
Interest in subsidiary	—	*	—	*	—	*
Total non-current assets	—	*	—	*	—	*
Total assets	—	*	—	*	—	*

Liabilities and shareholders’ equity
Current liabilities
Other payables and accruals	—	*	1,277		8
Total current liabilities	—	*	1,277		8
Total liabilities	—	*	1,277		8

Shareholders’ equity
Ordinary shares (par value of US$0.00002 per share; 22,500,000,000 ordinary shares authorized, 48,750,000 ordinary shares issued and outstanding as of June 30, 2024 and December 31, 2024)**	157		157		1
Series A preferred shares (par value of US$0.00002 per share; 2,500,000,000 series A preferred shares authorized, 2,000,000 series A preferred shares issued and outstanding as of June 30, 2024 and December 31, 2024)**	6		6		—
Share subscription receivable	(6)		(6)		—
Capital surplus	(157)		(157)		(1)
Accumulated deficit	—	*	(1,277)		(8)
Total shareholders’ equity	—	*	(1,277)		(8)
Total liabilities and shareholders’ equity	—	*	—	*	—	*

Condensed statements of loss

	For the six-month periods ended December 31,
	2023		2024	2024
	JPY’000		JPY’000	US$’000
Operating expenses

General and administrative expenses	—	*	(1,277)	(8)
Total operating expenses	—	*	(1,277)	(8)
Loss before income taxes	—	*	(1,277)	(8)
Income tax expense	—	*	— *	— *
Net loss	—	*	(1,277)	(8)

Condensed statements of cash flows

For the six-month periods ended December 31,
	2023		2024		2024
	JPY’000		JPY’000		US$’000
Cash flows from operating activities
Loss before income taxes	—	*	(1,277)		(8)
Adjustments for:
Other payables and accruals	—	*	1,277		(8)
Net cash used in operating activities	—	*	—	*	—	*

Cash flows from investing activities	—	*	—	*	—	*

Cash flows from financing activities	—	*	—	*	—	*

Net change in cash and cash equivalents	—	*	—	*	—	*
Cash and cash equivalents at the beginning of the period	—	*	—	*	—	*
Cash and cash equivalents at the end of the period	—	*	—	*	—	*

*	Less than JPY1,000 or US$1,000

**	Retrospectively restated for effect of share recapitalization (Note 1)

F-36

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of
TryHard Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of TryHard Holdings Limited and its subsidiaries (collectively the “Company”) as of June 30, 2023 and 2024 and the related consolidated statements of profit or loss and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2023 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2024, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on our consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171

We have served as the Company’s auditor since 2024.

San Mateo, California

January 27, 2025, except for Notes 1, 27 and 29, as to which the date is June 3, 2025.

F-37

TRYHARD HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

AS OF JUNE 30, 2023 and 2024

(All amounts in thousands, except for share and per share data, or otherwise noted)

		As of June 30,
		2023	2024	2024
	Note	JPY	JPY	US$
Assets
Current assets
Cash and cash equivalents	4	69,465	94,054	598
Accounts receivable, net	5	456,663	644,903	4,098
Net investment in sublease, current	12	91,564	117,393	746
Inventories, net	6	299	289	2
Other current assets, net	7	68,911	44,665	285
Total current assets		686,902	901,304	5,729

Non-current assets
Property and equipment, net	9	1,016,392	1,047,034	6,653
Investments in an associate	8	—	2,939	19
Operating lease right-of-use assets	10	1,296,817	1,135,699	7,217
Finance lease right-of-use assets	11	12,797	17,623	112
Deferred tax assets, net	24	21,818	25,007	159
Net investment in sublease, non-current	12	114,477	153,312	974
Other non-current assets	13	109,056	123,300	784
Total non-current assets		2,571,357	2,504,914	15,918
Total assets		3,258,259	3,406,218	21,647

Liabilities and shareholders’ equity
Current liabilities
Bank and other borrowings	16	111,499	146,080	929
Accounts payable		235,342	197,418	1,254
Other payables and accruals	14	231,078	291,416	1,853
Income tax payable		42,260	105,674	672
Contract liabilities		50,416	253	2
Operating lease liabilities, current	10	241,862	237,886	1,512
Finance lease liabilities, current	11	3,659	4,323	27
Total current liabilities		916,116	983,050	6,249

Non-current liabilities
Bank and other borrowings, non-current	16	777,940	763,901	4,854
Asset retirement obligation	15	15,779	16,281	103
Operating lease liabilities, non-current	10	1,243,992	1,159,949	7,371
Finance lease liabilities, non-current	11	8,928	13,363	85
Rental deposits		76,100	77,100	490
Other non-current liabilities		—	5,760	37
Total non-current liabilities		2,122,739	2,036,354	12,940
Total liabilities		3,038,855	3,019,404	19,189

Shareholders’ equity
Ordinary shares (par value of US$0.00002 per share; 22,500,000,000 ordinary shares authorized, 48,750,000 ordinary shares issued and outstanding as of June 30, 2023 and 2024)*	27	157	157	1
Series A preferred shares (par value of US$0.00002 per share; 2,500,000,000 series A preferred shares authorized, 2,000,000 series A preferred shares issued and outstanding as of June 30, 2023 and 2024)*	27	6	6	—
Share subscription receivable		(6)	(6)	—
Merger reserve	27	49,843	79,843	507
Retained earnings		169,404	306,814	1,950
Total shareholders’ equity		219,404	386,814	2,458
Total liabilities and shareholders’ equity		3,258,259	3,406,218	21,647

*	Retrospectively restated for effect of share recapitalization (Note 1)

The accompanying notes are an integral part of the consolidated financial statements.

F-38

TRYHARD HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED JUNE 30, 2023 and 2024

(All amounts in thousands, except for share and per share data, or otherwise noted)

		For the years ended June 30,
		2023	2024	2024
	Note	JPY	JPY	US$
Revenue	17	3,011,638	3,461,235	21,994

Cost of revenue	18	(2,429,833)	(2,680,673)	(17,034)
Gross profit		581,805	780,562	4,960

Operating expenses
Selling and marketing expenses	19	(212,120)	(228,100)	(1,449)
General and administrative expenses	20	(306,474)	(404,228)	(2,569)
Total operating expenses		(518,594)	(632,328)	(4,018)

Other income (expenses)
Other income	21	25,663	16,448	105
Other expenses	22	(16,513)	(4,412)	(28)
Total other income, net		9,150	12,036	77

Operating profit		72,361	160,270	1,019
Share of loss of investments in an associate		—	(1,061)	(7)
Gain on disposal of a subsidiary		—	94,000	597
Finance costs	23	(21,140)	(21,607)	(137)
Profit before income tax expenses		51,221	231,602	1,472
Income tax expenses	24	(18,268)	(94,192)	(599)
Net profit for the year and total comprehensive income		32,953	137,410	873

Weighted average number of ordinary shares - basic and diluted*		50,750,000	50,750,000	50,750,000
Earnings per ordinary share - basic and diluted*		0.65	2.71	0.02

*	Retrospectively restated for effect of share recapitalization (Note 1)

The accompanying notes are an integral part of the consolidated financial statements.

F-39

TRYHARD HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED JUNE 30, 2023 and 2024

(All amounts in thousands, except for share and per share data, or otherwise noted)

	Ordinary shares*		Series A preferred shares*		Share subscription receivable	Merger reserve	Retained earnings	Total shareholders’ equity
	Number of shares	JPY’000	Number of shares	JPY’000	JPY’000	JPY’000	JPY’000	JPY’000
Balance, July 1, 2022	48,750,000	157	2,000,000	6	(6)	49,843	136,451	186,451
Net profit for the year	—	—	—	—	—	—	32,953	32,953
Balance, June 30, 2023	48,750,000	157	2,000,000	6	(6)	49,843	169,404	219,404
Capital contribution from the shareholder	—	—	—	—	—	30,000	—	30,000
Net profit for the year	—	—	—	—	—	—	137,410	137,410
Balance, June 30, 2024	48,750,000	157	2,000,000	6	(6)	79,843	306,814	386,814
Balance, June 30, 2024 (US$)	48,750,000	1	2,000,000	—	—	507	1,950	2,458

*	Retrospectively restated for effect of share recapitalization (Note 1)

The accompanying notes are an integral part of the consolidated financial statements.

F-40

TRYHARD HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASHFLOWS

FOR THE YEARS ENDED JUNE 30, 2023 and 2024

(All amounts in thousands, except for share and per share data, or otherwise noted)

		For the years ended June 30,
		2023	2024	2024
	Note	JPY	JPY	US$
Cash flows from operating activities
Profit before income tax expenses		51,221	231,602	1,472

Adjustments for:
Gain from lease modification		—	(102)	(1)
Share of loss of investments in an associate		—	1,061	7
Gain on derecognition of right-of-use assets		(12,360)	(8,212)	(52)
Gain on disposal of a subsidiary	8	—	(94,000)	(597)
Depreciation of property and equipment	9	56,178	66,610	423
Depreciation expense of right-of-use assets		171,734	192,686	1,224
Loss on disposal of property and equipment	22	13,278	1,237	8
Finance costs	23	21,140	21,607	137
Reversal of provision for expected credit losses		(22,727)	(878)	(6)
Changes in assets and liabilities:
Accounts receivable		116,794	(187,362)	(1,191)
Inventories		(117)	10	—
Other current assets		(63,736)	(9)	—
Accounts and other payables		(25,461)	24,402	155
Contract liabilities		49,597	(50,163)	(317)
Income tax payable		(1,597)	(9,501)	(60)
Cash generated from operations		353,944	188,988	1,202
Interest paid		(21,140)	(21,607)	(137)
Income tax paid		(19,465)	(24,466)	(155)
Net cash generated from operating activities		313,339	142,915	910

Cash flows from investing activities
Purchase of property and equipment	9	(92,799)	(98,489)	(626)
Receipt of the principal portion of net investments in subleases		76,876	113,367	720
Proceeds from disposal of a subsidiary	8	—	100,000	635
Net cash (used in) generated from investing activities		(15,923)	114,878	729

Cash flows from financing activities
Proceeds from bank and other borrowings		62,000	191,421	1,216
Repayments of bank and other borrowings		(118,681)	(170,879)	(1,086)
Capital contribution from the shareholder	27	—	30,000	191
Principal elements of operating lease payments		(219,734)	(279,854)	(1,778)
Principal elements of finance lease payments		(4,506)	(3,892)	(25)
Net cash used in financing activities		(280,921)	(233,204)	(1,482)

Net increase in cash and cash equivalents		16,495	24,589	157
Cash and cash equivalents at the beginning of the year		52,970	69,465	441
Cash and cash equivalents at the end of the year	4	69,465	94,054	598

A reconciliation of liabilities arising from financing activities as follows:

			Non-cash changes
	As of July 1	Cash changes	Additions	Finance cost	Others	As of June 30
2023	JPY’000
Bank and other borrowings	946,120	(64,536)	—	7,855	—	889,439
Operating lease liabilities	1,452,743	(232,754)	252,845	13,020	—	1,485,854
Finance lease liabilities	15,325	(4,631)	1,768	125	—	12,587
Total	2,414,188	(301,921)	254,613	21,000	—	2,387,880

2024
Bank and other borrowings	889,439	12,459	—	8,083	—	909,981
Operating lease liabilities	1,485,854	(293,116)	211,103	13,262	(19,268)	1,397,835
Finance lease liabilities	12,587	(4,011)	8,991	119	—	17,686
Total	2,387,880	(284,668)	220,094	21,464	(19,268)	2,325,502

The accompanying notes are an integral part of the consolidated financial statements.

F-41

TRYHARD HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	CORPORATE INFORMATION

1.1	General information

TryHard Holdings Limited (the “Company”) was incorporated in the Cayman Islands on September 12, 2024 as an exempted company with limited liability. The Company, through its subsidiaries, is engaged in provision of (i) consultancy and management; (ii) events curation such as music and outdoor events; (iii) sub-leasing; and restaurant operations. The Company’s main operation is in Japan.

1.2	Reorganization of the Company

In order to facilitate the Company’s initial public offering, the Company executed a series of reorganization transactions (the “Reorganization”) in which each of the operating and holding entities under the common control of Mr. Rakuyo Otsuki (“Mr. Otsuki”), the Controlling Shareholder, Chairman, Chief Executive Officer and Director of the Company, were ultimately contributed by the Company.

The Reorganization involved:

(1)	On September 12, 2024, the Company was incorporated in the Cayman Islands with limited liability and an authorized share capital of US$500,000 divided into 500,000,000 shares with a par value of US$0.001 each comprising of (a) 450,000,000 Ordinary Shares with a par value of US$0.001 each, and (b) 50,000,000 Series A Preferred Shares with a par value of US$0.001 each. Each holder of Ordinary Shares is entitled to one vote per Ordinary Share and each holder of Series A Preferred Share is entitled to 25 votes per one Series A Preferred Share. A Preferred Shares are not convertible except on request or if transferred to a non-affiliate of the original holder. Holders of Series A Preferred Shares are not entitled to receive dividends.

(2)	On April 30, 2025, the Company issued shares to the existing shareholders of TryHard Japan Co., Ltd. and the existing shareholder of TryHard Japan Co., Ltd. transferred 100% equity interests of TryHard Japan Co., Ltd. to the Company.

(3)	On April 30, 2025, the Company allotted 24 shareholders with 1 share each with a par value of US$0.001 of the Company. As a result of the allotment, the total of 1,000,000 ordinary shares were issued.

(4)	On May 31, 2025, the Company effected a share split at a ratio of 1-to-50. As a result of the share split, the authorized share capital of the Company was changed to US$500,000 divided into (i) 22,500,000,000 ordinary shares of par value of US$0.00002 each and (ii) 2,500,000,000 Series A preferred shares of par value of US$0.00002 each. Concurrently, the shareholders surrendered in an aggregate of 1,250,000 shares. None of these shareholders surrendering their ordinary shares received any consideration for surrender of their ordinary shares, nor are there any agreements or arrangements in place under which any of these shareholders will surrender their respective ordinary shares.

(5)	On May 31, 2025, the Company issued 2,000,000 Preferred Shares to Mr. Otsuki for an aggregate cash consideration of US$40 as part of Reorganization.

As a result, a total of 48,750,000 ordinary shares and 2,000,000 Series A preferred shares were issued as of the date hereof.

The Reorganization was completed on May 31, 2025. As a result of the Reorganization, the Company became the holding company for a group of companies that will be referred to as the Company. Accordingly, the consolidated financial statements have been presented using the pooling of interest method whereby the Company is shown as if it had been the holding company from the beginning of the first reporting period presented because all the companies in the Company where under common control.

The Company considered that the above share amendment was part of the Company’s recapitalization prior to completion of its initial public offering. The Company believed it is appropriate to reflect the above transactions on a retroactive basis pursuant to ASC 260. All shares and per share amounts used herein and in the accompanying consolidated financial statements have been retroactively restated to reflect the above share amendment.

F-42

1.3	Subsidiaries

As at the date of these consolidated financial statements, details of the subsidiary companies are as follows:

	Place of	Date of		Effective ownership as of June 30,
Name	incorporation	incorporation	Principal activities	2023	2024
TryHard Japan Co., Ltd.	Japan	October 16, 2013	Entertainment event management, restaurant operations	100%	100%
TryHard Tech Co., Ltd.	Japan	May 1, 2018	Entertainment event management, sub-leasing	100%	100%
Iroha Music Co., Ltd.	Japan	March 28, 2016	Music event management	100%	100%
TryHard Management Co., Ltd.	Japan	February 13, 2017	Restaurant operation	100%	100%
Music Circus Co.	Japan	August 8, 2022	Music event management	100%	40%*

* On April 11, 2024, the Company disposed 60% shares of Music Circus Co. to a third party at a consideration of JPY100 million. After the disposal, Music Circus Co. is recorded as investments in an associate. Please refer to Note 8 for the details.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1	Basis of preparation

Compliance with International Financial Reporting Standards

The consolidated financial statements are prepared in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”).

Basis of measurement

The consolidated financial statements of the Company have been prepared on a historical cost basis.

Functional currency and presentation currency

The consolidated financial statements have been presented in Japanese yen (“JPY”), which is the functional currency of the Company and its subsidiaries. All financial information presented in Japanese yen has been rounded to the nearest thousand JPY, unless otherwise stated.

Convenience translation

Translations of amounts in the consolidated statements of financial position, consolidated statements of profit or loss and comprehensive income and consolidated statements of cash flows from JPY into US$ as of and for the year ended June 30, 2024 are solely for the convenience of the reader and were calculated at the rate of US$1 = JPY157.37, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the JPY amounts could have been, or could be, converted, realized or settled into US$ at such rate or at any other rate.

F-43

2.2	New and revised IFRS standards not yet adopted

New standards, amendments to standards and interpretations that have been issued but not yet effective and have not been early adopted by the Company during the years ended June 30, 2023 and 2024 are as follows:

Standards and amendments	Title of the IFRS Accounting Standard	Effective for annual periods beginning on or after
Amendments to IFRS 16	Lease Liability in a Sale and Leaseback	January 1, 2024
Amendments to IAS 1	Non-current Liabilities with Covenants	January 1, 2024
Amendments to IAS 1	Classification of Liabilities as Current or Non-current	January 1, 2024
Amendments to IAS 7 and IFRS 7	Supplier Finance Arrangements	January 1, 2024
Amendments to IAS 21	Lack of Exchangeability	January 1, 2025
Amendments to IFRS 10 and IAS 28	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture	To be determined
IFRS18	Presentation and Disclosure in Financial Statements	January 1, 2027

This new or amended IFRS Accounting Standard is not expected to have a significant impact on the Company’s consolidated financial statements.

F-44

2.3	Basis of consolidation

Subsidiaries

A subsidiary is an entity controlled by the Company. Control is obtained when the Company is exposed, or has rights to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiaries are included in the consolidated financial statements of the Company from the date on which control is obtained until the date on which control is lost.

All intercompany balances, transactions and unrealized gains on transactions between group companies are eliminated in the consolidated financial statements. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the transferred asset. When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies in line with the Company’s accounting policies, including adjustment to account for different financial reporting periods.

Any changes in ownership interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions. The difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration is directly recognized in equity and attributed to the owners of the Company. When control over a subsidiary is lost, the investment retained in the former subsidiary is remeasured at fair value as of the date when control is lost, and any gain or loss resulting from the loss of control is recognized in profit or loss.

An associate

An associate is an entity over which the Company has significant influence, but does not have control or joint control, in terms of financial and operating policies. This is generally the case where the Company holds between 20% and 50% of the voting rights.

Investments in an associate are accounted for using the equity method from the date on which significant influence or joint control is obtained until the date on which significant influence or joint control is lost. Under the equity method, investments in an associate are recognized at cost, adjusted for the Company’s share of the profit or loss and other comprehensive income of the associate from the date on which the Company obtains significant influence or joint control to the date on which the Company loses such significant influence or joint control. The Company recognizes its share of profit or loss of the investee, net of income taxes after the elimination of unrealized intercompany profits, in the consolidated statements of profit or loss and comprehensive income to the extent of the Company’s interest in these entities.

For investments accounted for using the equity method, the carrying amount of each investment is tested for impairment as a single asset, when there is objective evidence that the investments may be impaired. If any accounting policies applied by an associate differ from those applied by the Company, adjustments are made to the financial statements of the associate as necessary.

F-45

When an investment ceases to be an associate and the use of the equity method is discontinued, any gain or loss arising from discontinuation of the equity method is recognized in profit or loss.

2.4	Cash and cash equivalents

Cash and cash equivalents are defined as cash on hand, demand deposits and short-term, highly liquid investments (maturity less than 3 months) readily convertible to known amounts of cash and subject to insignificant risk of changes in value. As of June 30, 2023 and 2024, the Company had no cash equivalents. The Company’s cash in banks is held at well capitalized financial institutions, but they are not FDIC insured; however, management believes that the Company is not exposed to any significant credit risk on cash and cash equivalents.

2.5	Inventories

Inventories consist of food and beverage. Inventories are measured at the lower of cost and net realizable value, with cost being determined using the weighted average cost method. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and selling expenses. At each reporting period, management estimates the provision for obsolete and slow-moving inventory which may be reversed in subsequent periods, should the value subsequently be recovered.

2.6	Accounts and other current assets

Accounts and other receivables are recognized initially at transaction price. Subsequent measurement is at amortized cost using the effective interest method, less the allowance for expected credit losses. Accounts receivable are amounts due from customers for goods sold in the ordinary course of business.

2.7	Expected credit losses

The Company has applied the simplified approach to measuring expected credit losses, as permitted by IFRS 9 Financial Instruments. This has been applied to accounts receivable and other current assets. Under this approach, the Company utilizes a provision matrix based on the age of the accounts receivable and historical loss rates to determine the expected credit losses. The Company also considers forward-looking information. Therefore, the Company does not track changes in credit risk, but recognizes a loss allowance based on the financial asset’s lifetime expected credit loss. For all other assets, the general approach has been applied and a loss allowance for 12-month expected credit losses is recognized.

F-46

Under IFRS 9, the expected credit losses are measured as the difference between the asset’s gross carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate.

Financial assets are written off when there is evidence indicating that the debtor is in severe financial difficulty and the Company has no realistic prospect of recovery. Receivables written off are still subject to enforcement activity and pursued by the Company.

2.8	Financial assets

Initial recognition and measurement

Financial assets are recognized when the Company becomes a party to the contractual provisions of a financial instrument. Financial assets are derecognized when the rights to receive cash flows from the financial assets expire, or if the Company transfers the financial asset to another party and does not retain control or substantially all risks and rewards of the asset. Purchases and sales of financial assets in the normal course of business are accounted for at settlement date (i.e., the date that the asset is delivered to or by the Company).

At initial recognition, the Company measures its financial assets at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset.

Subsequent measurement

After initial recognition, the Company classifies its financial assets as subsequently measured at either i) amortized cost, ii) fair value through other comprehensive income or iii) fair value through profit or loss on basis of both:

●	The Company’s business model for managing the financial assets;

●	The contractual cash flow characteristics of the financial asset.

F-47

Subsequent to initial recognition, financial assets are measured as described below. At each consolidated statements of financial position date, the Company assesses whether there is objective evidence that a financial asset or a group of financial assets is impaired and recognizes a loss allowance for expected credit losses for financial assets measured at either amortized costs or at fair value through other comprehensive income. If, at the reporting date, the credit risk on financial instrument has not increased significantly since initial recognition, the Company measures the loss allowance for that financial instrument at an amount equal to 12 months of expected credit losses. If, at the reporting date, the credit risk on a financial instrument has increased significantly since initial recognition, the Company measures the loss allowance for the financial instrument at an amount equal to the lifetime expected credit losses.

Financial assets at amortized cost

Financial assets are measured at amortized cost if both i) the financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows; and ii) the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest of on the principal amount outstanding.

A financial asset measured at amortized cost is initially recognized at fair value plus transaction cost directly attributable to the asset. After initial recognition, the carrying amount of the financial asset measured at amortized cost is determined using the effective interest method, less any impairment losses.

Financial assets at fair value through other comprehensive income (“FVTOCI”)

On initial recognition, the Company may make an irrevocable election (on an instrument-by-instrument basis) to designate investments in equity instruments as at FVTOCI. Investments in equity instruments at FVTOCI are initially measured at fair value plus transaction costs.

Subsequently, they are measured at fair value with gains and losses arising from changes in fair value recognized in other comprehensive income and accumulated in the legal reserve fair value revaluation. The cumulative gain or loss is not reclassified to profit or loss on disposal of the equity investments, instead, it is transferred to retained earnings.

Financial assets at fair value through profit and loss (“FVTPL”)

Financial assets that do not meet the criteria for being measured at amortized cost or FVTOCI are measured at FVTPL.

Financial assets at FVTPL are measured at fair value at the end of each reporting period, with any fair value gains or losses recognized in profit or loss. The net gain or loss recognized in profit or loss includes any dividend or interest earned on the financial asset and is included in the ‘fair value gain (loss) on revaluation’ line item.

F-48

Derecognition

A financial asset is derecognized where the contractual right to receive cash flows from the asset has expired. On derecognition of a financial asset in its entirety, the difference between the carrying amount and the sum of the consideration received and any cumulative gain or loss that had been recognized in other comprehensive income for debt instruments is recognized in profit or loss.

Offsetting of financial instruments

A financial asset and a financial liability shall be offset and the net amount presented in the consolidated statements of financial position when, and only when, an entity (a) currently has a legally enforceable right to set off the recognized amounts; and (b) intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

2.9	Financial liabilities

Initial recognition and measurement

Financial liabilities are classified as either financial liabilities at fair value through profit or loss (derivative financial liabilities) or financial liabilities at amortized cost (accounts and other payables). All financial liabilities at amortized cost are initially recognized at the fair value of the consideration received less directly attributable transaction costs; transaction costs related to the issue of a compound financial instrument are allocated to the liability and equity components of the instruments in proportion to the allocation of proceeds.

Subsequent measurement

After initial recognition, financial liabilities are subsequently measured at amortized cost using the effective interest method. Gains and losses are recognized in the consolidated statements of profit or loss and comprehensive income when the liabilities are paid off or otherwise eliminated as well as through the amortization process. Purchases and sales of financial liabilities are recognized at settlement date.

Derecognition

A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expired. Where an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and the recognition of a new liability, and the difference in the respective carrying amounts is recognized in the consolidated statements of profit or loss and comprehensive income.

2.10	Property and equipment

Property and equipment is stated at cost less accumulated depreciation charges and accumulated impairment charges. Generally, depreciation is calculated using a straight-line basis over the estimated useful life of the asset. The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis. The carrying values of property and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying value may not be recoverable.

F-49

An item of property and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated statements of profit or loss and comprehensive income in the year the asset is derecognized. Residual values, useful lives and depreciation methods are reviewed, and adjusted if appropriate, at each financial year-end.

All costs that are directly attributable to bringing an asset to the location and condition necessary for it to be capable of operating in the manner intended by management, will be capitalized. These costs include direct employee benefits, rent and testing costs. Capitalization will be done until the asset is capable of operating in the manner intended by management. Repairs and maintenance costs are charged to the consolidated statements of loss and comprehensive loss during the period which they are incurred.

The depreciation periods for property and equipment are:

Category	Depreciation periods
Buildings	34 years
Leasehold improvements	5-15 years
Machinery and equipment	3-17 years
Vehicles	2-4 years

Land is not depreciated as it is deemed to have an indefinite life.

2.11	Asset retirement obligation

As part of the lease agreement between lessor and the Company, the Company has a legal obligation to remove the plant at the end of its lease term. The Company initially records a provision for asset retirement obligations at the best estimate of the present value of the expenditure required to settle the obligation at the time a legal (or constructive) obligation is incurred, if the liability can be reliably estimated. When the provision is initially recorded, the carrying amount of the related asset is increased by the amount of the liability. Provisions are adjusted at each consolidated statements of financial position date to reflect the current best estimate. The unwinding of the discount is recognized as interest expenses. Obligations for dismantling, removing and site restoration are discounted using a discount rate of 0.89% and 0.89% on June 30, 2023 and 2024, respectively.

2.12	Impairment of non-financial assets

Assets that have an indefinite useful life and assets not yet available for use are not subject to depreciation or amortization and are tested at least annually for impairment. Assets that are subject to depreciation or amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows. Non-financial assets for which an impairment loss is recorded, are reviewed for possible reversal of the impairment at each reporting date.

2.13	Accounts payable, and other payables and accruals

Accounts payable, and other payables and accruals are initially recognized at fair value. Subsequent measurement is at amortized cost using the effective interest method.

F-50

2.14	Provisions

Provisions are recognized when there is a present obligation (legal or constructive) as a result of a past event, it is probable that the Company will be required to settle that obligation and a reliable estimate can be made of the amount of the obligation. The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the reporting date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (when the effect of the time value of money is material). The expense relating to any provision is presented in the consolidated statements of profit or loss and comprehensive income net of any reimbursement.

2.15	Equity

The Company only has ordinary shares, and these are classified within equity upon issue. Shares transferred in relation to settlement of (convertible) debt are measured at fair value with fair value based on the closing price of the shares on the trading day prior to the settlement date. Equity is recognized upon the recognition of share-based payment expenses; shares issued upon exercise of such options are measured at their exercise price.

Transaction costs associated with an equity transaction are accounted for as a deduction from equity to the extent they are incremental costs directly attributable to the equity transaction that otherwise would have been avoided. Transaction costs related to the issue of a compound financial instrument are allocated to the liability and equity components of the instruments in proportion to the allocation of proceeds.

2.16	Revenue recognition

In order to determine when to recognize revenue and at what amount, the Company applies the following five steps, based on transfer of control over goods to the customer:

1. Identify the contract(s) with a customer;

2. Identify the performance obligations in the contract. Performance obligations are promises in a contract to transfer to a customer goods that are distinct;

3. Determine the transaction price. The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. If the consideration promised in a contract includes a variable amount, an entity must estimate the amount of consideration to which it expects to be entitled in exchange for transferring the promised goods or services to a customer;

4. Allocate the transaction price to each performance obligation on the basis of the relative stand-alone selling prices of each distinct good or service promised in the contract;

5. Recognize revenue when a performance obligation is satisfied by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer services to a customer). For a performance obligation satisfied over time, an entity would select an appropriate measure of progress to determine how much revenue should be recognized as the performance obligation is satisfied.

F-51

All of the Company’s revenue from contracts with customers is derived from delivery of goods or implementation of service. In accordance with IFRS 15, revenues from contracts with customers are recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services, reduced by estimates for return allowances, promotional discounts, commissions and business tax.

Details of revenue streams:

(a)	Consultancy and management

The Company offers club management services to clubs in Japan. The customers are clubs that are operated in Japan. The Company offers a wide range of services, including venue management, marketing, and the provision of a club operation consultancy service, to help clubs improve their profitability. The performance obligation is to deliver the agreed-upon club management service to the customer. The revenue stream is comprised of a series of interrelated services that are not separable or distinct. Therefore, there is only one performance obligation. Customers are unable to benefit from the standalone task, as they do not receive any benefits beyond the overall combination of management and consultation services that we provide. The Company has determined that each monthly club management service is distinct and satisfies the criteria for recognizing revenue over time. As a result, the Company recognizes revenues from club management services on a monthly basis when it fulfills its performance obligations throughout the contract terms, as determined by the output methods. The Company has transferred no contract assets to its clients in exchange for its club management services, and it has no right to consideration. This privilege is not contingent upon anything other than the passage of time. Base management fees and inventive management fees comprise club management revenue. The customers agree to pay a basic management fee, which is a fixed monthly fee that has been agreed upon with the customer, as well as an incentive management fee that is equivalent to 1% to 5% of the club’s monthly total revenues, as stated in the service agreements. Club management and consultancy revenue is recognized over time as services are provided to the customer. The typical payment term is 30 days from the date of invoice. The Company has no obligations for returns, refunds or similar obligations with customers.

(b)	Events curation

Revenue from entertainment event management services includes revenue generated from managing concerts, tour, and outdoor events. The Company provides a range of services to the customers, including planning, designing, managing and producing all aspects of an event.

The Company accounts for a contract of event curation when it has legally enforceable rights and obligations and collectability of consideration is probable. Each contract typically contains one single performance obligation, which is to deliver a completion of set up service. The Company generally recognizes revenue at a point in time when the designated event has been accomplished. The typical payment term is 30 days from the date of invoice. The Company has no obligations for returns, refunds or similar obligations with customers.

(c)	Sub-leasing

Revenue from property sub-leasing includes income from renting out real estate and club to third parties. The Company recognizes lease payments received as revenue on a straight-line basis over the lease term. Property sub-leasing revenue is recognized according to IFRS 16. Please refer to note 2.26 for the details.

(d)	Restaurants

The Company primarily generates revenue from the operation of restaurants which provide food and beverage to customers. The Company recognizes revenue when payment is tendered at the point of sale as the performance obligation has been satisfied. The single performance obligation is satisfied at a point in time when the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer, i.e., customers settled the amount by cash or credit card. The transaction price is clearly identifiable on the food menu and revenue is recognized net of discounts and incentives collected from customers. The Company has no obligations for returns, refunds or similar obligations with customers.

Principal versus agent revenue recognition

The Company reports revenue on a gross or net basis based on management’s assessment of whether the Company acts as a principal or agent in the transaction. The determination of whether the Company acts as a principal or an agent in a transaction is based on an evaluation of whether the Company controls the good or service before transfer to the customer. When the Company concludes that it controls the good or service before transfer to the customer, the Company is considered a principal in the transaction and records revenue on a gross basis. When the Company concludes that it does not control the good or service before transfer to the customer but arranges for another entity to provide the good or service, the Company acts as an agent and records revenue on a net basis in the amount it earns for its agency service. The Company has recognized revenue from club management services, entertainment event management services, and restaurant operation on a gross basis under IFRS 15. Revenue from property sub-leasing services is recognized in accordance with IFRS 16. Please refer to note 2.26 for the details.

2.17	Cost of revenue

Cost of revenues represent costs directly related to revenue-generating activities, including event setup and performance fee, salaries and other compensation-related expenses for operating personnel, rental expenses for equipment used for events, depreciation expenses of right-of-use assets, property and equipment for operations, foods, beverage and supplies and other costs directly attributable to the business.

F-52

2.18	Bank interest income

Bank interest income is recognized as interest accrues, using the effective interest method. For the purpose of the consolidated statements of cash flows, interest income derived from cash and cash equivalents have been presented as operating cash flows.

2.19 Government subsidies

Government subsidies are recognized as a receivable at their fair value when there is reasonable assurance that the subsidies will be received and the Company will comply with all the attached conditions.

Government subsidies receivable are recognized as income over the periods necessary to match them with the related costs which they are intended to compensate, on a systematic basis. Government subsidies relating to expenses are shown separately as other income in the consolidated statements of profit or loss and comprehensive income.

Government grants relating to assets are deducted against the carrying amount of the assets.

2.20 Selling and marketing expenses

Selling and marketing expenses primarily consist of advertising and promotion expenses for marketing activities, salaries and other compensation-related expenses to sales and marketing personnel. The Company expenses all advertising costs as incurred.

2.21 General and administrative expenses

General and administrative expenses primarily consist of salaries and other compensation-related expenses for management and administrative personnel, depreciation expenses of right-of-use assets, property and equipment for general corporate functions, legal and professional services fees, and other general corporate related expenses. General and administrative expenses are expensed as incurred.

2.22 Finance costs

Finance costs are recognized as interest accrues, using the effective interest method.

2.23 Employment benefit

The Company recognizes short-term employee benefits, such as salaries, bonuses and annual paid absences, as expenses at the amount expected to be paid in exchange for services when employees have rendered such services.

2.24 Post-employment benefit

The costs for defined contribution plans are recognized as expenses when employees render related services.

F-53

2.25	Leases as lessee

The Company assesses whether a contract is or contains a lease at the inception of the contract. The Company recognizes a right-of-use asset and a corresponding lease liability with respect to all lease arrangements in which it is a lessee, except for short-term leases (defined as leases with a lease term of 12 months or less) and leases of low value assets (such as tablets and personal computers, small items of office furniture and telephones). For these leases the Company recognizes the lease payments as an operating expense on a straight-line basis over the term of the lease unless another systematic basis is more representative of the time pattern in which the economic benefits from the leased assets are consumed.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by using the rate implicit in the lease. If this rate cannot be readily determined, the Company uses its incremental borrowing rate.

Lease payments included in the measurement of the lease liability comprise:

● Fixed lease payments;

● Variable lease payments that depend on an index or rate, initially measured using the index or rate at the commencement date.

The lease liability is presented as a separate line in the consolidated statements of financial position.

The lease liability is subsequently measured by increasing the carrying amount to reflect the interest on the lease liability (using the effective interest method) and by reducing the carrying amount to reflect the lease payments made.

The Company remeasures the lease liability (and makes a corresponding adjustment to the related right-of-use asset) whenever:

● The lease term has changed or there is a significant event or change in circumstances resulting in a change in the assessment of exercise of a purchase option, in which case the lease liability is remeasured by discounting the revised lease payments using a revised discount rate.

● The lease payments change due to changes in an index or rate or a change in expected payment under a guaranteed residual value, in which case the lease liability is remeasured by discounting the revised lease payments using an unchanged discount rate (unless the lease payments change is due to a change in a floating interest rate, in which case, a revised discount rate is used).

F-54

● A lease contract is modified, and the lease modification is not accounted for as a separate lease, in which case the lease liability is remeasured based on the lease term of the modified lease by discounting the revised lease payments using a revised discount rate at the effective date of modification.

The right-of-use assets comprise the initial measurement of the corresponding lease liability, lease payments made at or before commencement day, less any lease incentives received and any initial direct costs. They are subsequently measured at cost less accumulated depreciation and impairment losses.

Whenever the Company incurs an obligation for costs to dismantle and remove a leased asset, restore the site on which it is located or restore the underlying asset to the condition required by the terms and conditions of the lease, a provision is recognized and measured under IAS 37. To the extent that the costs relate to a right-of-use asset, the costs are included in the related right-of-use asset, unless those costs are incurred to produce inventories.

Right-of-use assets are depreciated over the shorter period of lease term and useful life of the underlying asset. If a lease transfers ownership of the underlying asset or the cost of the right-of-use asset reflects that the Company expects to exercise a purchase option, the related right-of-use asset is depreciated over the useful life of the underlying asset. The depreciation starts at the commencement date of the lease.

The right-of-use assets are presented as a separate line in the consolidated statements of financial position.

The Company applies IAS 36 to determine whether a right-of-use asset is impaired and accounts for any identified impairment loss as described in the ‘Property and equipment’ policy.

Variable rents that do not depend on an index or rate are not included in the measurement of the lease liability and the right-of-use asset. The related payment is recognized as an expense in the period in which the event or condition triggers those payments occur.

As a practical expedient, IFRS 16 permits a lessee not to separate non-lease components, and instead account for any lease and associated non-lease components as a single arrangement. The Company has not used this practical expedient. For contracts that contain lease components and one or more additional lease or non-lease components, the Company allocates the consideration in the contract to each lease component on the basis of the relative stand-alone price of the lease component and the aggregate stand- alone price of the lease component and the aggregate stand-alone price of the non-lease components. The Company had no such lease arrangements during the years ended June 30, 2023 and 2024 and has none at the date of this report.

The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less and leases of low-value assets. The Company recognizes the lease payments associated with these leases as an expense in cost of revenues and general and administrative expenses on a straight-line basis over the lease term.

2.26 Leases as lessor

For leases where the Company is the lessor, it determines whether each lease is a finance lease or an operating lease at contract inception.

F-55

When classifying each lease, the Company makes an overall assessment of whether the lease transfers substantially all the risks and rewards of ownership of the underlying asset. The lease is classified as a finance lease in cases where the risks and rewards are transferred and as an operating lease in cases where they are not transferred. As part of this assessment, the Company considers certain indicators, such as whether the lease term covers the major part of the economic useful life of the underlying asset.

A lease is classified as a finance lease if the Company transfers substantially all the risks and rewards incidental to ownership of an asset. Leases in which the Company does not transfer substantially all the risks and rewards incidental to ownership of an asset are classified as operating leases. For subleases, the Company, as the intermediate lessor, classifies the sublease by reference to the right-of-use asset arising from the head lease, rather than by reference to the underlying asset.

For subleases classified as finance leases, the Company derecognizes the right-of-use asset on the head lease and recognizes net investments in the sublease. Any difference between the right-of-use asset and the net investments in the sublease is recognized in profit or loss. The Company continues to account for the original lease liability. Interest income on the sublease and interest expense on the head lease is recognized during the term of the sublease.

2.27	Income taxes

The income tax expense or credit for the period is the tax payable on the current period’s taxable income based on the applicable income tax rate for each jurisdiction adjusted by changes in deferred tax assets and liabilities attributable to temporary differences and to unused tax losses.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the end of the reporting period in the countries where the Company and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate based on amounts expected to be paid to the tax authorities.

Deferred income tax is provided in full, using the liability method on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. Deferred income tax is determined using tax rates that have been enacted or substantially enacted by the end of the reporting period and are expected to apply when the related deferred income tax asset is realized, or the deferred income tax liability is settled.

F-56

Deferred tax assets are recognized only if it is probable that future taxable amounts will be available to use those temporary differences and losses. The Company has assessed all its income tax amounts and provisions in the light of IFRIC 23 Accounting for Uncertain Income Taxes, and has concluded that it is probable that its particular tax treatment will be accepted in all relevant jurisdictions and thus it has determined taxable profit (tax loss), tax bases, unused tax losses, unused tax credits or tax rates consistently with the tax treatment included in its income tax filings.

Current and deferred tax is recognized in profit or loss, except to the extent that it relates to items recognized in other comprehensive income or directly in equity.

2.28 Consumption tax

The Japanese subsidiary is subject to consumption tax. The Consumption Tax Act (Act No. 108 of December 30, 1988, as amended) provides for a multi-step, broad-based tax imposed on most transactions in goods and services in Japan. Consumption tax is assessed at each stage of the manufacturing, importing, wholesale, and retail process. The current consumption tax rate is generally 10%, with an 8% rate applying to a limited number of exceptions.

2.29 Earnings per share

Basic earnings per share are calculated based on the weighted average number of ordinary shares outstanding during the period. Diluted earnings per share are computed based on the weighted average number of ordinary shares outstanding including the dilutive effect of shares to be issued in the future under certain arrangements such as option plans, warrants issued and convertible loan agreements. However, there is not such option plans, warrants issued or convertible loan agreements in the fiscal years ended June 30, 2023 and 2024.

2.30 Related party

A related party is defined as follows:

(a) A person or a close member of that person’s family is related to the Company if that person:

(i) has control or joint control over the Company;

(ii) has significant influence over the Company; or

(iii) is a member of the key management personnel of the Company or of a parent of the Company.

(b) An entity is related to the Company if any of the following conditions applies:

(i) The entity and the Company are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others);

(ii) One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member);

(iii) Both entities are joint ventures of the same third party;

(iv) One entity is a joint venture of a third entity and the other entity is an associate of the third entity;

(v) The entity is a post-employment benefit plan for the benefit of employees of either the Company or an entity related to the Company. If the Company is itself such a plan, the sponsoring employers are also related to the Company;

(vi) The entity is controlled or jointly controlled by a person identified in (a); or

(vii) A person identified in (a) (i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity).

2.31 Material accounting judgements and estimates

The preparation of consolidated financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Company’s accounting policies. It also requires the use of accounting estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods.

Key source of estimation uncertainty

The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period are discussed below. The Company based its assumptions and estimates on parameters available when the consolidated financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising beyond the control of the Company. Such changes are reflected in the assumptions when they occur.

Allowance for ECL of accounts receivable

The Company has applied the simplified approach in IFRS 9 and use provision matrix to measure the ECL for accounts receivable. The ECL rates are based on the Company’s historical loss experience of the customers, geographical locations, product types and internal ratings, adjusted for forward-looking factors specific to the debtors and the economic environment which could affect the ability of the debtors to settle the accounts receivable. In considering the impact of the economic environment on the expected credit losses rates, the Company assesses, for example, the country default risk. The Company adjusts the allowance matrix at each reporting date. Such estimation of the expected credit losses rates may not be representative of the actual default in the future.

3.	SEGMENT REPORTING

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker (“CODM”). The CODM, who is responsible for allocating resources, assessing performance of the operating segments and making strategic decisions, has been identified as the Chief Executive Officer of the Company, who reviews the consolidated results of operations when making decisions about allocating resources and assessing performance of the Company.

F-57

For the purpose of internal reporting and management’s operation review, the Company has four reportable segments: consultancy and management, event curation, sub-leasing and restaurant operation. Segments were identified based on the Company’s internal reporting and how the chief operating decision maker (“CODM”) assesses the performance of the business.

As the Company’s assets and liabilities are all located in Japan, and all revenues are earned in Japan, no geographical segments are presented.

Key financial performance measures of the segments are as follows:

Year ended June 30, 2023

	Consultancy and management	Events curation	Sub-leasing	Restaurant operation	Total
	JPY’000	JPY’000	JPY’000	JPY’000	JPY’000

Revenue	2,013,747	633,399	291,136	113,656	3,051,938
Inter segment elimination	—	(38,956)	(1,188)	(156)	(40,300)

Revenue – external	2,013,747	594,443	289,948	113,500	3,011,638

Segment profit (loss)	503,697	(59,811)	95,134	(85,682)	453,338

Unallocated corporate expenses	—	—	—	—	(390,127)
Finance costs	—	—	—	—	(21,140)
Other income	—	—	—	—	25,663
Other expense	—	—	—	—	(16,513)
Income before income tax expense	—	—	—	—	51,221

Other items:
Depreciation of property and equipment	—	2,092	37,118	9,566	48,776
Unallocated depreciation of property and equipment	—	—	—	—	7,402
Capital expenditures	—	—	—	92,799	92,799

F-58

Year ended June 30, 2024

	Consultancy and management	Events curation	Sub-leasing	Restaurant operation	Total	Total
	JPY’000	JPY’000	JPY’000	JPY’000	JPY’000	US$’000

Revenue	2,170,765	1,020,338	285,495	112,708	3,589,306	22,808
Inter segment elimination	—	(125,695)	(2,376)	—	(128,071)	(814)

Revenue – external	2,170,765	894,643	283,119	112,708	3,461,235	21,994

Segment profit (loss)	558,696	54,890	94,050	(65,781)	641,855	4,079

Unallocated corporate expenses	—	—	—	—	(493,621)	(3,137)
Finance costs	—	—	—	—	(21,607)	(137)
Share of loss of investments in an associate	—	—	—	—	(1,061)	(7)
Gain on disposal of a subsidiary	—	—	—	—	94,000	597
Other income	—	—	—	—	16,448	105
Other expense	—	—	—	—	(4,412)	(28)
Income before income tax expense	—	—	—	—	231,602	1,472

Other items:
Depreciation of property and equipment	—	4,395	47,063	8,812	60,270	383
Unallocated depreciation of property and equipment	—	—	—	—	6,340	40
Investments in an associate	—	2,939	—	—	2,939	19
Capital expenditures	—	—	—	98,489	98,489	626

4.	CASH AND CASH EQUIVALENTS

The following table summarizes cash and cash equivalents:

	As of June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Cash on hand	3,186	2,597	17
Bank deposits	57,949	86,757	551
Time deposits with banks	8,330	4,700	30
Total	69,465	94,054	598

The Company’s cash and cash equivalents were held at well capitalized financial institutions in Japan.

5.	ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consist of the following:

	As of June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Accounts receivable	485,070	672,708	4,275
Less: allowance for expected credit losses	(28,407)	(27,805)	(177)
Accounts receivable, net	456,663	644,903	4,098

Accounts receivable are non-interest bearing and are generally on terms of 30 days.

F-59

The following table presents the activity in the allowance for expected credit losses:

	As of June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Balance at the beginning of the year	81,474	28,407	181
Reversal	(23,003)	(602)	(4)
Write-off	(30,064)	—	—
Balance at the end of the year	28,407	27,805	177

6.	INVENTORIES, NET

Inventories, net as of June 30, 2023 and 2024, consist of food and beverage. The amounts of write-down inventories recognized as expenses and in cost of revenue were nil and nil for the years ended June 30, 2023 and 2024, respectively.

7.	OTHER CURRENT ASSETS, NET

Other current assets, net consist of the following:

	As of June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Prepaid expenses (a)	—	19,004	121
Deposits	14,409	15,478	98
Prepaid consumption tax	6,294	4,800	31
Advance to suppliers	24,293	4,395	29
Advance to staff	10,903	988	6
Other receivables	13,288	—	—
Sub-total	69,187	44,665	285
Less: allowance for expected credit loss	(276)	—	—
Total	68,911	44,665	285

Note:

(a)	Prepaid expenses mainly include advances for entertainment event performance fees and venue fees to service providers.

The following table presents the activity in the allowance for expected credit losses:

	As of June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Balance at the beginning of the year	—	276	2
Addition	276	—	—
Reversal	—	(276)	(2)
Balance at the end of the year	276	—	—

8.	INVESTMENTS IN AN ASSOCIATE

	As of June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Music Circus Co.	—	2,939	19
Total	—	2,939	19

Music Circus Co. was incorporated on August 8, 2022 by the Company under the law of Japan. On April 11, 2024, the Company transferred 60% shares of Music Circus Co. to a third party at a consideration of JPY100 million. The net asset value of Music Circus Co. at the date of disposal was JPY10 million. After the disposal, Music Circus Co. is recorded as investments in an associate. A gain on disposal of JPY94 million was recorded in the consolidated statements of profit or loss and comprehensive income.

F-60

The Company’s share of loss of an associate for the years ended June 30, 2023 and 2024 are nil and JPY1,061 thousand, respectively.

9.	PROPERTY AND EQUIPMENT, NET

The changes in property and equipment, net are as follows:

	Land	Buildings	Leasehold Improvement	Machinery and equipment	Vehicles	Total
	JPY’000
At cost	440,389	191,076	327,298	191,684	10,362	1,160,809
Accumulated depreciation	—	(10,771)	(69,674)	(82,709)	(4,607)	(167,761)
Balance as of July 1, 2022	440,389	180,305	257,624	108,975	5,755	993,048

Change in carrying amounts:
Addition	—	—	31,307	61,492	—	92,799
Depreciation	—	(5,620)	(23,278)	(24,703)	(2,577)	(56,178)
Written-off	—	—	—	(12,802)	(476)	(13,278)
Total change in carrying amounts	—	(5,620)	8,029	23,987	(3,053)	23,343

At cost	440,389	191,076	358,605	226,624	9,886	1,226,580
Accumulated depreciation	—	(16,391)	(92,952)	(93,661)	(7,184)	(210,188)
Balance as of June 30, 2023	440,389	174,685	265,653	132,963	2,702	1,016,392

Change in carrying amounts:
Addition	—	—	53,789	40,486	4,214	98,489
Depreciation	—	(5,620)	(27,845)	(30,502)	(2,643)	(66,610)
Written-off	—	—	—	(265)	(972)	(1,237)
Total change in carrying amounts	—	(5,620)	25,944	9,719	599	30,642

At Cost	440,389	191,076	412,394	265,690	11,600	1,321,149
Accumulated depreciation	—	(22,011)	(120,797)	(123,008)	(8,299)	(274,115)
Balance as of June 30, 2024	440,389	169,065	291,597	142,682	3,301	1,047,034

Balance as of June 30, 2024 (US$’000)	2,798	1,074	1,853	907	21	6,653

10.	OPERATING LEASE

Operating lease right-of-use-assets

The following table provides a reconciliation of the carrying amounts of operating lease right-of-use assets for the years ended June 30, 2023 and 2024:

	For the years ended June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Carrying value at July 1	1,302,209	1,296,817	8,241
Addition	269,554	216,387	1,375
Transfer to sub-leasing	(107,740)	(169,819)	(1,079)
Depreciation expense of right-of-use assets	(167,206)	(188,520)	(1,198)
Modification	—	(19,166)	(122)
Carrying value as of June 30	1,296,817	1,135,699	7,217

Operating lease liabilities

The Company recognizes operating lease liabilities in accordance with IFRS 16, which are measured at the present value of future lease payments. Operating lease liabilities as of June 30, 2023 and 2024, are detailed as follows:

	For the years ended June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Balance as of July 1	1,452,743	1,485,854	9,442
Addition	252,845	211,103	1,342
Interest expense accrued	13,020	13,262	84
Payments of lease liabilities	(232,754)	(293,116)	(1,863)
Modification	—	(19,268)	(122)
Balance as of June 30	1,485,854	1,397,835	8,883

F-61

The following is a schedule of future minimum lease payments under operating lease agreements as of June 30, 2024:

Years ending June 30,	JPY’000
2025	249,256
2026	183,513
2027	138,120
2028	130,573
2029	99,572
Thereafter	663,600
Total undiscounted lease payments	1,464,634
Less: imputed interest	(66,799)
Present value of operating lease liabilities	1,397,835

The following are the amounts recognized in consolidated statements of profit or loss and comprehensive income:

	For the years ended June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Depreciation expense of operating lease right-of-use assets	167,206	188,520	1,198
Interest expense on operating lease liabilities	13,020	13,262	84
Expenses relating to short-term leases and low-value leases	10,082	8,278	53
Gain from lease modification	—	(102)	(1)

The weighted average interest rate applied to the lease liabilities recognized in the consolidated statements of financial position was 0.89% per annum (2023: 0.89% per annum). The weighted average remaining lease term was 10.55 years (2023: 11.37 years).

11.	FINANCE LEASE

Finance lease right-of-use-assets

The following table provides a reconciliation of the carrying amounts of finance lease right-of-use assets for the years ended June 30, 2023 and 2024:

	For the years ended June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Carrying value at July 1	15,557	12,797	81
Addition	1,768	8,992	57
Depreciation expense of right-of-use assets	(4,528)	(4,166)	(26)
Carrying value as of June 30	12,797	17,623	112

Finance lease liabilities

The Company recognizes finance lease liabilities in accordance with IFRS 16, which are measured at the present value of future lease payments. Finance lease liabilities as of June 30, 2023 and 2024, are detailed as follows:

	For the years ended June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Balance as of July 1	15,325	12,587	80
Addition	1,768	8,991	56
Interest expense accrued	125	119	1
Payments of lease liabilities	(4,631)	(4,011)	(25)
Balance as of June 30	12,587	17,686	112

F-62

The following is a schedule of future minimum lease payments under finance lease agreements as of June 30, 2024:

Years ending June 30,	JPY’000
2025	4,469
2026	4,261
2027	3,068
2028	1,643
2029	4,526
Thereafter	130
Total undiscounted lease payments	18,097
Less: imputed interest	(411)
Present value of finance lease liabilities	17,686

The following are the amounts recognized in consolidated statements of profit or loss and comprehensive income:

	For the years ended June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Depreciation expense of finance lease right-of-use assets	4,528	4,166	26
Interest expense on finance lease liabilities	125	119	1

The weighted average interest rate applied to the lease liabilities recognized in the consolidated statements of financial position was 0.92% per annum (2023: 0.89% per annum). The weighted average remaining lease term was 4.00 years (2023: 3.98 years).

12.	NET INVESTMENT IN SUBLEASE

As of June 30, 2024, the Company entered into 12 sublease agreements on its real estate under lease. When the Company enters into a sublease, it determines at lease inception date whether the sublease is a finance lease or an operating lease. The above subleases have terms of two to six years, covering most of the lease term of the head lease, representing transferring substantially all the risks and rewards incidental to ownership of the underlying asset. Therefore, the above sub-lease should be classified as finance leases.

The Company recognizes net investment in sublease at the present value of minimum lease payments receivable over the remaining life of the sub-lease and derecognizes the right-of-use assets relating to the head lease that it transfers to the subleases. Any difference between the right-of-use asset and the net investments in the sublease is recognized in other income (expense) in the consolidated statements of profit or loss and comprehensive income. The Company retains the lease liabilities in capacity as lessee.

Future minimum rentals receivable under non-cancellable finance leases as at each of the reporting dates are as follows:

	As of June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Amounts receivable:
Within one year	92,942	119,173	757
After one year but within two years	67,802	76,654	487
After two years but within five years	47,670	78,248	497
Total undiscounted lease payment receivables	208,414	274,075	1,742
Unearned finance income	(2,373)	(3,370)	(22)
Net investments in subleases	206,041	270,705	1,720

Classification in consolidated statements of financial position
Current	91,564	117,393	746
Non-current	114,477	153,312	974
Total	206,041	270,705	1,720

F-63

13.	OTHER NON-CURRENT ASSETS

Other non-current assets as at June 30, 2023 and 2024 are as follows:

	As of June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Deposits (a)	103,483	116,143	738
Others	5,573	7,157	46
Total	109,056	123,300	784

Note:

(a)	It represents (i) long-term security deposits made for leased properties. These amounts are refundable at the end of the lease term or upon the termination of the respective contracts, provided all contractual obligations are met; and (ii) non-current portion of credit deposits paid to Credit Guarantee Corporation, which will be released when the loan is repaid. Credit Guarantee Corporation is a public institution that support small and medium enterprises by serving as guarantors.

14.	OTHER PAYABLES AND ACCRUALS

As of June 30, 2023 and 2024, the Company’s other payables and accruals are as follows:

	As of June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Payable to project investors (a)	80,000	84,237	535
Accrued staff costs	65,976	69,730	443
Consumption tax payable	24,185	69,665	443
Withholding tax	15,215	9,831	62
Accrued rental expenses	8,151	14,198	90
Accrued travel and transportation expenses	4,776	5,502	35
Accrued advertising expenses	3,078	15,276	97
Accrued expenses	24,061	17,987	114
Others	5,636	4,990	34
Total	231,078	291,416	1,853

Note:

(a)	Payable to project investors refers to the project cooperation fund obtained from the active investors. As agreed upon by the investors, the fund will be utilized for specific entertainment events, and gain or loss will be recorded as receivable or payable when the event is completed. With the investor’s permission, the fund will be utilized for other specific entertainment events. For the years ended June 30, 2023 and 2024, the share of profit of JPY1,122 thousand and JPY13,548 thousand were recorded in cost of revenue, respectively.

15.	ASSET RETIREMENT OBLIGATION

Changes in asset retirement obligation for the years ended June 30, 2023 and 2024, are as follows:

	For the years ended June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Balance as of July 1	376	15,779	100
Addition	15,263	359	2
Accretion	140	143	1
Balance as of June 30	15,779	16,281	103

These provisions relate to the company’s legal obligation to restore leased properties and equipment to their original condition upon the termination of the lease agreements.

F-64

16.	BANK AND OTHER BORROWINGS

Bank and other borrowings as of June 30, 2023 and 2024 were as follows:

			Maturity	Interest rate range as of June 30,		Balance as of June 30,
Lender	Type	Currency	date	2023	2024	2023	2024	2024
						JPY’000	JPY’000	US$’000
Osaka Shinkin Bank (a) (f)	Term loan	JPY	August 20, 2033	1.20% -1.80%	1.00% -1.80%	115,791	121,903	775
Mizuho Bank (c) (e) (h)	Term loan	JPY	July 31, 2024	1.32% -1.45%	1.32% -1.45%	4,653	369	2
Ikeda Senshu Bank (b) (h)	Term loan	JPY	June 30, 2025	0.60%	0.60%	21,140	11,449	73
Sumitomo Mitsui Banking Corporation (e) (h)	Term loan	JPY	September 30, 2024	0.09% -1.13%	0.09% -1.13%	27,000	27,000	172
Resona Bank (a) (g)	Term loan	JPY	June 30, 2036	0.42% -1.37%	0.42% -1.48%	566,077	619,447	3,936
Japan Finance Corporation	Term loan	JPY	May 10, 2033	0.21% -1.66%	0.21% -1.66%	131,120	101,880	647
Osaka Shoko Shinkin Bank (a) (h)	Term loan	JPY	December 25, 2026	1.00%	1.00%	23,658	16,662	106
Dai-ichi Life Insurance Co., Ltd (d)	Policy loan	JPY	August 18, 2036	—	3.00%	—	11,271	72
Total						889,439	909,981	5,783
Less: non-current portion						(777,940)	(763,901)	(4,854)
Current portion						111,499	146,080	929

Note:

(a)	The banking facilities were secured by personal guarantee of Mr. Otsuki.

(b)	The banking facilities were secured by personal guarantee by Mr. Otsuki and Yoichi Hiraoka (“Mr. Hiraoka”), the Chief Operating Officer of the Company.

(c)	The banking facilities were secured by personal guarantee of Mr. Hiraoka.

(d)	The facility was secured by Mr. Otsuki’s insurance as a policy loan. A policy loan issued by an insurance company allows the policyholder to borrow against the cash value of a life insurance policy as collateral.

(e)	Subsequent to the year ended June 30, 2024, the loans are fully repaid at their maturity date.

(f)	The banking facilities, amounting to JPY75,930 thousand and JPY113,903 thousand, as of June 30, 2023 and 2024, respectively, were guaranteed by Credit Guarantee Corporation of Osaka, which is a public institution that support small and medium enterprises by serving as guarantors.

(g)	The banking facilities, amounting to JPY172,438 thousand and JPY204,180 thousand, as of June 30, 2023 and 2024, respectively, were guaranteed by Credit Guarantee Corporation of Osaka.

(h)	The banking facilities were guaranteed by Credit Guarantee Corporation of Osaka.

F-65

17. REVENUE

The breakdown of the Company’s revenue for the years ended June 30, 2023 and 2024, is as follows:

	For the years ended June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
At a point in time
Events curation revenue	594,443	894,643	5,685
Restaurant operation revenue	113,500	112,708	716
Total revenue from the transfer of goods and services at a point in time	707,943	1,007,351	6,401

Over time
Consultancy and management revenue	2,013,747	2,170,765	13,794
Total revenue from the transfer of goods and services over time	2,013,747	2,170,765	13,794

Total revenue from contracts with customers	2,721,690	3,178,116	20,195
Sub-leasing revenue	289,948	283,119	1,799
Total revenue	3,011,638	3,461,235	21,994

All contracts have a duration of one year or less, hence contract liabilities at the beginning of the period are recognized as revenue during the period. During the years ended June 30, 2023 and 2024, JPY819 thousand and JPY50,416 thousand of revenue recognized that was included in the contract liabilities at the beginning of the period.

Transaction price allocated to the remaining performance obligations

Transaction price allocated to the remaining performance obligations represents all future, contracted revenue that has not yet been recognized. As of June 30, 2024, total remaining performance obligations was approximately JPY2,099,987 thousand.

The following table presents the amount of the transaction price allocated to the remaining performance obligations expected to be recognized as revenue when performance obligations are satisfied:

Years ending June 30,	JPY’000
2025	603,201
2026	693,852
2027	802,934
Total	2,099,987

18. COST OF REVENUE

The components of the Company’s cost of revenue for the years ended June 30, 2023 and 2024, are as follows:

	For the years ended June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Event setup and performance fee	1,193,435	1,226,660	7,795
Personnel and benefit expense	479,633	609,935	3,876
Equipment rental	180,210	193,786	1,231
Depreciation expense of right-of-use assets	146,815	148,040	940
Food, beverages and supplies	108,461	133,263	847
Travel expenses	61,437	74,849	476
Depreciation expense of property and equipment	48,776	60,270	383
Transportation expenses	31,339	32,178	204
Event securities expenses	13,761	29,136	185
Service fee expenses	24,789	28,863	183
Miscellaneous expenses	141,177	143,693	914
Total	2,429,833	2,680,673	17,034

F-66

19. SELLING AND MARKETING EXPENSES

The components of the Company’s selling and marketing expenses for the years ended June 30, 2023 and 2024, are as follows:

	For the years ended June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Advertising and marketing expenses	193,568	212,088	1,347
Staff-related costs	10,786	12,527	80
Market expansion expenses	6,681	2,400	15
Depreciation of property and equipment	1,085	1,085	7
Total	212,120	228,100	1,449

20. GENERAL AND ADMINISTRATIVE EXPENSES

The components of the Company’s general and administrative expenses for the years ended June 30, 2023 and 2024, are as follows:

	For the years ended June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Directors fee	109,411	98,937	629
Travel and transportation expenses	45,388	66,303	421
Staff-related costs	44,731	49,860	317
Depreciation expense of right-of-use assets	24,919	44,646	284
Legal and professional fee	22,840	43,933	279
Maintenance and supplies	26,759	27,730	176
Office expenses	10,758	23,111	147
Insurance and service fee	15,412	17,187	109
Depreciation expense of property and equipment	6,317	5,255	33
Reversal of provision of expected credit losses	(22,727)	(878)	(6)
Miscellaneous expenses	22,666	28,144	180
Total	306,474	404,228	2,569

F-67

21. OTHER INCOME

The components of other income for the years ended June 30, 2023 and 2024, are as follows:

	For the years ended June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Gain on derecognition of right-of-use assets (a)	12,360	8,212	52
Government subsidies (b)	10,366	1,305	8
Others	2,937	6,931	45
Total	25,663	16,448	105

Note:

(a)	When the sublease is assessed as finance lease, the Company derecognizes the right-of-use asset relating to the head lease that it transfers to the sublessee and recognizes the net investment in the sublease in the consolidated statements of financial position. Gain on derecognition of right-of-use assets represents the difference between right-of-use assets derecognized and the net investment in the sublease.

(b)	It represents the subsidies granted under Carbon Dioxide Emission Reduction Building Subsidy Scheme from the Shizuoka Environment Resources Association of the Japan government and Osaka District Area Revitalization Project Subsidy from the Japan government. There were no unfulfilled conditions nor other contingencies attached to the subsidies.

22. OTHER EXPENSES

The components of other expenses for the years ended June 30, 2023 and 2024, are as follows:

	For the years ended June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Loss on foreign currency exchange	2,679	555	4
Loss on disposal of equipment and furniture (a)	13,278	1,237	8
Others	556	2,620	16
Total	16,513	4,412	28

Note:

(a)	It represents loss from written-off of long-aged equipment and furniture.

23. FINANCE COSTS

The components of finance costs for the years ended June 30, 2023 and 2024, are as follows:

	For the years ended June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Interest expenses on bank and other borrowings	7,855	8,083	51
Interest expenses on lease liabilities	13,145	13,381	85
Accretion expense	140	143	1
Total	21,140	21,607	137

F-68

24. INCOME TAX EXPENSES

Income tax

Cayman Islands

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments.

Japan

All group companies are incorporated in Japan and are subject to Japan corporate tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Japan tax laws. The applicable tax rate is 34.6% in Japan.

The components of income tax expense reported in the consolidated statements of profit or loss and comprehensive income are as follows:

	For the years ended June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Current income tax expense	13,751	97,381	619
Deferred tax expense (benefit)	4,517	(3,189)	(20)
Total	18,268	94,192	599

A reconciliation of the statutory tax rate to the effective tax rate is presented below:

	For the years ended June 30,
	2023	2024
Income tax rate in the Cayman Islands, permanent tax holiday	0.0%	0.0%
Japanese statutory tax rate	34.6%	34.6%
Different tax rates in Japan	3.4%	3.7%
Effect of non-deductible expenses	3.4%	1.7%
Effect of tax losses not recognized	(5.7)%	0.7%
Effective income tax rate	35.7%	40.7%

Deferred tax assets and liabilities

The breakdown of the net deferred tax assets and liabilities is as follows:

	As of July 1, 2022	(Charged)/credited to profit or loss	As of June 30, 2023	(Charged)/credited to profit or loss	As of June 30, 2024	As of June 30, 2024
	JPY’000	JPY’000	JPY’000	JPY’000	JPY’000	US$’000
Expected credit losses	30,955	(8,598)	22,357	(313)	22,044	140
Lease liabilities	559,704	11,533	571,237	(31,430)	539,807	3,430
Provision for asset retirement obligation	143	5,874	6,017	191	6,208	39
Total deferred tax assets	590,802	8,809	599,611	(31,552)	568,059	3,609

Right-of-use assets	502,381	(3,156)	499,225	(59,335)	439,890	2,795
Investment in sublease	62,086	16,482	78,568	24,594	103,162	656
Total deferred tax liabilities	564,467	13,326	577,793	(34,741)	543,052	3,451
Deferred tax assets (liabilities), net	26,335	(4,517)	21,818	3,189	25,007	159

F-69

25. EARNINGS PER SHARE

Basic earnings per share is calculated based on the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share is normally computed based on the weighted average number of ordinary shares outstanding including the dilutive effect of latent stocks. However, as there is no latent stocks, the diluted earnings per share are equal to the basic earnings per share for each year. For the years ended June 30, 2023 and 2024, the basic and diluted profit per share are:

	For the years ended June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Net profit attributable to equity owners of the parent	32,953	137,410	873
Weighted average shares outstanding	999,976	999,976	999,976
Basic and diluted earnings per share	32.95	137.41	0.87

There were no potentially dilutive instruments for the years ended June 30, 2023 and 2024.

26. RELATED PARTIES BALANCES AND TRANSACTIONS

The company identifies related parties in accordance with IAS 24. For the years ended June 30, 2023 and 2024, there were no significant transactions with related parties other than compensation paid to key management personnel.

F-70

	For the years ended June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Salaries and other short-term employee benefits	109,411	98,937	629
Total	109,411	98,937	629

No other material transactions or balances existed with related parties during the year presented.

27. SHAREHOLDERS’ EQUITY

Share Capital

The Company was established under the laws of the Cayman Islands on September 12, 2024. The authorized share capital of the Company was US$500,000 divided into (i) 22,500,000,000 ordinary shares of par value of US$0.00002 each and (ii) 2,500,000,000 Series A preferred shares of par value of US$0.00002 each. The Company Reorganization as detailed in Note 1 above, was completed on May 31, 2025.

A total of 48,750,000 ordinary shares and 2,000,000 Series A preferred shares were issued as of the date hereof.

Merger reserve

Merger reserve represents the difference between the value of the ordinary shares issued in exchange for the ordinary shares of the subsidiary acquired under business combination under common control.

28. FINANCIAL INSTRUMENTS

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable and other receivables, borrowings, lease liabilities, and accounts payable, and other payables and accruals. These financial instruments expose the Company to various financial risks, including credit risk, liquidity risk and interest risk. The Company’s risk management program focuses on minimizing potential adverse effects on the Company’s financial performance.

Credit risk

The Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. The demographics of the Company’s customer base, including the default risk of the industry and country in which customers operate, have less of an influence on credit risk. The exposure to credit risk at June 30, 2023 and 2024 is represented by the carrying amounts of accounts and other receivables.

Movement in relation to allowance for expected credit losses are as follows:

	As of June 30,
	2023	2024
	JPY’000	JPY’000
Balance at July 1	81,474	28,683
Reversal	(22,727)	(878)
Write-off	(30,064)	—
Balance at June 30	28,683	27,805

Concentration risk

The following table sets forth a summary of single customers who represent 10% or more of the Company’s revenue:

	For the years ended June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Customer A	733,028	656,559	4,172
Customer B	348,730	*	*
Total	1,081,758	656,559	4,172

*	Less than 10%

F-71

Liquidity risk

The liquidity risk refers to the risk that an entity will encounter difficulty in meeting obligations associated with financial liabilities. The Company’s objective is to maintain a minimum level and certain ratio of cash and cash equivalents. The strategy of the Company is to repay its obligations through the generation of cash income from operating activities.

In assessing its liquidity, the Company’s management monitor and analyze the Company’s cash and cash equivalents balances and its operating expenditure commitments. As of June 30, 2024, the Company’s cash and cash equivalents balances amounted to JPY94,054 thousands, current assets were JPY901,304 thousands, and current liabilities were JPY983,050 thousands. The Company generated JPY313,339 thousands and JPY142,915 thousands of cash from operating activities for the years ended June 30, 2023 and 2024, respectively.

Based on the above considerations, management is of the opinion that the Group has sufficient funds to meet its working capital requirements and debt obligations, for at least the next 12 months. There are several factors that could potentially arise that could undermine the Company’s plans, such as changes in the demand for its products, economic conditions.

The Company maintains sufficient cash and cash equivalents, and internally generated cash flows to finance their activities and management is satisfied that funds are available to finance the operations of the Company.

Analysis of financial instruments by remaining contractual maturities

The following tables show the remaining contractual maturities at the end of the years presented of the Company’s non-derivative financial liabilities, which are based on contractual undiscounted cash flows：

	June 30, 2023
	JPY’000
	Carrying amount	Total	Within 1 year	1 to 2 years	2 to 3 years	3 to 4 years	4 to 5 years	Over 5 years
Lease liabilities	1,498,441	1,575,262	257,817	198,520	138,580	115,253	106,031	759,061
Bank and other borrowings	889,439	889,439	111,499	120,389	81,050	75,904	63,782	436,815
Accounts payable	235,342	235,342	235,342	—	—	—	—	—
Other payables and accruals	231,078	231,078	231,078	—	—	—	—	—
Total	2,854,300	2,931,121	835,736	318,909	219,630	191,157	169,813	1,195,876

	June 30, 2024
	JPY’000
	Carrying amount	Total	Within 1 year	1 to 2 years	2 to 3 years	3 to 4 years	4 to 5 years	Over 5 years
Lease liabilities	1,415,521	1,482,731	253,725	187,774	141,188	132,216	104,098	663,730
Bank and other borrowings	909,981	909,981	146,080	91,142	91,610	82,586	77,241	421,322
Accounts payable	197,418	197,418	197,418	—	—	—	—	—
Other payables and accruals	291,416	291,416	291,416	—	—	—	—	—
Long-term payables	5,760	5,760	—	2,880	2,880	—	—	—
Total	2,820,096	2,887,306	888,639	281,796	235,678	214,802	181,339	1,085,052

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market interest rates. The Company’s interest rate risk is primarily related to the Company’s interest-bearing debts on its consolidated statement of financial position. The Company does not have a material amount of long-term debt with variable interest rates, thereby minimizing the Company’s exposure to cash flow interest rate risk.

Fair value estimation

The Company uses the following hierarchy for determining the fair value of financial instruments measured at fair value:

●	Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities;
●	Level 2: Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices);
●	Level 3: Inputs for the asset or liability that are not based on observable market data or which are based on the probability of future events occurring (that is, unobservable inputs).

F-72

Financial instruments measured at fair value

The Company did not have financial instruments measured at fair value for the years presented.

Financial instruments not measured at fair value

The carrying amounts of cash and cash equivalents, accounts receivable, other current assets, bank and other borrowings, lease liabilities, contract liabilities, accounts payable and other payables are approximate to their fair values.

29. SUBSEQUENT EVENTS

The Company Reorganization as detailed in Note 1 above, was completed on May 31, 2025.

The Company evaluated all events and transactions that occurred after June 30, 2024 up through June 3, 2025, which is the date that these consolidated financial statements are available to be issued. Except for the Company Reorganization as disclosed above, there were no other material subsequent events that require disclosure in these consolidated financial statements.

30. CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

Schedule I has been provided pursuant to the requirements of Securities and Exchange Commission (“SEC”) Regulation S-X Rule 12-04(a), which require condensed financial information as to financial position, cash flows and results of operations of a parent company as of the same dates and for the same periods for which audited consolidated financial statements have been presented, as the restricted net assets of TryHard Holdings Limited’s (“the Parent Company”) consolidated subsidiaries as of June 30, 2024 exceeded the 25% threshold.

The condensed parent company financial statements have to be prepared in accordance with Rule 12-04, Schedule I of Regulation S-X if the restricted net assets of the subsidiaries of the Company exceeds 25% of the consolidated net assets of the Company. In this connection, the restricted net assets of the subsidiaries of the Company does not exceed 25% of the consolidated net assets of the Company and accordingly the condensed parent company only financial information of the Company is presented for the supplementary reference.

F-73

Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with International Financial Reporting Standards have been condensed or omitted. The footnote disclosures contain supplemental information only and, as such, these statements should be read in conjunction with the notes to the accompanying consolidated financial statements.

The condensed financial information has been prepared using the same accounting policies as set out in the consolidated financial statements, except that investments in subsidiaries are included at cost less any provision for impairment in value.

As of June 30, 2024, there were no material contingencies, significant provisions of long-term obligations, mandatory dividend or redemption requirements of redeemable stocks or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

During the years ended June 30, 2023 and 2024, no cash dividends were either declared nor paid by the Company.

The Company was set up on September 12, 2024 and hence no condensed statements of profit or loss and comprehensive income (loss) and cash flows statements were presented.

Condensed balance sheets

	As of June 30,
	2023	2024	2024
	JPY’000	JPY’000	US$’000
Assets
Non-current assets
Interest in subsidiary	-*	-*	-*
Total non-current assets	-*	-*	-*
Total assets	-*	-*	-*

Commitments and contingencies

Shareholders’ equity
Ordinary shares (par value of US$0.00002 per share; 22,500,000,000 ordinary shares authorized, 48,750,000 ordinary shares issued and outstanding as of June 30, 2023 and 2024)**	157	157	1
Series A preferred shares (par value of US$0.00002 per share; 2,500,000,000 series A preferred shares authorized, 2,000,000 series A preferred shares issued and outstanding as of June 30, 2023 and 2024)**	6	6	-
Share subscription receivable	(6)	(6)	-
Capital surplus	(157)	(157)	(1)
Total shareholders’ equity	-*	-*	-*

*	Less than JPY1,000 or US$1,000

**	Retrospectively restated for effect of share recapitalization (Note 1)

F-74

2,388,750 Ordinary Shares

Resale Prospectus

Dated August 28, 2025

Through and including September 22, 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.